CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
7.75% Fixed to Fixed Rate Contingent Capital Notes due April 2023 Callable April 2018	$1,000,000,000	$136,400

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-169119

Prospectus Supplement to Prospectus dated August 31, 2010

$1,000,000,000 7.75% Fixed to Fixed Rate Contingent Capital Notes due April 2023 Callable April 2018

Barclays Bank PLC

We, Barclays Bank PLC (the “Issuer”), are issuing $1,000,000,000 aggregate principal amount of 7.75% Fixed to Fixed Rate Contingent Capital Notes due April 2023 Callable April 2018 (collectively the “notes,” and each individually a “note”).

From (and including) the date of issuance to (but excluding) April 10, 2018 (the “Reset Date”), interest will accrue on the notes at an initial rate equal to 7.75% per annum, and thereafter at a rate equal to the sum of the Mid Market Swap Rate (as defined herein) on the Reset Determination Date and 6.833% per annum, from (and including) the Reset Date. The interest rate following the Reset Date may be less than the initial interest rate. Interest will be payable in arrear on April 10 and October 10 of each year, commencing on October 10, 2013. The notes will constitute our direct, unsecured and subordinated obligations, ranking equally without any preference among themselves and ranking junior in right of payment to the claims of depositors and any other existing and future unsecured and unsubordinated indebtedness. Consequently, in the event of our winding up or administration, the claims of the trustee (on behalf of the holders of the notes but not the rights and claims of the trustee in its personal capacity under the Indenture (as defined below)) and the holders of the notes, in respect of such notes (including any damages or other payments awarded for breach of any obligations thereunder) shall be subordinated to the claims of all Senior Creditors (as defined below).

Unless previously redeemed or otherwise cancelled, the notes will mature on April 10, 2023.

As further described under “Description of Contingent Capital Notes—Automatic Write-Down Upon Capital Adequacy Trigger Event” below, if a Capital Adequacy Trigger Event (as defined below) occurs, an Automatic Write-Down (as defined below) will occur on the business day immediately following the expiration of the Suspension Period (as defined below), at which point the full principal amount of the notes will be automatically written-down to zero and the notes will be cancelled. Such Automatic Write-Down will result in the holders losing the entire principal amount of the notes that has not become due and the right to receive any interest payment on such notes for any period from (and including) the interest payment date falling immediately prior to the occurrence of such Automatic Write-Down. As a result, the holders will lose their entire investment in the notes. By its acquisition of the notes, each holder of the notes acknowledges, agrees to be bound by and consents to the application of the Automatic Write-Down.

In addition, by its acquisition of the notes, each holder of the notes acknowledges, agrees to be bound by and consents to the exercise of any U.K. bail-in power (as defined below) by the relevant U.K. resolution authority that may result in the cancellation of all, or a portion, of the principal amount of, or interest on, the notes and/or the conversion of all, or a portion, of the principal amount of, or interest on, the notes into shares or other securities or other obligations of the Issuer or another person, and the rights of the holders under the notes are subject to the provisions of any U.K. bail-in power which are expressed to implement such a cancellation or conversion.

For these purposes, a “U.K. bail-in power” is any statutory write-down and/or conversion power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of credit institutions and investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to the Issuer or other members of the Group, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms, pursuant to which obligations of a credit institution or investment firm or any of its affiliates can be cancelled and/or converted into shares or other securities or obligations of the obligor or any other person (and a reference to the “relevant U.K. resolution authority” is to any authority with the ability to exercise a U.K. bail-in power).

By its acquisition of the notes, each holder of the notes, to the extent permitted by the Trust Indenture Act, waives any and all claims against the trustee for, agrees not to initiate a suit against the trustee in respect of, and agrees that the trustee shall not be liable for, any action that the trustee takes, or abstains from taking, in either case in accordance with the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the notes.

We may, at our option, redeem the notes, in whole but not in part, on April 10, 2018 at 100% of their principal amount, together with any accrued but unpaid interest to (but excluding) the date fixed for redemption. We may also, at our option, redeem the notes, in whole but not in part, at any time at 100% of their principal amount, together with any accrued but unpaid interest to (but excluding) the date fixed for redemption, in the event of a change in certain U.K. regulatory capital requirements as described in this prospectus supplement under “Description of Contingent Capital Notes—Redemption—Regulatory Event Redemption.” In addition, we may redeem the notes, in whole but not in part, at any time at 100% of their principal amount, together with any accrued but unpaid interest to (but excluding) the date fixed for redemption, upon the occurrence of certain tax events as described in this prospectus supplement under “Description of Contingent Capital Notes—Redemption—Tax Redemption.” Any redemption of the notes is subject to the restrictions described in this prospectus supplement under “Description of Contingent Capital Notes—Redemption—Conditions to Redemption”.

We will apply to have the notes admitted to listing on the Official List of the Financial Conduct Authority (the “FCA”) and to trading on the regulated market of the London Stock Exchange plc (“LSE”).

Investing in the notes involves risks. See “Risk Factors” beginning on page S-16 of this prospectus supplement, “Additional information—Risk factors” beginning on page 72 of our Annual Report on Form 20-F for the year ended December  31, 2012, which is incorporated by reference herein, and the other information included and incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of the factors you should carefully consider before deciding to invest in the notes.

The notes are not deposit liabilities of Barclays Bank PLC and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

	Price to Public(1)	Underwriting Compensation		Proceeds, before expenses, to Barclays Bank PLC
Per note	100%	1.0000%		—
		0.5609	%(2)	98.4391%
Total	$1,000,000,000	$15,609,250		$984,390,750

Note:
(1)	Plus accrued interest, if any, from and including April 10, 2013.
(2)	Reflects an additional commission of 0.50% payable on $121,850,000 aggregate principal amount of notes allocated for sales to certain accounts and a structuring fee of 0.50% on $1,000,000,000 aggregate principal amount of notes payable to Barclays Capital Inc.

The underwriters expect to deliver the notes to purchasers in book-entry form only through the facilities of The Depository Trust Company (“DTC”) on or about April 10, 2013. Beneficial interests in the notes will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its participants, including Clearstream Banking, société anonyme and Euroclear Bank S.A./N.V.

By its acquisition of the notes, each holder shall be deemed to have (i) consented to (w) the Automatic Write-Down and acknowledged that such Automatic Write-Down of its notes following a Capital Adequacy Trigger Event may occur without any further action on such holder’s part and (x) the exercise of any U.K. bail-in power as it may be imposed without any prior notice by the relevant U.K. resolution authority of its decision to exercise such power with respect to the notes and (ii) authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such notes to take any and all necessary action, if required, to implement (y) the Automatic Write-Down and (z) the exercise of any U.K. bail-in power with respect to the notes as it may be imposed, without any further action or direction on the part of such holder.

Neither the U.S. Securities and Exchange Commission nor any U.S. state securities commission has approved or disapproved of these securities or determined that this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Global Coordinator, Sole Structuring Adviser and Bookrunner

Barclays

Joint Bookrunners
BNP PARIBAS	BofA Merrill Lynch	Morgan Stanley	Wells Fargo Securities

Co-Lead Managers

Banco Bilbao Vizcaya Argentaria, S.A.	Capital One Southcoast	COMMERZBANK	ING
Lloyds Securities	Mediobanca	Mizuho Securities	RBC Capital Markets
Santander Investment Securities Inc.	Scotiabank	SMBC Nikko	TD Securities

Prospectus Supplement dated April 3, 2013

PROSPECTUS SUPPLEMENT

FORWARD-LOOKING STATEMENTS

This prospectus supplement and certain documents incorporated by reference herein contain forward-looking statements within the meaning of Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”), with respect to certain of our plans and current goals and expectations relating to our future financial condition and performance. We caution readers that no forward-looking statement is a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statements. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements sometimes use words such as “may,” “will,” “seek,” “continue,” “aim,” “anticipate,” “target,” “expect,” “estimate,” “projected,” “intend,” “plan,” “goal,” “believe,” “achieve” or other words of similar meaning. Examples of forward-looking statements include, among others, statements regarding our future financial position, income growth, assets, impairment charges, business strategy, capital ratios, leverage, payment of dividends, projected levels of growth in the banking and financial markets, projected costs, commitments in connection with the Transform programme, estimates of capital expenditures, and plans and objectives for future operations and other statements that are not historical fact.

By their nature, forward-looking statements involve risk and uncertainty because they relate to future events and circumstances, including, but not limited to, U.K. domestic, Eurozone and global macroeconomic and business conditions, the effects of continued volatility in credit markets, market related risks such as changes in interest rates and foreign exchange rates, effects of changes in valuation of credit market exposures, changes in valuation of issued notes, the policies and actions of governmental and regulatory authorities (including requirements regarding capital and our structures and the potential for one or more countries exiting the Eurozone), changes in legislation, the further development of standards and interpretations under International Financial Reporting Standards (“IFRS”) applicable to past, current and future periods, evolving practices with regard to the interpretation and application of standards under IFRS and prudential capital rules, the outcome of current and future legal proceedings, the success of future acquisitions and other strategic transactions and the impact of competition, a number of which factors are beyond our control. In particular, the rules under CRD IV (as defined below), including with respect to the calculation of common equity tier 1 capital and risk weighted assets, have not been finalized and remain subject to change by European legislators, and the PRA (as defined below) may also alter its stated approach to the adoption of CRD IV in the United Kingdom. Accordingly, the basis on which our CET1 Capital (as defined below) and Risk Weighted Assets (as defined below) are calculated under the final CRD IV rules may be different than the way we currently anticipate it will be calculated. As a result of these uncertain events and circumstances, our actual future results and capital ratios may differ materially from the plans, goals, and expectations set forth in such forward-looking statements. Additional risks and factors are identified in our filings with the U.S. Securities and Exchange Commission (the “SEC”) including in our Annual Report on Form 20-F for the fiscal year ended December 31, 2012, which is available on the SEC’s website at http://www.sec.gov. Any forward-looking statements made herein or in the documents incorporated by reference herein speak only as of the date they are made. Except as required by the PRA, the London Stock Exchange plc or applicable law, we expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained in this prospectus supplement or the documents incorporated by reference herein to reflect any changes in expectations with regard thereto or any changes in events, conditions or circumstances on which any such statement is based. The reader should, however, consult any additional disclosures that we have made or may make in documents we have filed or may file with the SEC.

INCORPORATION OF DOCUMENTS BY REFERENCE

This prospectus supplement is part of a registration statement on Form F-3 (File No. 333-169119) we have filed with the SEC under the Securities Act. This prospectus supplement omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information in and exhibits to the registration statement for further information on us and the securities we are offering. Statements in this prospectus supplement concerning any document we have filed or will file as an exhibit to the registration statement or that we have otherwise filed with the SEC are not intended to be comprehensive and are qualified in their entirety by reference to these filings. You should review the complete document to evaluate these statements.

The SEC allows us to “incorporate by reference” much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement is an important part of this prospectus supplement. For information on the documents we incorporate by reference in this prospectus supplement and the accompanying prospectus, we refer you to “Incorporation of Certain Documents by Reference” on page 1 of the accompanying prospectus.

In addition to the documents listed in the accompanying prospectus, we incorporate by reference in this prospectus supplement and the accompanying prospectus any future documents we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus supplement until the offering contemplated in this prospectus supplement is completed. Reports on Form 6-K we may furnish to the SEC after the date of this prospectus supplement (or portions thereof) are incorporated by reference in this prospectus supplement only to the extent that the report expressly states that it (or such portions) is incorporated by reference in this prospectus supplement.

We will provide to you, upon your written or oral request, without charge, a copy of any or all of the documents we referred to above or in the accompanying prospectus which we have incorporated in this prospectus supplement by reference. You should direct your requests to Barclays Treasury, Barclays Bank PLC, 1 Churchill Place, London E14 5HP, United Kingdom (telephone: 011-44-20-7116-1000).

For purposes of this prospectus supplement, references to “we,” “us” and “our” refer to Barclays Bank PLC (or any successor entity) and its consolidated subsidiaries, unless the context indicates otherwise; references to Barclays PLC shall include any successor holding company of Barclays Bank PLC; and references to “DTC” shall include any successor clearing system. The term “Group” shall mean Barclays PLC and its consolidated subsidiaries, unless the context indicates otherwise. The term “PRA” shall mean the Prudential Regulation Authority of the United Kingdom (which is the successor of the Financial Services Authority (the “FSA”) as of April 1, 2013) or such other governmental authority in the United Kingdom (or if Barclays Bank PLC becomes domiciled in a jurisdiction other than the United Kingdom, such other jurisdiction) having primary responsibility for the prudential supervision of Barclays Bank PLC.

SUMMARY

The following is a summary of this prospectus supplement and should be read as an introduction to, and in conjunction with, the remainder of this prospectus supplement, the accompanying prospectus and any documents incorporated by reference therein. You should base your investment decision on a consideration of this prospectus supplement, the accompanying prospectus and any documents incorporated by reference therein, as a whole.

We will issue the notes under the Dated Subordinated Debt Securities Indenture originally entered into on October 12, 2010 between us and The Bank of New York Mellon, as trustee (the “Original Indenture”), as supplemented by a Second Supplemental Indenture expected to be entered into on April 10, 2013 between us and the Bank of New York Mellon, London Branch, as trustee (the “Second Supplemental Indenture” and, together with the Original Indenture, the “Indenture”). We filed the Original Indenture as an exhibit to a report on Form 6-K on October 14, 2010 and will file the form of Second Supplemental Indenture as an exhibit to a report on Form 6-K on or about April 10, 2013. The terms of the notes include those stated in the Indenture and any supplements thereto, and those terms made part of the Indenture by reference to the U.S. Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Indenture replaces the Dated Subordinated Debt Securities Indenture dated as of June 30, 1998 between us and The Bank of New York Mellon, as trustee, which is described in the accompanying prospectus.

Because this section is a summary, it does not describe every aspect of the notes in detail. This summary is subject to, and qualified by reference to, all of the definitions and provisions of the Indenture, any supplement thereto and the notes. Certain terms used in this prospectus supplement (including in this “Summary” section), unless otherwise defined herein, have the respective meanings given to them in the Indenture. Words and expressions defined in “Description of Contingent Capital Notes” below shall have the same meanings in this summary.

The Issuer	Barclays Bank PLC

Barclays Bank PLC, including its subsidiary undertakings, is a major global financial services provider engaged in retail banking, credit cards, corporate banking, investment banking, wealth management and investment management services. The whole of the issued ordinary share capital of Barclays Bank PLC is beneficially owned by Barclays PLC, which is the ultimate holding company of Barclays Bank PLC and one of the largest financial services companies in the world by market capitalization.

The Securities We Are Offering	We are offering $1,000,000,000 aggregate principal amount of 7.75% Fixed to Fixed Rate Contingent Capital Notes due April 2023 Callable April 2018. The notes will constitute a series of Dated Subordinated Debt Securities issued under the Indenture.

Issue Date	April 10, 2013.

Maturity	Unless previously redeemed or otherwise cancelled, the notes will be repaid at 100% of their principal amount plus accrued interest on April 10, 2023.

Price to Public	100.000%

Interest Rate	From (and including) the date of issuance to (but excluding) April 10, 2018, interest will accrue on the notes at an initial rate equal to 7.75% per annum, and thereafter at a rate equal to the sum of the Mid Market Swap Rate on the Reset Determination Date and 6.833% per annum, from (and including) the Reset Date.

Reset Date	April 10, 2018.

Reset Determination Date	The second Business Day immediately preceding the Reset Date.

Mid Market Swap Rate	The mid market U.S. dollar swap rate Libor basis having a five-year maturity appearing on Bloomberg page “ISDA 01” (or such other page as may replace such page on Bloomberg, or such other page as may be nominated by the person providing or sponsoring the information appearing on such page for purposes of displaying comparable rates) at 11:00 a.m. (New York time) on the Reset Determination Date, as determined by the Calculation Agent. If such swap rate does not appear on such page (or such other page or service), the Mid Market Swap Rate shall instead be determined by the Calculation Agent on the basis of (i) quotations provided by the principal office of each of four major banks in the U.S. dollar swap rate market (which banks shall be selected by the Calculation Agent in consultation with the Issuer no less than 20 calendar days prior to the Reset Determination Date) (the “Reference Banks”) of the rates at which swaps in U.S. dollars are offered by it at approximately 11.00 a.m. (New York time) (or thereafter on such date, with the Calculation Agent acting on a best efforts basis) on the Reset Determination Date to participants in the U.S. dollar swap rate market for a five-year period and (ii) the arithmetic mean expressed as a percentage and rounded, if necessary, to the nearest 0.001% (0.0005% being rounded upwards) of such quotations. If the Mid Market Swap Rate is still not determined on the Reset Determination Date in accordance with the foregoing procedures, the Mid Market Swap Rate shall be the mid market U.S. dollar swap rate Libor basis having a five-year maturity that appeared on the most recent Bloomberg page “ISDA 01” (or such other page as may replace such page on Bloomberg, or such other page as may be nominated by the person providing or sponsoring the information appearing on such page for purposes of displaying comparable rates) that was last available prior to 11.00 a.m. (New York time) on the Reset Date, as determined by the Calculation Agent.

Interest Payment Dates	Each April 10 and October 10, commencing on October 10, 2013.

Regular Record Dates	The 15th calendar day preceding each interest payment date, whether or not such day is a business day. The term “business day” means any weekday, other than one on which banking institutions are authorized or obligated by law or executive order to close in London, England, or in New York City.

Ranking	The notes will constitute our direct, unsecured and subordinated obligations, ranking equally without any preference among themselves.

In the event of our winding up or administration, the claims of the trustee (on behalf of the holders of the notes but not the rights and claims of the trustee in its personal capacity under the Indenture) and the holders of the notes, in respect of such notes (including any damages or other payments awarded for breach of any obligations thereunder) shall:

(i)	be subordinated to the claims of all Senior Creditors;

(ii)	rank at least pari passu with the claims of holders of all our other dated subordinated obligations and our other securities which in each case by law rank, or by their terms are expressed to rank, pari passu with the notes (“Other Pari Passu Claims”); and

(iii)	rank senior to our ordinary shares, preference shares and any junior subordinated obligations or other securities which in each case either by law rank, or by their terms are expressed to rank, junior to the notes.

The claims of such other creditors, with the exception of the claims specified in sub-paragraphs (ii) and (iii) above, are referred to in this prospectus supplement as “Dated Debt Senior Claims.” Accordingly, no amount will be payable in our winding up in respect of claims in relation to the notes until all Dated Debt Senior Claims admitted in our winding up have been satisfied.

“Senior Creditors” means creditors (i) who are depositors and/or other unsubordinated creditors; or (ii) who are subordinated creditors (whether aforesaid or otherwise) other than those whose claims by law rank, or by their terms are expressed to rank, pari passu with or junior to the claims of the holders of the notes.

For the avoidance of doubt, in our winding up or administration, the notes shall rank pari passu with, amongst others, our $1,250,000,000 5.140% Lower Tier 2 Notes due October 2020 issued on October 14, 2010 and our $3,000,000,000 7.625% Contingent Capital Notes due November 2022 issued on November 21, 2012.

Optional Redemption	We may, at our option, redeem the notes, in whole but not in part, on April 10, 2018 at 100% of their principal amount, together with any accrued but unpaid interest to (but excluding) the date fixed for redemption. Any optional redemption will be subject to the conditions described under “—Conditions to Redemption.”

Regulatory Event Redemption	If we determine that for any reason the notes are fully excluded from the Group’s Tier 2 Capital within the meaning and for the purposes of (1) the capital adequacy requirements of the PRA or (2) any other regulation, directive or other binding rules, standards or decisions adopted by the institutions of the European Union (a “Regulatory Event”), we may (subject to (a) the provisions described under “—Conditions to Redemption” below, (b) giving not less than 30 days’ nor more than 60 days’ notice to the trustee and the holders of the notes (such notice being irrevocable) specifying the date fixed for such redemption and (c) the circumstance that entitles us to exercise such right of redemption of the notes not being (in our opinion) reasonably foreseeable at the issue date) redeem the notes, in whole but not in part, at a redemption price equal to 100% of their principal amount, together with any accrued but unpaid interest to (but excluding) the date fixed for redemption. Upon the expiry of such notice period, we shall be bound to redeem the notes accordingly.

Tax Redemption	In the event of any change in tax law or regulation or the official application or interpretation thereof (including, without limitation,

(a) any failure to enact the U.K. Finance Act 2013 or (b) any material amendment (whether at the time of enactment or thereafter) to the draft U.K. Finance Act 2013 published on December 11, 2012 relating to the taxation of Tier 2 Capital) that would (1) require us to pay additional amounts to holders, (2) result in us not being entitled to claim a deduction in respect of any payments in computing our taxation liabilities or materially reducing the amount of such deduction or (3) result in us not, as a result of the notes being in issue, being able to have losses or deductions set against the profits or gains, or profits or gains offset by the losses or deductions, of companies with which we are or would otherwise be so grouped for applicable United Kingdom tax purposes (whether under the group relief system current as at the date of issue of the notes or any similar system or systems having like effect as may from time to time exist) (each of (1), (2) and (3) above, a “Tax Event”), in each case as described in this prospectus supplement under “Description of Contingent Capital Notes—Redemption—Tax Redemption,” we will have the option to redeem the notes, in whole but not in part, upon not less than 30 days’ nor more than 60 days’ notice to the holders at a price equal to 100% of their principal amount, together with any accrued but unpaid interest to (but excluding) the date fixed for redemption; provided that (a) the circumstance that entitles us to exercise such right of redemption of the notes was not (in our opinion) reasonably foreseeable at the issue date of the notes and (b) in the case of each Tax Event, such obligation cannot be avoided by us taking reasonable measures available to us.

Any redemption as a result of a Tax Event would also be subject to the provisions described below under “—Conditions to Redemption.”

Conditions to Redemption	Notwithstanding any other provision:

(a)	we may redeem the notes prior to their scheduled maturity date only if we have obtained the PRA’s prior consent (as (and to the extent) required by applicable law and regulation) for the redemption of the relevant notes in question; and

(b)	in the event of a redemption prior to the fifth anniversary of the date of issue of the notes, only if (1) the circumstance that entitles us to exercise that right of redemption is the result of a change in the applicable tax treatment or regulatory classification of the notes; and (2) if at the time of the exercise of the right of redemption (and if and to the extent required at such time), we comply with the PRA’s main Pillar 1 rules applicable to us and other BIPRU firms (within the meaning of the PRA’s General Prudential Sourcebook) and will continue to do so after the redemption of the notes.

Capital Adequacy Trigger Event	Except as described under “Description of Contingent Capital Notes—Effect of Order or Resolution for Winding-up or Administration,” a “Capital Adequacy Trigger Event” shall occur if the CET1 Ratio (as defined below) as of any Quarterly Financial Period End Date (as defined below) or Extraordinary Calculation Date (as defined below), as the case may be, is less than 7.00% on such date.

Automatic Write-Down Upon Capital Adequacy Trigger Event	As described below under “Description of Contingent Capital Notes—Automatic Write-Down Upon Capital Adequacy Trigger Event,” if a Capital Adequacy Trigger Event occurs as of any Quarterly Financial Period End Date or Extraordinary Calculation Date, as the case may be, then, except as described under “Description of Contingent Capital Notes—Effect of Order or Resolution for Winding-up or Administration,” an Automatic Write-Down will occur on the business day immediately following the expiration of the Suspension Period.

Such Automatic Write-Down will result in the holders losing the entire principal amount of the notes that has not become due and the right to receive any interest payment on such notes for any period from (and including) the interest payment date falling immediately prior to the occurrence of such Automatic Write-Down. As a result, the holders will lose their entire investment in the notes.

As described below under “Description of Contingent Capital Notes—Automatic Write-Down Upon Capital Adequacy Trigger Event—Automatic Write-Down Procedure,” prior to the date on which an Automatic Write-Down occurs, we will give an Automatic Write-Down Notice to the trustee and the holders via DTC. Following the receipt of such notice by DTC and the commencement of the Suspension Period, DTC shall suspend all clearance and settlement of the notes. As a result, holders will not be able to settle the transfer of any notes from the commencement of the Suspension Period, and any sale or other transfer of the notes that a holder may have initiated prior to the commencement of the Suspension Period that is scheduled to settle during the Suspension Period will be rejected by DTC and will not be settled within DTC.

For purposes of these provisions:

“Automatic Write-Down” means the automatic write-down of the full principal amount of the notes that has not become due to zero and the cancellation of the notes on the business day immediately following the expiration of the Suspension Period. For the avoidance of doubt, upon the automatic write-down of principal and interest and cancellation of the notes on the business day immediately following the expiration of the Suspension Period, all holders will not have any rights against us with respect to repayment of the principal amount of the notes that has not become due or the payment of interest on such notes for any period from (and including) the interest payment date falling immediately prior to the occurrence of such Automatic Write-Down, except for any rights of the holders with respect to any payments under the notes that were due and payable prior to the date of such Automatic Write-Down.

“Automatic Write-Down Notice” means the written notice delivered by us to the trustee and the holders via DTC (or, if the notes are held in definitive form, the trustee) specifying that a Capital Adequacy Trigger Event has occurred and that an Automatic Write-Down shall therefore take place.

“CET1 Capital” means (i) as of any Quarterly Financial Period End Date or Extraordinary Calculation Date that falls before the CRD IV Adoption Date, the sum, expressed in pounds sterling, of all amounts that constitute core tier 1 capital of the Group as of such date, less any deductions from core tier 1 capital required to be made as of such date, in each case as calculated by Barclays PLC on a consolidated basis in accordance with the capital adequacy standards and guidelines of the PRA applicable to the Group on such Quarterly Financial Period End Date or Extraordinary Calculation Date, as the case may be (which calculation shall be binding on the trustee and the holders), and (ii) as of any Quarterly Financial Period End Date or Extraordinary Calculation Date that falls on or after the CRD IV Adoption Date, the sum, expressed in pounds sterling, of all amounts that constitute common equity tier 1 capital of the Group as of such date, less any deductions from common equity tier 1 capital required to be made as of such date, in each case as calculated by Barclays PLC on a consolidated basis in accordance with the capital adequacy standards and guidelines of the PRA applicable to the Group on such Quarterly Financial Period End Date or Extraordinary Calculation Date, as the case may be (which calculation shall be binding on the trustee and the holders). For the avoidance of doubt, the term “core tier 1 capital” as used in this definition shall have the meaning assigned to such term in the capital adequacy standards and guidelines of the PRA (as supplemented by any published statement or guidance given by the PRA from time to time, including, for the avoidance of doubt, the guidance provided by the FSA, the predecessor of the PRA, on May 1, 2009 in its letter to the British Bankers’ Association regarding the “Definition of Core Tier 1 Capital”) and “common equity tier 1 capital” as used in this definition shall have the meaning assigned to such term in CRD IV as interpreted and applied in accordance with the capital adequacy standards and guidelines of the PRA from time to time, but subject always to the transitional arrangements thereunder as interpreted by the PRA pursuant to the FSA’s press release of October 26, 2012 entitled “CRD IV transitional provisions on capital resources.”

“CET1 Ratio” means, as of any Quarterly Financial Period End Date or Extraordinary Calculation Date, as the case may be, the ratio of CET1 Capital as of such date to the Risk Weighted Assets as of the same date, expressed as a percentage.

“CRD IV” means the legislative package consisting of the Directive and the Regulation of the European Parliament and of the Council on prudential requirements for credit institutions and investment firms, the first drafts of which were published by the European Commission on July 20, 2011.

“CRD IV Adoption Date” means the date on which the Regulation that forms part of CRD IV is deemed to take effect in the United Kingdom according to the terms of such Regulation.

“Extraordinary Calculation Date” means any business day (other than a Quarterly Financial Period End Date) on which the CET1 Ratio is calculated upon the instruction of the PRA.

“Ordinary Reporting Date” means each business day on which Quarterly Financial Information is published by Barclays PLC.

“Quarterly Financial Information” means the financial information of the Group in respect of a fiscal quarter that is contained in the principal financial report for such fiscal quarter published by Barclays PLC. As of the date of this prospectus supplement, the principal financial reports published by Barclays PLC with respect to each fiscal quarter are: (i) the Q1 Interim Management Statement in respect of the first fiscal quarter, (ii) the Interim Results Announcement in respect of the first half of the year (including the second fiscal quarter), (iii) the Q3 Interim Management Statement in respect of the first nine months of the year (including the third fiscal quarter) and (iv) the Results Announcement in respect of the full year (including the fourth fiscal quarter).

“Quarterly Financial Period End Date” means the last day of each fiscal quarter.

“Risk Weighted Assets” means, as of any Quarterly Financial Period End Date or Extraordinary Calculation Date, as the case may be, the aggregate amount, expressed in pounds sterling, of the risk weighted assets of the Group as of such date, as calculated by Barclays PLC on a consolidated basis in accordance with the capital adequacy standards and guidelines of the PRA applicable to the Group on such date (which calculation shall be binding on the trustee and the holders). For the avoidance of doubt, the term “risk weighted assets” as used in this definition shall have the meaning assigned to such term in the capital adequacy standards and guidelines of the PRA applicable to the Group on the relevant Quarterly Financial Period End Date or Extraordinary Calculation Date, as the case may be.

“Suspension Period” means the period of five (5) business days (or such other period as DTC shall determine in accordance with its rules and procedures) commencing on the business day immediately following the date on which the Automatic Write-Down Notice is received by DTC; except that such period may commence on the second business day immediately following the date on which the Automatic Write-Down Notice is received by DTC, if DTC so determines in its discretion in accordance with its rules and procedures.

See “Description of Contingent Capital Notes—Automatic Write-Down Upon Capital Adequacy Trigger Event” for more information.

Agreement with Respect to the Exercise of U.K. Bail-in Power	The PRA has requested us to include the following provision as a term of the notes in accordance with the requirements envisaged in Article 50 of the draft legislative proposal of the European Commission for a directive providing for the establishment of a European-wide framework for the recovery and resolution of credit institutions and investment firms published on June 6, 2012 (the “Recovery and Resolution Directive” or “RRD”):

By its acquisition of the notes, each holder of the notes acknowledges, agrees to be bound by and consents to the exercise of any U.K. bail-in power (as defined below) by the relevant U.K. resolution authority that may result in the cancellation of all, or a portion, of the principal amount of, or interest on, the notes and/or the conversion of all, or a portion, of the principal amount of, or interest on, the notes into shares or other securities or other obligations of the Issuer or another person (other than in respect of each of the foregoing, payments of principal and interest that have become due and payable prior to the exercise of the U.K. bail-in power), and the rights of the holders under the notes are subject to the provisions of any U.K. bail-in power which are expressed to implement such a cancellation or conversion.

For these purposes, a “U.K. bail-in power” is any statutory write-down and/or conversion power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of credit institutions and investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to the Issuer or other members of the Group, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms, pursuant to which obligations of a credit institution or investment firm or any of its affiliates can be cancelled and/or converted into shares or other securities or obligations of the obligor or any other person (and a reference to the “relevant U.K. resolution authority” is to any authority with the ability to exercise a U.K. bail-in power).

Repayment of Principal and Payment of Interest After Exercise of U.K. Bail-In Power	No repayment of the principal amount of the notes or payment of interest on the notes shall become due and payable after the exercise of any U.K. bail-in power by the relevant U.K. resolution authority unless, at the time that such repayment or payment, respectively, is scheduled to become due, such repayment or payment would be permitted to be made by the Issuer under the laws and regulations of the United Kingdom and the European Union applicable to the Issuer and the Group.

Event of Default and Defaults

An “Event of Default” with respect to the notes shall result if (i) a court of competent jurisdiction in England (or such other jurisdiction in which we may be organized) makes an order for our winding up which is not successfully appealed within 30 days of the making of such order, or (ii) our shareholders adopt an effective resolution for our winding up (other than, in the case of either (i) or (ii) above, under or in connection with a scheme of reconstruction, merger or amalgamation not involving a bankruptcy or insolvency). There are no other Events of Default under the notes. If an Event of Default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes may declare the principal amount of, and any accrued but unpaid interest on, the notes to be due and payable immediately. However, after this declaration, but before the trustee obtains a judgment or decree for payment of money due, the holders of a majority in aggregate principal amount of the outstanding notes may rescind the declaration of acceleration and its consequences, but only if the Event of Default has been cured or waived and all payments due, other than those due as a result of acceleration, have been made.

A “Default” with respect to the notes shall result if we do not pay any installment of interest upon, or any part of the principal of, any notes on the date on which the payment is due and payable, whether upon redemption or otherwise, and the failure continues for 14 days.

If an Event of Default or Default occurs and is continuing, and such Event of Default or Default has neither been cured nor waived within a period of 14 days following the provision of notice of such Event of Default or Default to us from the trustee, the trustee may at its discretion and without further notice to us institute proceedings in England (or such other jurisdiction in which we may be organized) (but not elsewhere) for our winding up.

Following the occurrence of an Automatic Write-Down, the notes will be cancelled and no principal or interest can become due and payable after such cancellation, and the concept of payment default under the Indenture would no longer be applicable.

Under the terms of the Indenture, the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the notes is not stated to be an Event of Default or a Default.

No Deferred Payments Provisions	The “Deferred Payments” provisions described in “Description of Debt Securities—Payments; Deferred Payments; Missed Payments—Dated Subordinated Debt Securities” in the accompanying prospectus do not form part of the terms and conditions of the notes.

Book-Entry Issuance, Settlement and Clearance	We will issue the notes in fully registered form in denominations of $200,000 and integral multiples of $1,000 in excess thereof. The notes will be represented by one or more global securities registered in the name of a nominee of DTC. You will hold beneficial interests in the notes through DTC and its direct and indirect participants, including Euroclear and Clearstream, Luxembourg, and DTC and its direct and indirect participants will record your beneficial interest on their books. We will not issue certificated notes except in limited circumstances that we explain under “Global Securities—Special Situations When a Global Security Will Be Terminated” in the accompanying prospectus. Settlement of the notes will occur through DTC in same day funds. For information on DTC’s book-entry systems, see “Clearance and Settlement—The Clearing Systems—DTC” in the accompanying prospectus.

Conflicts of Interest

Barclays Capital Inc. is an affiliate of Barclays Bank PLC and, as such, has a “conflict of interest” in this offering within the meaning of the Financial Industry Regulatory Authority (“FINRA”) Rule 5121 (or any successor rule thereto) (“Rule 5121”). In addition, Barclays

Bank PLC will receive the net proceeds (excluding the underwriting discount) from the offering of the notes, which creates an additional conflict of interest within the meaning of Rule 5121. Consequently, this offering is being conducted in compliance with the provisions of Rule 5121. Barclays Capital Inc. is not permitted to sell notes in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

ISIN	US06739FHK03

CUSIP	06739FHK0

Common Code	091473402

Listing and Trading	We will apply to have the notes admitted to listing on the Official List of the FCA and to trading on the regulated market of the LSE.

Trustee and Principal Paying Agent	The Bank of New York Mellon, London Branch, One Canada Square, London E14 5AL, United Kingdom, will act as the trustee and initial principal paying agent for the notes.

Calculation Agent	The Bank of New York Mellon, acting through its London Branch, or its successor appointed by the Issuer. All determinations and any calculations made by the Calculation Agent for the purposes of calculating the Mid Market Swap Rate shall be conclusive and binding on the noteholders, the Issuer and the trustee, absent manifest error. The Calculation Agent shall not be responsible to the Issuer, noteholders or any third party for any failure of the Reference Banks to provide quotations as requested of them or as a result of the Calculation Agent having acted on any quotation or other information given by any Reference Bank which subsequently may be found to be incorrect or inaccurate in any way.

Timing and Delivery	We currently expect delivery of the notes to occur on April 10, 2013.

Further Issues	We may, without the consent of the holders of the notes, issue additional notes having the same ranking and same interest rate, maturity date, redemption terms and other terms as the notes described in this prospectus supplement except for the price to the public and issue date. Any such additional notes, together with the notes offered by this prospectus supplement, will constitute a single series of such securities under the Indenture. There is no limitation on the amount of notes or other debt securities that we may issue under the Indenture.

Use of Proceeds	We intend to use the net proceeds of the offering for general corporate purposes and to further strengthen our regulatory capital base.

Governing Law	The Indenture and the notes are governed by, and construed in accordance with, the laws of the State of New York, except for the subordination provisions in Section 4.01 of the Second Supplemental Indenture, which are governed by, and construed in accordance with, the laws of England and Wales.

Risk Factors	Investing in the notes offered under this prospectus supplement involves risk. For a discussion of certain risks that should be considered in connection with an investment in the notes, see “Risk Factors” beginning on page S-16 of this prospectus supplement and “Additional information—Risk factors” beginning on page 72 of our Annual Report on Form 20-F for the year ended December 31, 2012, which is incorporated by reference herein.

RISK FACTORS

Investing in the securities offered under this prospectus supplement involves risk. You should reach your own investment decision only after consultation with your own financial and legal advisers about risks associated with an investment in the notes and the suitability of investing in the notes in light of your particular financial circumstances. You should carefully consider the risk factors and the other information contained in this prospectus supplement, the accompanying prospectus, our Annual Report on Form 20-F for the year ended December 31, 2012 and the other information included and incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding to invest in the notes. If any of these risks materializes, our business, financial condition, and results of operations could suffer, and the trading price and liquidity of the notes could decline, in which case you could lose some or all of your investment.

Risks Relating to the Notes

The notes may be subject to an Automatic Write-Down and upon the occurrence of such an event you will lose all of your investment in the notes.

Upon the occurrence of a Capital Adequacy Trigger Event, an Automatic Write-Down will occur and the full principal amount of the notes will be automatically written-down to zero and the notes will be cancelled on the business day immediately following the expiration of the Suspension Period. As a result, you will lose the entire amount of your investment in the notes, and you will not have any rights against us with respect to repayment of the principal amount of the notes that has not become due or the payment of interest on such notes for any period from (and including) the interest payment date falling immediately prior to the occurrence of such Automatic Write-Down. See “Description of Contingent Capital Notes—Automatic Write-Down Upon Capital Adequacy Trigger Event” for more information.

Furthermore, upon the occurrence of an Automatic Write-Down, the holders will not (i) receive any shares or other participation rights in Barclays Bank PLC or Barclays PLC or be entitled to any other participation in the upside potential of any equity or debt securities issued by Barclays Bank PLC, Barclays PLC or any other member of the Group, or (ii) be entitled to any compensation in the event of any change in the Group’s CET1 Ratio. The Automatic Write-Down to zero may occur even if existing preference shares and ordinary shares of Barclays PLC and Barclays Bank PLC remain outstanding.

Except as described under “Description of Contingent Capital Notes—Effect of Order or Resolution for Winding-up or Administration,” a Capital Adequacy Trigger Event will occur if the Group’s CET1 Ratio, as of certain specified dates, falls below 7.00%. For more information, see “—The circumstances surrounding or triggering an Automatic Write-Down are unpredictable.”, “—Regulatory action in the event of a bank failure could materially adversely affect the value of the notes.” and “—CRD IV will introduce a new calculation of CET1 Capital and Risk Weighted Assets; CRD IV remains in draft form and subject to final adoption by European legislators; the PRA may also alter its stated approach to the adoption of CRD IV in the U.K. Future regulatory changes to the calculation of CET1 Capital and/or Risk Weighted Assets may negatively affect our CET1 Ratio and thus increase the risk of a Capital Adequacy Trigger Event, which will lead to an Automatic Write-Down, as a result of which you will lose your entire investment in the notes.”

Under the terms of the notes, you have agreed to be bound by the exercise of any U.K. bail-in power by the relevant U.K. resolution authority.

By its acquisition of the notes, each holder of the notes acknowledges, agrees to be bound by and consents to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority that may result in the cancellation of all, or a portion, of the principal amount of, or interest on, the notes and/or the conversion of all or a portion of the principal amount of, or interest on, the notes into shares or other securities or other obligations of the Issuer or another person, and the rights of the holders under the notes are subject to the provisions of any U.K. bail-in power which are expressed to implement such a cancellation or conversion. Accordingly, any U.K. bail-in power may be exercised in such a manner as to result in you and other noteholders losing the value of all or a part of your investment in the notes or receiving a different security from the notes, which may be worth significantly less than the notes and which have significantly fewer protections than those typically afforded to debt securities. Moreover, the relevant U.K. resolution authority may exercise its authority to implement the U.K. bail-in power without providing any advanced notice to the holders of the notes. For more information, see “Description of Contingent Capital Notes—Agreement with Respect to the Exercise of U.K. Bail-in Power.”

The circumstances under which the relevant U.K. resolution authority would exercise its proposed U.K. bail-in power are currently uncertain.

The stated aim of the European Commission’s legislative proposal for a directive providing for the establishment of a European-wide framework for the recovery and resolution of credit institutions and investment firms published on June 6, 2012 (the “Recovery and Resolution Directive” or “RRD”) is to provide supervisory authorities, including the relevant U.K. resolution authority, with common tools and powers to address banking crises pre-emptively in order to safeguard financial stability and minimize taxpayers’ exposure to losses. However, as the RRD is still in draft form and will be subject to implementing measures in the United Kingdom, there is considerable uncertainty regarding the specific factors beyond the goals of addressing banking crises pre-emptively and minimizing taxpayers’ exposure to losses (for example, by writing down relevant capital instruments before the injection of public funds into a financial institution) which the relevant U.K. resolution authority would consider in deciding whether to exercise the U.K. bail-in power with respect to the relevant financial institution and/or securities, such as the notes, issued by that institution.

Moreover, as the final criteria that the relevant U.K. resolution authority would consider in exercising any U.K. bail-in power may provide it with discretion, noteholders may not be able to refer to publicly available criteria in order to anticipate a potential exercise of any such U.K. bail-in power.

Because the RRD is currently in draft form, there is considerable uncertainty regarding the rights that holders of the notes may have to challenge the exercise of any U.K. bail-in power by the relevant U.K. resolution authority, and, when the final RRD rules are implemented in the United Kingdom, your rights may be limited.

As the draft RRD is subject to change, there is considerable uncertainty as to the extent, if any, that due process rights or procedures will be provided to holders of securities (including the notes) subject to the U.K. bail-in power and to the broader resolution powers of the relevant U.K. resolution authority when the final RRD rules are implemented in the United Kingdom. As a result, noteholders may have limited rights to challenge any decision of the relevant U.K. resolution authority to exercise its U.K. bail-in power or to have that decision reviewed by a judicial or administrative process or otherwise.

The notes may not be a suitable investment for all investors.

Each potential investor in the notes should determine the suitability of such investment in light of its own circumstances. In particular, each potential investor should:

(i)	have sufficient knowledge and experience to make a meaningful evaluation of the notes, the merits and risks of investing in the notes and the information contained or incorporated by reference in this prospectus supplement;

(ii)	have access to, and knowledge of, appropriate analytical tools to evaluate, in the context of its particular financial situation, an investment in the notes and the impact the notes will have on its overall investment portfolio;

(iii)	understand thoroughly the terms of the notes, such as the provisions governing an Automatic Write-Down (including, in particular, the circumstances under which a Capital Adequacy Trigger Event may occur); and

(iv)	be able to evaluate (either alone or with the help of a financial adviser) possible scenarios for economic, interest rate and other factors that may affect its investment and its ability to bear the applicable risks.

Prior to making an investment decision, potential investors should consider carefully, in light of their own financial circumstances and investment objectives, all the information contained in this prospectus supplement or incorporated by reference herein.

The circumstances surrounding or triggering an Automatic Write-Down are unpredictable.

The occurrence of a Capital Adequacy Trigger Event is inherently unpredictable and depends on a number of factors, any of which may be outside our control, which are discussed in greater detail in the following paragraph. Although we currently publicly report the Group’s CET1 Ratio only as of each quarterly period end, the PRA as part of its supervisory activity may instruct us to calculate the CET1 Ratio as of any date during the period. A Capital Adequacy Trigger Event could, therefore, occur at any time if our CET 1 Ratio as of any such calculation date is below 7.00%.

Our CET1 Ratio may fluctuate during a quarterly period. The calculation of such ratio could be affected by one or more factors, including, among other things, changes in the future mix of the Group’s business, major events affecting our earnings, expected dividend payments by Barclays PLC, regulatory changes (including changes to definitions and calculations of regulatory capital, including CET1 Capital and Risk Weighted Assets (each of which shall be calculated by Barclays PLC on a consolidated basis and such calculation shall be binding on the trustee and the holders)) and the Group’s ability to manage Risk Weighted Assets in both its on-going businesses and those which it may seek to exit. The calculation may also be affected by changes in applicable accounting rules, or by changes to regulatory adjustments modifying the regulatory capital impact of accounting rules (including, as disclosed in our Annual Report on Form 20-F for the year ended December 31, 2012, the impact of accounting changes introduced under IFRS 10 effective as of January 1, 2013 (Consolidated Financial Statements)). Moreover, even if changes in applicable accounting rules or the related changes to regulatory adjustments are not applicable as of the relevant calculation date, the PRA could require us to reflect such changes in any particular calculation of the Group’s CET1 Ratio.

IFRS 10 results in the Group consolidating some entities that were previously not consolidated and deconsolidating some entities that were previously consolidated. The financial impact on the Group as of December 31, 2012 if IFRS 10 had been adopted as of that date, would have been to decrease assets by £144 million, increase liabilities by £333 million and decrease total shareholders’ equity by £477 million. As described in our Annual Report on Form 20-F for the year ended December 31, 2012, if IFRS 10 had been adopted as of December 31, 2012, the IFRS 10 changes would have reduced our core tier 1 ratio of 10.9% as of that date by 0.12%.

Those accounting changes, including but not limited to IFRS 10, or regulatory changes may have a material adverse impact on the Group’s calculations of regulatory capital, including CET1 Capital and Risk Weighted Assets.

Because of the inherent uncertainty regarding whether a Capital Adequacy Trigger Event shall occur, it will be difficult to predict when, if at all, an Automatic Write-Down may occur. Accordingly, the trading behavior of the notes is not necessarily expected to follow the trading behavior of other types of subordinated securities. Any indication that a Capital Adequacy Trigger Event (and subsequent Automatic Write-Down) may occur can be expected to have a material adverse effect on the market price of the notes.

Holders will bear the risk of fluctuations in the CET1 Ratio.

The market price of the notes is expected to be affected by fluctuations in the CET1 Ratio. Fluctuations in the CET1 Ratio may be caused by changes in the amount of CET1 Capital and/or Risk Weighted Assets (each of which shall be calculated by Barclays PLC on a consolidated basis and such calculation shall be binding on the trustee and the holders), as well as changes to their respective definitions under the capital adequacy standards and guidelines of the PRA. We currently only publicly report our CET1 Ratio quarterly as of the period end, and therefore during the quarterly period there is no published updating of the CET1 Ratio and there may be no indications that the CET1 Ratio is actually changing. However, any indication that the CET1 Ratio is moving towards the level of a Capital Adequacy Trigger Event may have an adverse effect on the market price of the notes. The level of the CET1 Ratio may significantly affect the trading price of the notes.

CRD IV will introduce a new calculation of CET1 Capital and Risk Weighted Assets; CRD IV remains in draft form and subject to final adoption by European legislators; the PRA may also alter its stated approach to the adoption of CRD IV in the U.K. Future regulatory changes to the calculation of CET1 Capital and/or Risk Weighted Assets may negatively affect our CET1 Ratio and thus increase the risk of a Capital Adequacy Trigger Event, which will lead to an Automatic Write-Down, as a result of which you will lose your entire investment in the notes.

The rules applicable to the capital of financial institutions are being changed across the European Union pursuant to a proposed directive and regulation of the European Commission in order to implement the international accord on banking supervision issued by the Basel Committee. The European Commission proposals consist of a new Capital Requirements Regulation and a proposed Fourth Capital Requirements Directive, collectively known as “CRD IV”. As of the date of this prospectus supplement, these rules have not yet been finalized and it is unclear when such rules will be adopted.

On the CRD IV Adoption Date, we will be required to calculate our capital resources for regulatory purposes on the basis of “common equity tier 1 capital” instead of “core tier 1 capital,” which we have historically calculated and published. We will also be required to calculate our “risk weighted assets,” which represent our assets adjusted for their associated risks, on a different basis under CRD IV than we currently do. Each of these definitions will be calculated in accordance with the capital adequacy standards and guidelines of the PRA applicable to the Group on the relevant date (including, without limitation, the announcement of the FSA, the predecessor of the PRA, dated October 26, 2012 and described in further detail below).

Current draft CRD IV legislation sets out a minimum pace of introduction of (amongst other things) the new rules on the deductions required in the calculation of CET1 Capital (the “Transitional Provisions”). The Transitional Provisions will implement certain CRD IV requirements in stages over a prescribed period (currently expected to be five years from the CRD IV Adoption Date), subject to the discretion of European Union Member States to accelerate the minimum pace of transition (the “Transitional Period”). Following the Transitional Period, the full set of CRD IV rules, without any transitional relief, would apply to us.

On October 26, 2012, the FSA published guidance on its intended approach to interpreting the Transitional Provisions. The FSA stated that its intended approach was that the minimum pace of transition set out in CRD IV will not be accelerated, except where applying the minimum Transitional Provisions would have the effect of weakening standards relative to what was in force in the United Kingdom prior to the CRD IV Adoption Date. The FSA identified three specific areas where the minimum Transitional Provisions would be exceeded in order to prevent a weakening of its standards. Firstly, for us and all other firms that are regulated by the PRA, with effect from the beginning of the Transitional Period, it will deduct from common equity tier 1 capital 100% of interim losses. Secondly, for all firms, with effect from the beginning of the Transitional Period, it will deduct from common equity tier 1 capital 100% of any investment in own shares not previously removed to meet accounting standards; and finally for all firms, with effect from the beginning of the Transitional Period, it will deduct from common equity tier 1 capital 10% of deferred tax assets not arising from timing differences in the first year of the transition, and subsequently follow the minimum CRD IV provisions for the phasing-in of this regulatory adjustment. The FSA’s guidance continues to apply under the PRA, which succeeded the FSA on April 1, 2013. The PRA may identify further areas where the minimum Transitional Provisions would be exceeded once the final CRD IV legislation is in place.

The main difference between the calculation of the common equity tier 1 capital base under CRD IV compared to our core tier 1 capital base under current PRA rules and guidelines relates to the treatment of intangible assets (which in our case is primarily the value attributed to goodwill), which are currently fully deducted from our core tier 1 capital. Under CRD IV and the FSA guidance described above, the deduction of intangible assets (including the value attributed to goodwill) is expected to phase in as a deduction to common equity tier 1 capital over the Transitional Period. Therefore, as of the CRD IV Adoption Date, 100% of the value attributed to goodwill is expected to be added back to our common equity tier 1 capital base before the deduction from common equity tier 1 capital is phased back in under the Transitional Provisions. The Transitional Period for this deduction (based on draft CRD IV legislation and FSA guidance as described above) is currently expected to result in intangible assets (including the value attributed to goodwill) being deducted from common equity tier 1 capital at 20% per year over a five year phase-in period from 2014 to 2018. Receipt of the full benefit of the phased deduction of the value of intangible assets (including the value attributed to goodwill) from core equity tier 1 capital described above assumes that we will continue to maintain additional tier 1 capital resources under CRD IV such that the balance of the deduction of the value of intangible assets (including the value attributable to goodwill) that is not taken from core equity tier 1 capital can be absorbed by additional tier 1 capital. There are a number of factors which may affect the level of additional tier 1 capital available to absorb such deductions, including changes to regulatory, accounting or tax rules or the interpretation of them, the optional redemption or discretionary repurchase of additional tier 1 capital instruments by us and currency fluctuations. Investors should be aware that (absent other balance sheet movements) the CET1 Ratio would be decreased, and therefore the risk of a Capital Adequacy Trigger Event increased, if during the Transitional Period there were insufficient additional tier 1 capital available to absorb the balance of the deduction of the value of intangible assets (including the value attributed to goodwill) that is not deducted from core equity tier 1 capital.

Our risk weighted assets are expected to increase under CRD IV. The main impacts on risk weighted assets expected under CRD IV based on our current portfolio of businesses include (1) increased risk weighted assets associated with potential mark-to-market losses on expected counterparty exposures (such losses being known as “credit value adjustments” or “CVA”) arising from over-the-counter derivatives, (2) increased risk weighted assets associated with exposures to securitizations and (3) aggregate net increased risk weighted assets due to various other changes required by CRD IV (for which we expect the most material movement in this category to result from the move to central counterparty clearing), each of which would (absent other balance sheet movements) have the effect of lowering the CET1 Ratio.

As of the date of this prospectus supplement, the CRD IV rules, including with respect to the calculation of common equity tier 1 capital and risk weighted assets, have not been finalized and remain subject to change by European legislators. The PRA may also alter its stated approach to the adoption of CRD IV in the United Kingdom. For example, there is no assurance that the final rules will allow for the add back of intangible assets (including the value attributed to goodwill) to our common equity tier 1 capital base as described above. Assuming our goodwill and other intangible assets valuation of £7.6 billion as of December 31, 2012 and assuming the calculation of our risk weighted assets in accordance with the existing draft CRD IV rules and the FSA guidance, the inability to add back intangible assets (including the value attributed to goodwill) would significantly reduce our CET1 Ratio from the level it would otherwise have been were we able to do so. Investors should also be aware that the valuation of intangible assets (including the value attributed to goodwill) could change and that there are other variables in the calculation of core tier 1 capital and common equity tier 1 capital in addition to the add-back of intangibles (including, without limitation, the material CRD IV risk weighted asset impacts described above and the expected treatment of other deductions from common equity tier 1 capital as of the CRD IV Adoption Date and through the Transitional Period). Therefore, changes that may occur in the finalization of the CRD IV rules and their adoption in the United Kingdom and changes in the valuation of intangible assets (including the value attributed to goodwill) subsequent to the date of this prospectus supplement and other variables (including without limitation those specified above) may individually and/or in the aggregate negatively affect our CET1 Ratio and thus increase the risk of a Capital Adequacy Trigger Event, which will lead to an Automatic Write-Down, as a result of which you will lose your entire investment in the notes and have no further rights against us with respect to the repayment of the principal amount of the notes or the payment of interest on such notes for any period from (and including) the interest payment date falling immediately prior to the occurrence of such Automatic Write-Down.

We have previously announced that were we to calculate our CET1 Ratio (both on the basis of the Transitional Provisions and on a “fully loaded” basis) using our current interpretation of the CRD IV rules and assuming such rules were applied as of January 1, 2013, then our transitional CET1 Ratio as of January 1, 2013 would be approximately 10.6%, and our fully loaded CET1 Ratio would be approximately 8.2%. We calculated the transitional CET1 Ratio in a manner that reflects the application of those elements of the Transitional Provisions described above that we expect will apply in the first year of the Transitional Period. We calculated the fully loaded CET1 Ratio without applying the Transitional Provisions and assumed that the phase-in Transitional Period is complete and all of CRD IV applied in the form that we currently expect it to apply. Both transitional and fully loaded calculations also reflect the impact of the new accounting changes introduced as part of IFRS 10 (effective as of January 1, 2013) , as described further under “—The circumstances surrounding or triggering an Automatic Write-Down are unpredictable.” Our CET1 Ratio on both a transitional and fully loaded basis represent non-IFRS measures, and our interpretation of CRD IV and the basis of our calculation of those financial measures may be different from those of other financial institutions. See pages 130-132 of our Annual Report on Form 20-F for the year ended 31 December 2012, which is incorporated by reference herein, for more information on how these ratios are calculated.

We may redeem the notes at our option prior to maturity in certain situations.

We may, at our option, redeem the notes, in whole but not in part, at any time at a price equal to 100% of their principal amount, together with any accrued but unpaid interest to (but excluding) the date fixed for redemption, if a Regulatory Event or Tax Event has occurred, as more particularly described under

“Description of Contingent Capital Notes—Redemption—Regulatory Event Redemption” and “Description of Contingent Capital Notes—Redemption—Tax Redemption,” respectively. In addition, we may, at our option, redeem the notes, in whole but not in part, on April 10, 2018 at a redemption price equal to 100% of their principal amount, together with any accrued but unpaid interest to (but excluding) the date fixed for redemption). If we redeem the notes, you may not be able to reinvest the redemption proceeds in securities offering a comparable yield. In addition, any early redemption of the notes is subject to conditions set by the PRA, regardless of whether such redemption would be favorable or unfavorable to you.

Our obligations under the notes will be unsecured and subordinated.

Our obligations under the notes will be unsecured and subordinated to all of our existing and future unsubordinated obligations. As of December 31, 2012, the notes would have been subordinated to approximately £1,403.4 billion of Dated Debt Senior Claims (as defined in this prospectus supplement under “Description of Contingent Capital Notes—Ranking”) (including £462.8 billion of deposits and £119.6 billion of debt securities in issue).

Therefore, if Barclays Bank PLC were to be wound up, liquidated or dissolved, the Barclays Bank PLC liquidator would first apply assets of Barclays Bank PLC to satisfy all rights and claims of holders of Dated Debt Senior Claims. If Barclays Bank PLC does not have sufficient assets to settle claims of holders of such Dated Debt Senior Claims in full, the claims of the holders of the notes will not be settled and, as a result, the holders will lose the entire amount of their investment in the notes. The notes will share equally in payment with Other Pari Passu Claims if Barclays Bank PLC does not have sufficient funds to make full payments on all of them, as applicable. In such a situation, holders could lose all or part of their investment.

In addition, holders should be aware that, upon the occurrence of an Automatic Write-Down, the full principal amount of the notes will be automatically written down to zero and the notes will be cancelled on the business day immediately following the expiration of the Suspension Period and, as a result, the holders will lose the entire amount of their investment in the notes irrespective of whether Barclays Bank PLC has sufficient assets available to settle the claims of the holders of the notes or other securities subordinated to the same or greater extent as the notes, in bankruptcy proceedings or otherwise. As a result, even if other notes that rank pari passu with or junior to the notes are paid in full and even if preference shares and ordinary shares of Barclays PLC and Barclays Bank PLC remain outstanding, following an Automatic Write-Down, the holders will lose the principal amount of the notes that has not become due and receive only the interest that was due and payable prior to the date of the Automatic Write-Down and will have no rights to the repayment of the principal amount of the notes that has not become due or the payment of interest on the notes for any period from (and including) the interest payment date falling immediately prior to the occurrence of such Automatic Write-Down.

There is no restriction on the amount or type of further securities or indebtedness that we may issue, incur or guarantee.

Subject to regulatory limitations on overall leverage by reference to Tier 1 capital, there is no restriction on the amount or type of further securities or indebtedness that we may issue, incur or guarantee, as the case may be, that rank senior to, or pari passu with, the notes offered hereby. The issue or guaranteeing of any such further securities or indebtedness may reduce the amount recoverable by holders of the notes on a liquidation or winding-up of Barclays Bank PLC and may limit our ability to meet our obligations under the notes. In addition, the notes do not contain any restriction on Barclays Bank PLC issuing securities that may have preferential rights to the notes or securities with similar, different or no Capital Adequacy Trigger Event provisions.

Holders of the notes will have limited rights if there is a Default.

Payment of principal on the notes may be accelerated only in the event of certain events of bankruptcy or insolvency involving us that constitute an Event of Default. Under the terms of the Indenture, an Event of Default results if either (i) a court of competent jurisdiction in England (or such other jurisdiction in which we may be organized) makes an order for our winding up which is not successfully appealed within 30 days of the making of such order, or (ii) our shareholders adopt an effective resolution for our winding up (other than, in the case of either (i) or (ii) above, under or in connection with a scheme of reconstruction, merger or amalgamation not involving a bankruptcy or insolvency). There is no right of acceleration in the case of default in the payment of interest on the notes or in the performance of any of our other obligations under the notes. Therefore, in the event that we should fail to pay an installment of interest upon any notes on the date on which the payment is due and payable, and where such failure to make payment continues for 14 days (and that payment is not withheld to comply with any fiscal or other law or regulation or with a court order) (referred to herein as a “Default”), the trustee may not declare the principal amount of any outstanding notes to be due and payable. Under the terms of the Indenture, if a Default occurs and is continuing, and such Default has neither been cured nor waived within a period of 14 days following the provision of notice of such Default to us from the trustee, the trustee may at its discretion and without further notice to us institute proceedings in England (or such other jurisdiction in which we may be organized) (but not elsewhere) for our winding up.

Following the occurrence of an Automatic Write-Down, the notes will be cancelled and no principal or interest can become due and payable after such cancellation, and the concept of payment default under the Indenture would no longer be applicable.

Under the terms of the Indenture, the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the notes is not stated to be an Event of Default or a Default.

For further detail regarding the rights of the trustee and the holders of the notes following an Event of Default or a Default, see “Description of Contingent Capital Notes—Event of Default and Defaults” in this prospectus supplement.

Regulatory action in the event of a bank failure could materially adversely affect the value of the notes.

The U.K. Banking Act 2009 (the “Banking Act”) provides for a regime (the “resolution regime”) to allow the Bank of England (or, in certain circumstances, U.K. HM Treasury (the “U.K. Treasury”)) to resolve failing banks in the United Kingdom, in consultation with the PRA and U.K. Treasury as appropriate. Under the Banking Act, these authorities are given powers, including (a) the power to make share transfer orders pursuant to which all or some of the securities issued by a U.K. bank may be transferred to a commercial purchaser or the U.K. government; and (b) the power to transfer all or some of the property, rights and liabilities of a U.K. bank to a commercial purchaser or Bank of England entity. A share transfer order can extend to a wide range of securities including shares and bonds issued by a U.K. bank (including Barclays Bank PLC) or its holding company (Barclays PLC) and warrants for such shares and bonds. From April 1, 2013, certain of these powers will be extended to companies within the same group as a U.K. bank. The Banking Act also gives the authorities powers to override events of default or termination rights that might be invoked as a result of the exercise of the resolution powers. The Banking Act powers apply regardless of any contractual restrictions and compensation may be payable in the context of both share transfer orders and property appropriation.

The Banking Act also gives the Bank of England the power to override, vary or impose contractual obligations between a U.K. bank, its holding company and its group undertakings for reasonable consideration, in order to enable any transferee or successor bank to operate effectively. There is also power for the U.K. Treasury to amend the law (excluding provisions made by or under the Banking Act) for the purpose of enabling it to use the regime powers effectively, potentially with retrospective effect. In addition, the Banking Act gives the Bank of England statutory responsibility for financial stability in the United Kingdom and for the oversight of payment systems.

The Banking Act may be amended and/or other legislation may be introduced in the United Kingdom to amend the resolution regime that would apply in the event of a bank failure or to provide regulators with other resolution powers (including powers analogous to the bail-in power under the draft RRD, as described below) and, as a result, potentially affect the position of holders of the notes. For example, pursuant to a press release of the Basel Committee on Banking Supervision dated January 13, 2011 (the “January 2011 Press Release”) and the publication, in October 2011, of the Financial Stability Board’s “Key Attributes for Effective Resolution Regimes for Financial Institutions” on June 6, 2012, the European Commission published a legislative proposal for a directive providing for the establishment of a European-wide framework for the recovery and resolution of credit institutions and investment firms (the “Recovery and Resolution Directive” or “RRD”). The stated aim of the draft RRD is to provide supervisory authorities with common tools and powers to address banking crises pre-emptively in order to safeguard financial stability and minimize taxpayers’ exposure to losses. The powers proposed to be granted to supervisory authorities under the draft RRD include (but are not limited to) the introduction of a statutory “bail-in” power, which would give the relevant U.K. resolution authority the power to cancel all or a portion of the principal amount of, or interest on, certain unsecured liabilities (including the notes) of a failing financial institution and/or to convert certain debt claims (including the notes) into another security, including ordinary shares of the surviving Barclays entity, if any. It is currently contemplated that the majority of measures (including the write-down and conversion powers relating to Tier 1 and Tier 2 capital instruments, including these notes) set out in the draft RRD will be implemented with effect from January 1, 2015, with the bail-in power for other eligible liabilities is expected to be introduced by January 1, 2018. However, the draft RRD is not in final form, and changes may be made to it in the course of the legislative process and anticipated implementation dates in the European Union and/or the United Kingdom could change. See also “—Under the terms of the notes, you have agreed to be bound by the exercise of any U.K. bail-in power by the relevant U.K. resolution authority.”

As well as the U.K. bail-in power, the powers currently proposed to be granted to the relevant UK resolution authority under the draft RRD include the power to (i) direct the sale of the bank or the whole or part of its business on commercial terms without requiring the consent of the shareholders or complying with the procedural requirements that would otherwise apply, (ii) transfer all or part of the business of the bank to a “bridge bank” (a publicly controlled entity) and (iii) transfer the impaired or problem assets of the relevant financial institution to an asset management vehicle to allow them to be managed over time. There remains significant uncertainty regarding the ultimate nature and scope of these powers and, if ever implemented, how they would affect the Group and the notes. Accordingly, it is not yet possible to assess the full impact of the draft RRD on the Group and on noteholders, and there can be no assurance that, once it is implemented, the manner in which it is implemented or the taking of any actions by the relevant U.K. resolution authority currently contemplated in the draft RRD would not adversely affect the rights of holders of the notes, the price or value of an investment in the notes and/or our ability to satisfy our obligations under the notes.

In addition to the above, the January 2011 Press Release stated that the terms and conditions of all Additional Tier 1 and Tier 2 instruments must have a contractual provision (a “Non-Viability Event provision”) that requires such instruments, at the option of the relevant authority, to either be written off or converted into ordinary shares upon the occurrence of a specified trigger event (a “Non-Viability Event”). The Non-Viability Event will be the earlier of (a) a decision that a write-off, without which the financial institution would become non-viable, is necessary; and (b) the decision to make a public sector injection of capital, without which the financial institution would become non-viable, as determined by the relevant authority. The January 2011 Press Release also stated that it is not necessary to include a contractual Non-Viability Event provision if (a) the governing jurisdiction of the issuing bank has in place laws that (i) require such instruments to be written off upon the occurrence of such trigger event, or (ii) otherwise require such instruments to fully absorb losses before tax payers are exposed to loss; (b) a peer group review confirms that the jurisdiction so conforms; and (c) it is disclosed by the relevant regulator and by the issuing bank, in issuance documents going forward, that such instruments are subject to such loss.

Although the terms of the notes do not contain a contractual Non-Viability Event provision, there is a risk that the powers envisioned by the January 2011 Press Release will be implemented via the RRD and that such powers may apply retrospectively, with the result that the notes will absorb losses on the occurrence of a Non-Viability Event. There is also a risk that such powers may be introduced even before the implementation of the RRD, via the existing Banking Act (or any amendments thereof) or under any further legislation. Moreover, there can be no assurance that, prior to its implementation, which could be as early as January 1, 2014, the package of reforms under CRD IV will not be amended so as to implement the provisions of the January 2011 Press Release that require relevant instruments (including the notes) to have a contractual Non-Viability Event provision in order for the instruments to continue to qualify as Tier 2 Capital.

For more information on changes in law, see “—Other changes in law may adversely affect the rights of holders of the notes.”

Other changes in law may adversely affect the rights of holders of the notes.

Changes in law after the date hereof may affect the rights of holders as well as the market value of the notes. Such changes in law may include changes in statutory, tax and regulatory regimes during the life of the notes, which may have an adverse effect on an investment in the notes.

The U.K. Government set up an Independent Commission on Banking (“ICB”) and charged it with reviewing the U.K. banking system. Further to the ICB’s findings published in September 2011, the U.K. Government introduced the Financial Services (Banking Reform) Bill to the House of Commons on February 4, 2013. If passed, the Bill would give the U.K. authorities the powers to implement the key recommendations of the ICB by requiring, amongst other things: (i) the separation of the U.K. and EEA retail banking activities of a U.K. bank into a legally distinct, operationally separate and economically independent entity within the same group (“ring fencing”) and (ii) the increase of the loss-absorbing capacity of ring-fenced banks and U.K. headquartered global systemically important banks to levels higher than the Basel 3 guidelines. The Bill would also give depositors protected under the Financial Services Compensation Scheme a preference if a bank enters insolvency. At the same time, the U.K. Government announced that it will be bringing forward amendments to the Bill to establish a reserve power allowing the regulator, with approval from the U.K. Government, to enforce full separation under certain circumstances. If passed, the Bill consists in large part of enabling provisions, with much of the detail expected to be contained in secondary legislation. The U.K. Government is expected to publish the draft secondary legislation later in 2013. The U.K. Government intends that primary and secondary legislation will be in place by the end of this Parliament (May 2015) and that U.K. banks will be required to be compliant by January 1, 2019. Changes to the structure of U.K. banks, and an increase in the amount of loss-absorbing capital issued by U.K. banks, may have an adverse impact on the Group’s profitability, return on equity and/or financial condition. However, it is not yet possible to predict the detail of the secondary legislation, the exact nature and timing of implementation or the ultimate consequences to the Group, including any consequences that could impact the calculation of CET1 Capital and Risk Weighted Assets and therefore the calculation of the CET1 Ratio.

In addition, any change in law or regulation that would cause the notes to cease to qualify as Tier 2 Capital could trigger a Regulatory Event, and any change in law or regulation (including, without limitation, (a) any failure to enact the U.K. Finance Act 2013 or (b) any material amendment (whether at the time of enactment or thereafter) to the draft U.K. Finance Act 2013 published on December 11, 2012 relating to the taxation of Tier 2 Capital) that results in us (i) having to pay Additional Amounts to holders, (ii) not being entitled to claim a deduction in respect of payments in computing our taxation liabilities or materially reducing the amount of such deduction or (iii) not, as a result of the notes being in issue, being able to have losses or deductions set against the profits or gains, or profits or gains offset by the losses or deductions, of companies with which we are or would be so grouped for applicable United Kingdom tax purposes (whether under the group relief system current as of the date of issue of the notes or any similar system or systems having like effect as may from time to time exist), could trigger a Tax Event, any of which would entitle us, at our option, to redeem the notes, in whole but not in part, as more particularly described under “Description of Contingent Capital Notes—Redemption—Regulatory Event Redemption” and “Description of Contingent Capital Notes—Redemption—Tax Redemption,” respectively. For more information, see “—We may redeem the notes prior to maturity in certain situations.”

Such legislative and regulatory uncertainty could also affect an investor’s ability to accurately value the notes and, therefore, affect the trading price of the notes given the extent and impact on the notes that one or more regulatory or legislative changes, including those described above, could have on the notes.

See also “—CRD IV will introduce a new calculation of CET1 Capital and Risk Weighted Assets; CRD IV remains in draft form and subject to final adoption by European legislators; the PRA may also alter its stated approach to the adoption of CRD IV in the U.K. Future regulatory changes to the calculation of CET1 Capital and/or Risk Weighted Assets may negatively affect our CET1 Ratio and thus increase the risk of a Capital Adequacy Trigger Event, which will lead to an Automatic Write-Down, as a result of which you will lose your entire investment in the notes.”

There may not be any trading market for the notes.

The notes are a new issue of securities and have no established trading market. Although application will be made to have the notes admitted to listing on the Official List of the FCA and to trading on the regulated market of the LSE, there can be no assurance that an active trading market will develop. Even if an active trading market does develop, it may not be liquid and may not continue for the term of the notes. The liquidity and the market prices for the notes can be expected to vary with changes in market and economic conditions, our financial condition and prospects and other factors that generally influence the market prices of securities.

If the secondary market for the notes is limited, there may be few buyers if you choose to sell your notes prior to maturity and this may reduce the price you receive.

Although the underwriters have advised us that they presently intend to make a market in the notes after completion of the offering, they are under no obligation to do so and may discontinue any market-making activities at any time without notice.

A downgrade, suspension or withdrawal of the rating assigned by any rating agency to the notes could cause the liquidity or market value of the notes to decline.

Upon issuance, the notes will be rated by nationally recognized statistical ratings organizations and may in the future be rated by additional rating agencies. Any rating initially assigned to the notes may be lowered or withdrawn entirely by a rating agency if, in that rating agency’s judgment, circumstances relating to the basis of the rating, such as adverse changes to our business, so warrant. Any lowering or withdrawal of a rating by a rating agency could reduce the liquidity or market value of the notes.

Any transfer of notes that is initiated prior to the delivery of an Automatic Write-Down Notice to DTC specifying the occurrence of a Capital Adequacy Trigger Event but that is scheduled to settle within DTC’s system during the Suspension Period will be rejected by DTC and will not settle within DTC.

Following the receipt of the Automatic Write-Down Notice by DTC and the commencement of the Suspension Period, DTC shall suspend all clearance and settlement of the notes. As a result, holders will not be able to settle the transfer of any notes from the commencement of the Suspension Period due to the suspension of settlement activities with respect to the notes within DTC. In addition, any sale or other transfer of the notes that a holder may have initiated prior to the commencement of the Suspension Period that is scheduled to settle during the Suspension Period will be rejected by DTC and will not be settled within DTC. In this circumstance, transferors of the notes would not receive any consideration through DTC in respect of such intended transfer because DTC will not settle such transfer during the Suspension Period.

The U.S. federal income tax consequences of your investment in the notes are uncertain. We urge you to read the more detailed discussion of U.S. federal income tax treatment of the notes set forth under “Tax Considerations—Material U.S. Federal Income Tax Consequences” on page S-39 of this prospectus supplement.

There is no authority that addresses the tax treatment of an instrument, such as the notes, that is denominated as a subordinated debt instrument but that provides for an Automatic Write-Down under which a holder could lose its entire investment in the notes and have no rights with respect to the repayment of the principal amount of the notes that has not become due or the payment of interest on such notes from (and including) the interest payment date falling immediately prior to the occurrence of such Automatic Write-Down. It is therefore unclear whether the notes should be treated as equity or debt of the Issuer for U.S. federal income tax purposes. We believe, however, that the notes should be treated as equity of the Issuer for U.S. federal income tax purposes, and the terms of the notes require a U.S. holder (as defined in the accompanying prospectus) and the Issuer (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to treat the notes for U.S. federal income tax purposes in accordance with such characterization. However, because there is no authority that specifically addresses the tax treatment of the notes, it is possible that the notes could be treated as debt of the Issuer for U.S. federal income tax purposes, in which case you may be subject to adverse tax consequences, as discussed in “Tax Considerations—Material U.S. Federal Income Tax Consequences—Alternative Treatments.”

Holders are urged to consult their tax advisers concerning the significance and potential impact of the above considerations.

USE OF PROCEEDS

The net proceeds from the sale of the notes, less the underwriting compensation stated on the cover of this prospectus supplement and expenses payable by us estimated at $1,800,000, are estimated to be $982,590,750. These proceeds will be used for general corporate purposes and to further strengthen our regulatory capital base.

DESCRIPTION OF CONTINGENT CAPITAL NOTES

The following description of the notes supplements (and, where different from, supersedes) the description of the notes in the accompanying prospectus. If this prospectus supplement is inconsistent with the accompanying prospectus, this prospectus supplement will prevail with regard to the notes.

The notes will constitute a series of Dated Subordinated Debt Securities issued under the Dated Subordinated Debt Securities Indenture entered into on October 12, 2010 between us and The Bank of New York Mellon, as trustee, as supplemented by the Second Supplemental Indenture expected to be entered into on April 10, 2013. The terms of the notes include those stated in the Indenture and any supplements thereto, and those terms made part of the Indenture by reference to the Trust Indenture Act. Certain terms used in this prospectus supplement, unless otherwise defined herein, have the meaning given to them in the Indenture. We filed the Original Indenture as an exhibit to a report on Form 6-K on October 14, 2010 and will file the form of Second Supplemental Indenture as an exhibit to a report on Form 6-K on or about April 10, 2013. The Indenture replaces the Dated Subordinated Debt Securities Indenture dated as of June 30, 1998 between us and The Bank of New York Mellon, as trustee, which is described in the accompanying prospectus.

The notes will be issued in an aggregate principal amount of $1,000,000,000 and, unless previously redeemed or otherwise cancelled, will mature on April 10, 2023. From (and including) the date of issuance to (but excluding) the Reset Date, interest will accrue on the notes at an initial rate equal to 7.75% per annum, and thereafter at a rate equal to the sum of the Mid Market Swap Rate on the Reset Determination Date and 6.833% per annum, from (and including) the Reset Date. Interest will be payable in arrear on April 10 and October 10 of each year, commencing on October 10, 2013. The regular record dates for the notes will be the 15th calendar day preceding each interest payment date, whether or not such day is a business day. The Reset Date is April 10, 2018. The Reset Determination Date is the second Business Day immediately preceding the Reset Date.

Mid Market Swap Rate is the mid market U.S. dollar swap rate Libor basis having a five-year maturity appearing on Bloomberg page “ISDA 01” (or such other page as may replace such page on Bloomberg, or such other page as may be nominated by the person providing or sponsoring the information appearing on such page for purposes of displaying comparable rates) at 11:00 a.m. (New York time) on the Reset Determination Date, as determined by the Calculation Agent. If such swap rate does not appear on such page (or such other page or service), the Mid Market Swap Rate shall instead be determined by the Calculation Agent on the basis of (i) quotations provided by the principal office of each of four major banks in the U.S. dollar swap rate market (which banks shall be selected by the Calculation Agent in consultation with the Issuer no less than 20 calendar days prior to the Reset Determination Date) (the “Reference Banks”) of the rates at which swaps in U.S. dollars are offered by it at approximately 11.00 a.m. (New York time) (or thereafter on such date, with the Calculation Agent acting on a best efforts basis) on the Reset Determination Date to participants in the U.S. dollar swap rate market for a five-year period and (ii) the arithmetic mean expressed as a percentage and rounded, if necessary, to the nearest 0.001% (0.0005% being rounded upwards) of such quotations. If the Mid Market Swap Rate is still not determined on the Reset Determination Date in accordance with the foregoing procedures, the Mid Market Swap Rate shall be the mid market U.S. dollar swap rate Libor basis having a five-year maturity that appeared on the most recent Bloomberg page “ISDA 01” (or such other page as may replace such page on Bloomberg, or such other page as may be nominated by the person providing or sponsoring the information appearing on such page for purposes of displaying comparable rates) that was last available prior to 11.00 a.m. (New York time) on the Reset Date, as determined by the Calculation Agent.

If any scheduled interest payment date is not a business day, we will pay interest on the next business day, but interest on that payment will not accrue during the period from and after the scheduled interest payment date. If the scheduled maturity date or date of redemption or repayment is not a business day, we may pay interest and principal on the next succeeding business day, but interest on that payment will not accrue during the period from and after the scheduled maturity date or date of redemption or repayment.

The notes will constitute our direct, unsecured and subordinated obligations, ranking equally without any preference among themselves and ranking junior in right of payment to the payment of any of our existing and future senior indebtedness.

General

Book-entry interests in the notes will be issued in minimum denominations of $200,000 and in integral multiples of $1,000 in excess thereof. Interest on the notes will be computed and payable in arrear and on the basis of a year of 360 days consisting of 12 months of 30 days each and, in the case of an incomplete month, the actual number of days elapsed.

The principal corporate trust office of the trustee in the City of New York is designated as the principal paying agent. We may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.

We will issue the notes in fully registered form. The notes will be represented by one or more global securities registered in the name of a nominee of DTC. You will hold beneficial interests in the notes through DTC and its participants, including Euroclear and Clearstream, Luxembourg. The underwriters expect to deliver the notes through the facilities of DTC on April 10, 2013. Indirect holders trading their beneficial interests in the notes through DTC must trade in DTC’s same-day funds settlement system and pay in immediately available funds. Secondary market trading through Euroclear and Clearstream, Luxembourg will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream, Luxembourg. See “Clearance and Settlement” in the accompanying prospectus for more information about these clearing systems.

Definitive debt securities will only be issued in the limited circumstances described under “Global Securities—Special Situations When a Global Security Will be Terminated” in the accompanying prospectus.

Payment of principal of and interest on the notes, so long as the notes are represented by global securities, will be made in immediately available funds. Beneficial interests in the global securities will trade in the same-day funds settlement system of DTC, and secondary market trading activity in such interests will therefore settle in same-day funds.

We may, without the consent of the holders of the notes, issue additional notes having the same ranking and same interest rate, maturity date, redemption terms and other terms as the notes described in this prospectus supplement except for the price to the public and issue date. Any such additional notes, together with the notes offered by this prospectus supplement, will constitute a single series of securities under the Indenture. There is no limitation on the amount of notes or other debt securities that we may issue under the Indenture and there is no restriction on us issuing securities that may have preferential rights to the notes or securities with similar, different or no Capital Adequacy Trigger Event provisions.

The term “business day” means any weekday, other than one on which banking institutions are authorized or obligated by law or executive order to close in London, England, or in New York City.

The “Deferred Payments” provisions described in “Description of Debt Securities—Payments; Deferred Payments; Missed Payments—Dated Subordinated Debt Securities” in the accompanying prospectus do not form part of the terms and conditions of the notes.

Ranking

For purposes of the notes, the following discussion replaces in its entirety the discussion set forth in “Description of Debt Securities—Ranking—Dated Subordinated Debt Securities” in the accompanying prospectus.

The notes will constitute our direct, unsecured and subordinated obligations, ranking equally without any preference among themselves.

In the event of our winding up or administration, the claims of the trustee (on behalf of the holders of the notes but not the rights and claims of the trustee in its personal capacity under the Indenture) and the holders of the notes, in respect of such notes (including any damages or other payments awarded for breach of any obligations thereunder) shall:

(i)	be subordinated to the claims of all Senior Creditors;

(ii)	rank at least pari passu with the claims of holders of all our other dated subordinated obligations and our other securities which in each case by law rank, or by their terms are expressed to rank, pari passu with the notes (“Other Pari Passu Claims”); and

(iii)	rank senior to our ordinary shares, preference shares and any junior subordinated obligations or other securities which in each case either by law rank, or by their terms are expressed to rank, junior to the notes.

The claims of such other creditors, with the exception of the claims specified in sub-paragraphs (ii) and (iii) above, are referred to in this prospectus supplement as “Dated Debt Senior Claims.” Accordingly, no amount will be payable in our winding up in respect of claims in relation to the notes until all Dated Debt Senior Claims admitted in our winding up have been satisfied.

“Senior Creditors” means creditors (i) who are depositors and/or other unsubordinated creditors; or (ii) who are subordinated creditors (whether aforesaid or otherwise) other than those whose claims by law rank, or by their terms are expressed to rank, pari passu with or junior to the claims of the holders of the notes.

For the avoidance of doubt, in our winding up or administration, the notes shall rank pari passu with, amongst others, our $1,250,000,000 5.140% Lower Tier 2 Notes due October 2020 issued on October 14, 2010 and our $3,000,000,000 7.625% Contingent Capital Notes due November 2022 issued on November 21, 2012.

Any amounts in respect of the notes paid to the holders of such notes or to the trustee (including any damages or other payments awarded for breach of any obligations thereunder) will be held by such holders or the trustee upon trust to be applied in the following order: (i) to the amounts due to the trustee in or about the execution of the trusts of the Indenture; (ii) in payment of all Dated Debt Senior Claims outstanding at the commencement of, or arising solely by virtue of, our winding up to the extent that such claims shall be admitted in the winding up and shall not be satisfied out of our other resources; and (iii) in payment of notes issued under the Indenture. By accepting the notes, each holder agrees to be bound by the Indenture’s subordination provisions and irrevocably authorizes our liquidator to perform on behalf of the holder the above subordination trust.

Because of subordination, in the event of our winding up in England, our creditors who hold Dated Debt Senior Claims may recover more, ratably, than the holders of the notes and Other Pari Passu Claims. As of December 31, 2012, the amount of outstanding Dated Debt Senior Claims on a consolidated basis was approximately £1,403.4 billion (including £462.8 billion of deposits and £119.6 billion of debt securities in issue). Currently, we have no limitations on issuing indebtedness which would constitute Dated Debt Senior Claims. As of December 31, 2012, Other Pari Passu Claims on a non-consolidated basis were approximately £16.4 billion, consisting of debt securities issued by us and intra-group loans to us. The amounts of all securities or intra-group loans denominated in a currency other than pounds sterling included in the above totals have been converted at the exchange rates prevailing on December 31, 2012.

Agreement with Respect to the Exercise of U.K. Bail-in Power

The PRA has requested us to include the following provision as a term of the notes in accordance with the requirements envisaged in Article 50 of the draft RRD:

By its acquisition of the notes, each holder of the notes acknowledges, agrees to be bound by and consents to the exercise of any U.K. bail-in power (as defined below) by the relevant U.K. resolution authority that may result in the cancellation of all, or a portion, of the principal amount of, or interest on, the notes and/or the conversion of all, or a portion, of the principal amount of, or interest on, the notes into shares or other securities or other obligations of the Issuer or another person (other than in respect of each of the foregoing, payments of principal and interest that have become due and payable prior to the exercise of the U.K. bail-in power), and the rights of the holders under the notes are subject to the provisions of any U.K. bail-in power which are expressed to implement such a cancellation or conversion.

For these purposes, a “U.K. bail-in power” is any statutory write-down and/or conversion power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of credit institutions and investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to the Issuer or other members of the Group, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms, pursuant to which obligations of a credit institution or investment firm or any of its affiliates can be cancelled and/or converted into shares or other securities or obligations of the obligor or any other person (and a reference to the “relevant

U.K. resolution authority” is to any authority with the ability to exercise a U.K. bail-in power).

According to the principles proposed in the draft RRD, Barclays expects that the relevant U.K. resolution authority would exercise its U.K. bail-in powers in respect of the notes having regard to the hierarchy of creditor claims and that the holders of the notes would be treated pari passu with all Other Pari Passu Claims at that time being subjected to the exercise of the U.K. bail-in powers.

No repayment of the principal amount of the notes or payment of interest on the notes shall become due and payable after the exercise of any U.K. bail-in power by the relevant U.K. resolution authority unless, at the time that such repayment or payment, respectively, is scheduled to become due, such repayment or payment would be permitted to be made by the Issuer under the laws and regulations of the United Kingdom and the European Union applicable to the Issuer and the Group.

See also “Risk Factors—Under the terms of the notes, you have agreed to be bound by the exercise of any U.K. bail-in power imposed by the relevant U.K. resolution authority.”

By its acquisition of the notes, each holder of the notes, to the extent permitted by the Trust Indenture Act, waives any and all claims against the trustee for, agrees not to initiate a suit against the trustee in respect of, and agrees that the trustee shall not be liable for, any action that the trustee takes, or abstains from taking, in either case in accordance with the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the notes.

Upon the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the notes, the Issuer shall provide a written notice to DTC as soon as practicable regarding such exercise of the U.K. bail-in power for purposes of notifying holders of such occurrence. The Issuer shall also deliver a copy of such notice to the trustee for information purposes.

Payment of Additional Amounts

For purposes of the notes, the following discussion replaces in its entirety the discussion set forth in “Description of Debt Securities—Additional Amounts” in the accompanying prospectus.

We will pay any amounts to be paid by us on the notes without deduction or withholding for, or on account of, any and all present or future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“taxes”) now or hereafter imposed, levied, collected, withheld or assessed by, or on behalf of, the United Kingdom or any U.K. political subdivision or authority thereof or therein that has the power to tax (each, a “taxing jurisdiction”), unless the deduction or withholding is required by law. At any time a U.K. taxing jurisdiction requires us to deduct or withhold taxes, we will pay the additional amounts of, or in respect of, the principal of, and any interest on, the notes (“Additional Amounts”) that are necessary so that the net amounts paid to the holders, after the deduction or withholding, shall equal the amounts which would have been payable had no such deduction or withholding been required. However, we will not pay Additional Amounts for taxes that are payable because:

•

the holder or the beneficial owner of the notes is a domiciliary, national or resident of, or engages in business or maintains a permanent establishment or is physically present in, a U.K. taxing jurisdiction requiring that deduction or withholding, or otherwise has some connection with the U.K. taxing jurisdiction other than the holding or ownership of the note, or the collection of any payment of, or in respect of, the principal of, or any interest on, any notes;

•	except in the case of our winding up in England the relevant note is presented for payment in the United Kingdom;

•

the relevant note is presented for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to the Additional Amounts on presenting the note for payment at the close of such 30-day period;

•

the holder or the beneficial owner of the relevant notes or the beneficial owner of any payment of (or in respect of) principal of, or any interest on notes failed to make any necessary claim or to comply with any certification, identification or other requirements concerning the nationality, residence, identity or connection with the taxing jurisdiction of such holder or beneficial owner, if such claim or compliance is required by statute, treaty, regulation or administrative practice of the taxing jurisdiction as a condition to relief or exemption from such taxes;

•

such taxes are imposed on a payment to an individual and are required to be made pursuant to the European Union Directive on the taxation of savings income, adopted on June 3, 2003, or any law implementing or complying with, or introduced in order to conform to, such Directive;

•

the relevant note is presented for payment by, or on behalf of, a holder who would have been able to avoid such deduction or withholding by presenting the relevant debt security to another paying agent in a member state of the European Union or elsewhere; or

•

if the taxes would not have been imposed or would have been excluded under one of the preceding points if the beneficial owner of, or person ultimately entitled to obtain an interest in, the notes had been the holder of the notes.

Whenever we refer in this prospectus supplement and in the accompanying prospectus to the payment of the principal of, or any interest on, or in respect of, the notes, we mean to include the payment of Additional Amounts to the extent that, in context, Additional Amounts are, were or would be payable.

For the avoidance of doubt, any amounts to be paid by us on the notes will be paid net of any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a “FATCA Withholding Tax”), and we will not be required to pay Additional Amounts on account of any FATCA Withholding Tax.

The government of any jurisdiction where Barclays Bank PLC is incorporated may require Barclays Bank PLC to withhold amounts from payments on the principal or interest on the notes, as the case may be, for taxes or any other governmental charges. If a withholding of this type is required, Barclays Bank PLC may be required to pay you an additional amount so that the net amount you receive will be the amount specified in the note to which you are entitled.

Any paying agent shall be entitled to make a deduction or withholding from any payment which it makes under the notes and the Indenture for or on account of (i) any present or future taxes, duties or charges if and to the extent so required by any applicable law and (ii) any FATCA Withholding Tax (together, “Applicable Law”). In either case, the paying agent shall make any payment after a deduction or withholding has been made pursuant to Applicable Law and shall report to the relevant authorities the amount so deducted or withheld. However, such deduction or withholding will not apply to payments made under the notes and the Indenture through the relevant clearing systems. In all cases, the paying agent shall have no obligation to gross up any payment made subject to any deduction or withholding pursuant to Applicable Law.

Redemption

Optional Redemption

We may, at our option, redeem the notes, in whole but not in part, on April 10, 2018 at 100% of their principal amount, together with any accrued but unpaid interest to (but excluding) the date fixed for redemption. Any optional redemption will be subject to the conditions described below under “—Conditions to Redemption.”

Regulatory Event Redemption

If we determine that for any reason the notes are fully excluded from the Group’s Tier 2 Capital within the meaning and for the purposes of (1) the capital adequacy requirements of the PRA or (2) any other regulation, directive or other binding rules, standards or decisions adopted by the institutions of the European Union (a “Regulatory Event”), we may (subject to (a) the provisions described below under “—Conditions to Redemption”, (b) giving not less than 30 days’ nor more than 60 days’ notice to the trustee and the holders of the notes (such notice being irrevocable) specifying the date fixed for such redemption and (c) the circumstance that entitles us to exercise such right of redemption of the notes not being (in our opinion) reasonably foreseeable at the issue date) redeem the notes, in whole but not in part, at a redemption price equal to 100% of their principal amount, together with any accrued but unpaid interest to (but excluding) the date fixed for redemption. Upon the expiry of such notice period, we shall be bound to redeem the notes accordingly.

As a financial institution, we are required to hold certain kinds and amounts of capital to help us meet our obligations as they fall due. “Tier 2 Capital” is a class of this capital, the requirements for which are set forth in the General Prudential Sourcebook issued by the PRA. Tier 2 Capital is divided into “Lower Tier 2 Capital” and “Upper Tier 2 Capital”. The notes are intended to classify as Lower Tier 2 Capital under the current rules of the PRA. Under the current PRA rules, Tier 2 Capital broadly includes qualifying subordinated debt and other Tier 2 securities, eligible collective impairment allowances, unrealized available for sale equity gains and revaluation reserves. Tier 2 Capital is also subject to deductions relating to the excess of expected loss over regulatory impairment allowance, securitization positions and material holdings in financial companies. However, the rules applicable to the capital of financial institutions are being changed across the European Union pursuant to a proposed directive and regulation of the European Commission in order to implement the third international accord on banking supervision issued by the Basel Committee. The European Commission proposals consist of a new Capital Requirements Regulation and a proposed Fourth Capital Requirements Directive, collectively known as “CRD IV,” which includes a new definition of “Tier 2 Capital.” As of the date of this prospectus supplement, these rules have not yet been finalized and it is unclear when such rules will be adopted. For more information, see “Risk Factors—Other changes in law may adversely affect the rights of holders of the notes.” and “Risk Factors—CRD IV will introduce a new calculation of CET1 Capital and Risk Weighted Assets; CRD IV remains in draft form and subject to final adoption by European legislators; the PRA may also alter its stated approach to the adoption of CRD IV in the U.K. Future regulatory changes to the calculation of CET1 Capital and/or Risk Weighted Assets may negatively affect our CET1 Ratio and thus increase the risk of the occurrence of a Capital Adequacy Trigger Event, which will lead to an Automatic Write-Down, as a result of which case you will lose your entire investment in the notes.”

Tax Redemption

For purposes of the notes, the discussion set forth in this section replaces in its entirety the discussion set forth in “Description of Debt Securities—Redemption—Redemption or Conversion for Tax Reasons” in the accompanying prospectus.

We will have the option to redeem the notes, in whole but not in part, upon not less than 30 days’ nor more than 60 days’ notice to the holders if we determine that as a result of a change in, or amendment to, the laws or regulations of a taxing jurisdiction, including any treaty to which the relevant taxing jurisdiction is a party, or a change in an official application or interpretation of those laws or regulations (including, without limitation, (a) any failure to enact the U.K. Finance Act 2013 or (b) any material amendment (whether at the time of enactment or thereafter) to the draft U.K. Finance Act 2013 published on December 11, 2012 relating to the taxation of Tier 2 Capital), including a decision of any court or tribunal, which becomes effective on or after the issue date of the notes (and, in the case of a successor entity, which becomes effective on or after the date of that entity’s assumption of our obligations):

(1)	we will or would be required to pay holders Additional Amounts;

(2)	we would not be entitled to claim a deduction in respect of any payments in computing our taxation liabilities or the amount of the deduction would be materially reduced; or

(3)	we would not, as a result of the notes being in issue, be able to have losses or deductions set against the profits or gains, or profits or gains offset by the losses or deductions, of companies with which we are or would otherwise be so grouped for applicable United Kingdom tax purposes (whether under the group relief system current as at the date of issue of the notes or any similar system or systems having like effect as may from time to time exist) (each of (1), (2) and (3) above, a “Tax Event”), provided that (a) the circumstance that entitles us to exercise such right of redemption of the notes was not (in our opinion) reasonably foreseeable at the issue date of the notes and (b) in the case of each Tax Event, such obligation cannot be avoided by us taking reasonable measures available to us.

In each case, before we give a notice of redemption, we shall be required to deliver to the trustee an opinion of independent counsel of recognized standing, chosen by us, in a form satisfactory to the trustee confirming that we are entitled to exercise our right of redemption. The redemption price will be equal to 100% of the principal amount of notes being redeemed, together with any accrued but unpaid interest to (but excluding) the date fixed for redemption.

You have no right to require us to redeem the notes.

In the circumstance of a redemption for tax reasons, we will give notice to DTC of such redemption at least 30 days, but not more than 60 days, before the redemption date. Notice by DTC to participating institutions and by these participants to street name holders of indirect interests in the notes will be made according to arrangements among them and may be subject to statutory or regulatory requirements.

Any redemption as a result of a Tax Event would also be subject to the provisions described below under “—Conditions to Redemption”.

Conditions to Redemption

For purposes of the notes, the discussion set forth in this section replaces in its entirety the fourth and fifth paragraph set forth in “Description of Debt Securities—Redemption—Optional Redemption” in the accompanying prospectus.

Notwithstanding any other provision:

(a)	we may only redeem the notes prior to their scheduled maturity date if we have obtained the PRA’s prior consent (as (and to the extent) required by applicable law and regulation) for the redemption of the relevant notes in question; and

(b)	in the event of a redemption prior to the fifth anniversary of the date of issue of the notes, only if (1) the circumstance that entitles us to exercise that right of redemption is the result of a change in the applicable tax treatment or regulatory classification of the notes; and (2) if at the time of the exercise of the right of redemption (and if and to the extent required at such time), we comply with the PRA’s main Pillar 1 rules applicable to us and other BIPRU firms (within the meaning of the PRA’s General Prudential Sourcebook) and will continue to do so after the redemption of the notes.

Automatic Write-Down Upon Capital Adequacy Trigger Event

If a Capital Adequacy Trigger Event occurs as of any Quarterly Financial Period End Date or Extraordinary Calculation Date, as the case may be, then, except as described under “—Effect of Order or Resolution for Winding-up or Administration,” an Automatic Write-Down will occur on the business day immediately following the expiration of the Suspension Period, as described below under “—Automatic Write-Down Procedure.”

Such Automatic Write-Down will result in the holders losing the entire principal amount of the notes that has not become due and the right to receive any interest payment on such notes for any period from (and including) the interest payment date falling immediately prior to the occurrence of such Automatic Write-Down. As a result, the holders will lose their entire investment in the notes.

By its acquisition of the notes, each holder shall (i) agree to all the terms and conditions of the notes, including, without limitation, those related to the occurrence of a Capital Adequacy Trigger Event and any related Automatic Write-Down, (ii) agree that effective upon, and following, the occurrence of the Automatic Write-Down, other than with respect to payments that have become due and payable prior to such Automatic Write-Down, no amount shall be due and payable to the holders under the notes, and the holders shall not have the right to give a direction to the trustee with respect to the Capital Adequacy Trigger Event and any related Automatic Write-Down and (iii) waive, to the extent permitted by the Trust Indenture Act, any claim against the trustee arising out of its acceptance of its trusteeship for the notes, including, without limitation, claims related to or arising out of or in connection with a Capital Adequacy Trigger Event and/or the Automatic Write-Down.

Automatic Write-Down Procedure

Automatic Write-Down Procedure for Notes Held Through DTC

If a Capital Adequacy Trigger Event has occurred as of any Quarterly Financial Period End Date or Extraordinary Calculation Date, as the case may be, we shall deliver an Automatic Write-Down Notice to the trustee and the holders via DTC:

(i)	in the case of a Capital Adequacy Trigger Event that has occurred as of any Quarterly Financial Period End Date, on or within five (5) business days after the relevant Ordinary Reporting Date; and

(ii)	in the case of a Capital Adequacy Trigger Event that has occurred as of any Extraordinary Calculation Date, on or as soon as practicable after such Extraordinary Calculation Date.

Following the receipt of the Automatic Write-Down Notice by DTC and the commencement of the Suspension Period, DTC shall suspend all clearance and settlement of the notes. As a result, holders will not be able to settle the transfer of any notes from the commencement of the Suspension Period, and any sale or other transfer of the notes that a holder may have initiated prior to the commencement of the Suspension Period that is scheduled to settle during the Suspension Period will be rejected by DTC and will not be settled within DTC. See “Risk Factors—Any transfer of notes that is initiated prior to the delivery of an Automatic Write-Down Notice to DTC specifying the occurrence of a Capital Adequacy Trigger Event but that is scheduled to settle within DTC’s system during the Suspension Period will be rejected by DTC and will not settle within DTC.”

In addition, promptly following its receipt of the Automatic Write-Down Notice, DTC shall post the Automatic Write-Down Notice to its Reorganization Inquiry for Participants System, and within two (2) business days of its receipt of the Automatic Write-Down Notice, the trustee shall transmit the Automatic Write-Down Notice to the direct participants of DTC holding the notes at such time.

On the business day immediately following the expiration of the Suspension Period, the Automatic Write-Down shall occur. Effective upon, and following, the Automatic Write-Down, holders shall not have any rights against us with respect to repayment of the principal amount of the notes that has not become due or the payment of interest on such notes for any period from (and including) the interest payment date falling immediately prior to the occurrence of such Automatic Write-Down. As a result, the holders will lose their entire investment in the notes.

Notwithstanding anything to the contrary contained in this prospectus supplement, once we have delivered the Automatic Write-Down Notice to DTC following the occurrence of a Capital Adequacy Trigger Event, (a) the holders shall have no rights whatsoever under the Indenture or the notes to instruct the trustee to take any action whatsoever and (b) as of the date of the Automatic Write-Down Notice, except for any indemnity and/or security provided by any holder in such direction or related to such direction, any direction previously given to the Trustee by any holders shall cease automatically and shall be null and void and of no further effect, except in each case of (a) and (b), with respect to any rights of holders with respect to any payments under the notes that were due and payable prior to the date of the Automatic Write-Down Notice or unless the trustee is instructed by us to act otherwise.

This section shall be subject to the provisions described under “—Effect of Order or Resolution for Winding-up or Administration” below.

Definitions

For purposes of this prospectus supplement:

“Automatic Write-Down” means the automatic write-down of the full principal amount of the notes that has not become due to zero and the cancellation of the notes on the business day immediately following the expiration of the Suspension Period. For the avoidance of doubt, upon the automatic write-down of principal and interest and cancellation of the notes on the business day immediately following the expiration of the Suspension Period, all holders will not have any rights against us with respect to repayment of the principal amount of the notes that has not become due or the payment of interest on such notes for any period from (and including) the interest payment date falling immediately prior to the occurrence of such Automatic Write-Down, except for any rights of the holders with respect to any payments under the notes that were due and payable prior to the date of such Automatic Write-Down.

“Automatic Write-Down Notice” means the written notice delivered by us to the trustee and the holders via DTC (or, if the notes are held in definitive form, the trustee) specifying that a Capital Adequacy Trigger Event has occurred and that an Automatic Write-Down shall therefore take place.

Except as described under “—Effect of Order or Resolution for Winding-up or Administration,” a “Capital Adequacy Trigger Event” shall occur if the CET1 Ratio as of any Quarterly Financial Period End Date or Extraordinary Calculation Date, as the case may be, is less than 7.00% on such date.

“CET1 Capital” means (i) as of any Quarterly Financial Period End Date or Extraordinary Calculation Date that falls before the CRD IV Adoption Date, the sum, expressed in pounds sterling, of all amounts that constitute core tier 1 capital of the Group as of such date, less any deductions from core tier 1 capital required to be made as of such date, in each case as calculated by Barclays PLC on a consolidated basis in accordance with the capital adequacy standards and guidelines of the PRA applicable to the Group on such Quarterly Financial Period End Date or Extraordinary Calculation Date, as the case may be (which calculation shall be binding on the trustee and the holders), and (ii) as of any Quarterly Financial Period

End Date or Extraordinary Calculation Date that falls on or after the CRD IV Adoption Date, the sum, expressed in pounds sterling, of all amounts that constitute common equity tier 1 capital of the Group as of such date, less any deductions from common equity tier 1 capital required to be made as of such date, in each case as calculated by Barclays PLC on a consolidated basis in accordance with the capital adequacy standards and guidelines of the PRA applicable to the Group on such Quarterly Financial Period End Date or Extraordinary Calculation Date, as the case may be (which calculation shall be binding on the trustee and the holders). For the avoidance of doubt, the term “core tier 1 capital” as used in this definition shall have the meaning assigned to such term in the capital adequacy standards and guidelines of the PRA (as supplemented by any published statement or guidance given by the PRA from time to time, including, for the avoidance of doubt, the guidance provided by the FSA, as predecessor of the PRA, on May 1, 2009 in its letter to the British Bankers’ Association regarding the “Definition of Core Tier 1 Capital”) and “common equity tier 1 capital” as used in this definition shall have the meaning assigned to such term in CRD IV as interpreted and applied in accordance with the capital adequacy standards and guidelines of the PRA from time to time, but subject always to the transitional arrangements thereunder as interpreted by the PRA pursuant to the FSA’s press release of October 26, 2012 entitled “CRD IV transitional provisions on capital resources.”

“CET1 Ratio” means, as of any Quarterly Financial Period End Date or Extraordinary Calculation Date, as the case may be, the ratio of CET1 Capital as of such date to the Risk Weighted Assets as of the same date, expressed as a percentage.

“CRD IV” means the legislative package consisting of the Directive and the Regulation of the European Parliament and of the Council on prudential requirements for credit institutions and investment firms, the first drafts of which were published by the European Commission on July 20, 2011.

“CRD IV Adoption Date” means the date on which the Regulation that forms part of CRD IV is deemed to take effect in the United Kingdom according to the terms of such Regulation.

“Extraordinary Calculation Date” means any business day (other than a Quarterly Financial Period End Date) on which the CET1 Ratio is calculated upon the instruction of the PRA.

“Ordinary Reporting Date” means each business day on which Quarterly Financial Information is published by Barclays PLC.

“Quarterly Financial Information” means the financial information of the Group in respect of a fiscal quarter that is contained in the principal financial report for such fiscal quarter published by Barclays PLC. As of the date of this prospectus supplement, the principal financial reports published by Barclays PLC with respect to each fiscal quarter are: (i) the Q1 Interim Management Statement in respect of the first fiscal quarter, (ii) the Interim Results Announcement in respect of the first half of the year (including the second fiscal quarter), (iii) the Q3 Interim Management Statement in respect of the first nine months of the year (including the third fiscal quarter) and (iv) the Results Announcement in respect of the full year (including the fourth fiscal quarter).

“Quarterly Financial Period End Date” means the last day of each fiscal quarter.

“Risk Weighted Assets” means, as of any Quarterly Financial Period End Date or Extraordinary Calculation Date, as the case may be, the aggregate amount, expressed in pounds sterling, of the risk weighted assets of the Group as of such date, as calculated by Barclays PLC on a consolidated basis in accordance with the capital adequacy standards and guidelines of the PRA applicable to the Group on such date (which calculation shall be binding on the trustee and the holders). For the avoidance of doubt, the term “risk weighted assets” as used in this definition shall have the meaning assigned to such term in the capital adequacy standards and guidelines of the PRA applicable to the Group on the relevant Quarterly Financial Period End Date or Extraordinary Calculation Date, as the case may be.

“Suspension Period” means the period of five (5) business days (or such other period as DTC shall determine in accordance with its rules and procedures) commencing on the business day immediately following the date on which the Automatic Write-Down Notice is received by DTC; except that such period may commence on the second business day immediately following the date on which the Automatic Write-Down Notice is received by DTC, if DTC so determines in its discretion in accordance with its rules and procedures.

Effect of Order or Resolution for Winding-up or Administration

In the event that (i) a court of competent jurisdiction in England (or such other jurisdiction in which we are organized) issues an order, or an effective shareholders’ resolution is validly adopted, for our winding-up or (ii) following the appointment of an administrator, the administrator gives notice that it intends to declare and distribute a dividend, and in each such case a Capital Adequacy Trigger Event has not occurred as of the date of such order or the date of such resolution or notice, no subsequent Capital Adequacy Trigger Event shall occur or be deemed to occur.

In the event that (i) a court of competent jurisdiction in England (or such other jurisdiction in which we are organized) issues an order, or an effective shareholders’ resolution is validly adopted, for our winding up or (ii) following the appointment of an administrator, the administrator gives notice that it intends to declare and distribute a dividend, in each such case after the occurrence of a Capital Adequacy Trigger Event but prior to the occurrence of an Automatic Write-Down, such Capital Adequacy Trigger Event shall be deemed not to have occurred, and we shall enter into appropriate arrangements with DTC (or make alternative arrangements) to preserve the rights of the holders under the notes in relation to such winding-up or dividend.

Event of Default and Defaults

For purposes of the notes, the following discussion replaces in its entirety the discussion set forth in “Description of Debt Securities—Senior Events of Default; Subordinated Events of Default and Defaults; Limitation of Remedies—Subordinated Events of Default” and “—Dated Debt Defaults” in the accompanying prospectus.

An “Event of Default” with respect to the notes shall result if (i) a court of competent jurisdiction in England (or such other jurisdiction in which we may be organized) makes an order for our winding up which is not successfully appealed within 30 days of the making of such order, or (ii) our shareholders adopt an effective resolution for our winding up (other than, in the case of either (i) or (ii) above, under or in connection with a scheme of reconstruction, merger or amalgamation not involving a bankruptcy or insolvency). Subject to certain provisions relating to the subordination of the notes (including those limitations set forth in “—Ranking” above), if an Event of Default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes may declare the principal amount of, and any accrued but unpaid interest on, the notes to be due and payable immediately. However, after this declaration, but before the trustee obtains a judgment or decree for payment of money due, the holders of a majority in aggregate principal amount of the outstanding notes may rescind the declaration of acceleration and its consequences, but only if the Event of Default has been cured or waived and all payments due, other than those due as a result of acceleration, have been made.

A “Default” with respect to the notes shall result if we do not pay any installment of interest upon, or any part of the principal of, any notes on the date on which the payment is due and payable, whether upon redemption or otherwise, and the failure continues for 14 days.

If an Event of Default or Default occurs and is continuing, and such Event of Default or Default has neither been cured nor waived within a period of 14 days following the provision of notice of such Event of Default or Default to us from the trustee, the trustee may at its discretion and without further notice to us institute proceedings in England (or such other jurisdiction in which we may be organized) (but not elsewhere) for our winding up.

Failure to make any payment in respect of the notes shall not be a Default if the payment is withheld or refused either:

•	in order to comply with any fiscal or other law or regulation or with the order of any court of competent jurisdiction, in each case applicable to such payment; or

•

in case of doubt as to the validity or applicability of any such law, regulation or order, in accordance with advice given as to such validity or applicability at any time before the expiry of the 14-day period by independent legal advisers acceptable to the trustee.

In the second case, however, the trustee may, by notice to us, require us to take action, including proceedings for a court declaration, to resolve the doubt, if counsel advises it that the action is appropriate and reasonable. In this situation we will take the action promptly and be bound by any final resolution of the doubt. If the action results in a determination that we can make the relevant payment without violating any law, regulation or order, then the payment shall become due and payable on the expiration of the 14-day period after the trustee gives us written notice informing us of the determination.

By accepting a note, each holder will be deemed to have waived any right of set-off or counterclaim that they might otherwise have against us. No holder of notes shall be entitled to proceed directly against us unless the trustee has become bound to proceed but fails to do so within a reasonable period and the failure is continuing.

Other than the limited remedies specified above, on the occurrence of a Default or an Event of Default which is continuing, no remedy against us shall be available to the trustee or the holders of the notes whether for the recovery of amounts owing in respect of such notes or under the Indenture in relation thereto or in respect of any breach by us of any of our other obligations under or in respect of such notes or under the Indenture in relation thereto, save that the trustee shall have such powers as are required to be authorized to it under the Trust Indenture Act in respect of the rights of the holders of the notes in response to such Event of Default or Default under the provisions of the Indenture, and provided that any payments are subject to the subordination provisions set forth in the Indenture.

In the event that a Default has occurred and the trustee has instituted proceedings in England (or such other jurisdiction in which we may be organized) (but not elsewhere) for our winding up, then if a Suspension Period shall commence prior to the making of an order by a court of competent jurisdiction for our winding up, the trustee shall cease such proceedings and any direction by holders under the Indenture to the trustee in respect of such proceedings shall cease automatically and shall be null and void and of no further effect, except with respect to any indemnity and/or security given to the trustee by the holders in any such direction or related to such direction. To the extent set forth in the Original Indenture, the trustee shall not be liable to any holder in respect of the cessation of such proceedings or the termination of the effectiveness of any such direction, and any indemnity and/or security given to the trustee by the holders in any such direction or related to such direction shall continue to be in full force and effect and shall be unaffected by the cessation of such proceedings or the termination of the effectiveness of any such direction in accordance with this paragraph.

In the event that a Default has occurred and the trustee receives a direction from holders to institute proceedings in England (or such other jurisdiction in which we may be organized) (but not elsewhere) for our winding up, then if a Suspension Period shall commence before the trustee shall have instituted such proceedings, the trustee shall be directed not to and shall not be required to initiate such proceedings and, to the extent set forth in the Original Indenture, shall not be liable to any holder in respect of not having commenced such proceedings.

For the avoidance of doubt, the rights of holders in respect of any payment that has become due and payable prior to the Automatic Write-Down shall not be affected by the provisions described in the preceding two paragraphs, and furthermore, effective upon, and following, the commencement of any Suspension Period, the trustee shall not be required to accept directions from holders other than in respect of action limited solely to pursuing any such payment.

Following the occurrence of an Automatic Write-Down, the notes will be cancelled and no principal or interest can become due and payable after such cancellation, and the concept of payment default under the Indenture would no longer be applicable.

Under the terms of the Indenture, the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the notes is not stated to be an Event of Default or a Default.

Waiver; Trustee’s Duties

For purposes of the notes, the following discussion replaces in its entirety the discussion set forth in “Description of Debt Securities—Senior Events of Default; Subordinated Events of Default and Defaults; Limitation of Remedies—Waiver; Trustee’s Duties—Subordinated Debt Securities” in the accompanying prospectus.

The holders of not less than a majority in aggregate principal amount of the notes may waive any past Event of Default or Default with respect to the notes, except any Default in respect of either:

•	the payment of principal of, or interest, on the notes; or

•	a covenant or provision of the Indenture which cannot be modified or amended without the consent of each holder of the notes.

In case an Event of Default or a Default occurs and is continuing with respect to the notes, the trustee will have no obligation to take any action at the direction of any holders of the notes, unless they have offered the trustee security or indemnity satisfactory to the trustee in its sole discretion. The holders of a majority in aggregate principal amount of the outstanding notes shall have the right to direct the time, method and place of conducting any proceeding in the name of and on the behalf of the trustee for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes. However, this direction (a) must not be in conflict with any rule of law or the Indenture and (b) must not be unjustly prejudicial to the holder(s) of the notes not taking part in the direction, in the case of either (a) or (b) as determined by the trustee in its sole discretion. The trustee may also take any other action, consistent with the direction, that it deems proper.

The trustee will, within 90 days of a Default with respect to the notes, give to each affected holder of the notes notice of any Default it knows about, unless the Default has been cured or waived. However, except in the case of a Default in the payment of the principal of, or interest on, the notes, the trustee will be entitled to withhold notice if the board of directors, the executive committee or a trust committee of directors or responsible officers of the trustee determine in good faith that withholding of notice is in the interest of the holders.

By its acquisition of the notes, each holder of the notes acknowledges and agrees that the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the notes shall not give rise to a default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the U.S. Trust Indenture Act of 1939, as amended.

Limitation on Suits

For purposes of the notes, the following discussion replaces in its entirety the discussion set forth in “Description of Debt Securities—Senior Events of Default; Subordinated Events of Default and Defaults; Limitation of Remedies—Limitations on Suits” in the accompanying prospectus.

Before a holder of the notes may bypass the trustee and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to the notes, the following must occur:

•	The holder must give the trustee written notice that an Event of Default has occurred and remains uncured.

•

The holders of 25% in outstanding principal amount of the notes must make a written request that the trustee take action because of the Default, and the holder must offer indemnity satisfactory to the trustee in its sole discretion against the cost and other liabilities of taking that action.

•

The trustee must not have taken action for 60 days after receipt of the above notice and offer of security or indemnity, and the trustee must not have received an inconsistent direction from the majority in principal amount of the notes during that period.

•	In the case of our winding-up in England, such legal action or proceeding is in the name and on behalf of the trustee to the same extent, but no further, as the trustee would have been entitled to do.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the notes.

Trustee; Direction of Trustee

The trustee for the holders of the notes will be The Bank of New York Mellon. See “—Event of Default and Defaults” above for a description of the trustee’s procedures and remedies available in connection with an Event of Default or Default.

The Issuer’s obligations to indemnify the trustee in accordance with the Section 6.07 of the Original Indenture shall survive the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the notes.

By its acquisition of the notes, each holder of the notes acknowledges and agrees that, upon the exercise of any U.K. bail-in power by the relevant U.K. resolution authority, (a) the trustee shall not be required to take any further directions from holders of the notes under Section 3.04 (Control by Holders) of the Second Supplemental Indenture and Section 5.12 of the Original Indenture, which sections authorize holders of a majority in aggregate outstanding principal amount of the notes to direct certain actions relating to the notes, and (b) the Indenture shall impose no duties upon the trustee whatsoever with respect to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority. Notwithstanding the foregoing, if, following the completion of the exercise of the U.K. bail-in power by the relevant U.K. resolution authority, the notes remain outstanding (for example, if the exercise of the U.K. bail-in power results in only a partial write-down of the principal of the notes), then the trustee’s duties under the Indenture shall remain applicable with respect to the notes following such completion to the extent that the Issuer and the trustee shall agree pursuant to a supplemental indenture or an amendment to the Second Supplemental Indenture.

The trustee makes no representations, and shall not be liable with respect to, the information set forth in this prospectus supplement.

Subsequent Holders’ Agreement

Holders of the notes that acquire the notes in the secondary market shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified herein to the same extent as the holders of the notes that acquire the notes upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the notes related to the Automatic Write-Down and the U.K. bail-in power.

Calculation Agent

The Calculation Agent is The Bank of New York Mellon, acting through its London Branch, or its successor appointed by the Issuer. All determinations and any calculations made by the Calculation Agent for the purposes of calculating the Mid Market Swap Rate shall be conclusive and binding on the noteholders, the Issuer and the trustee, absent manifest error. The Calculation Agent shall not be responsible to the Issuer, noteholders or any third party for any failure of the Reference Banks to provide quotations as requested of them or as a result of the Calculation Agent having acted on any quotation or other information given by any Reference Bank which subsequently may be found to be incorrect or inaccurate in any way.

TAX CONSIDERATIONS

Material U.S. Federal Income Tax Consequences

The material U.S. federal income tax consequences of your investment in the notes are summarized below. The discussion below supplements the discussion under “Tax Considerations” in the accompanying prospectus, and constitutes the opinion of Sullivan & Cromwell LLP, our United States counsel. As described in the accompanying prospectus, this section applies to you only if you are a U.S. holder (as defined in the accompanying prospectus) and you hold your notes as capital assets for tax purposes and does not apply to you if you are a member of a class of holders subject to special rules or are otherwise excluded from the discussion in this prospectus supplement (for example, if you did not purchase your notes in the initial issuance of the notes).

NO STATUTORY, REGULATORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE NOTES SHOULD BE TREATED FOR U.S. FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN THE NOTES ARE UNCERTAIN. ACCORDINGLY, WE URGE YOU TO CONSULT YOUR TAX ADVISER AS TO THE TAX CONSEQUENCES OF OWNERSHIP OF NOTES DESCRIBED BELOW AND AS TO THE APPLICATION OF STATE, LOCAL, OR OTHER TAX LAWS TO YOUR INVESTMENT IN YOUR NOTES.

Characterization of the Notes. There is no authority that addresses the U.S. federal income tax treatment of an instrument such as the notes that is denominated as a subordinated debt instrument but that provides for an Automatic Write-Down under which a holder could lose its entire investment in the notes and have no rights with respect to the repayment of the principal amount of the notes that has not become due or the payment of interest on such notes from (and including) the interest payment date falling immediately prior to the occurrence of such Automatic Write-Down. It is therefore unclear whether the notes should be treated as equity or debt of the Issuer for U.S. federal income tax purposes. We believe, however, that the notes should be treated as equity of the Issuer for U.S. federal income tax purposes, and the terms of the notes require a U.S. holder and the Issuer (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to treat the notes for U.S. federal income tax purposes in accordance with such characterization. Except as discussed under “—Alternative Treatments” below, the discussion below assumes that the notes will be treated as equity of the Issuer.

Interest Payments on the Notes. In general, the interest payments with respect to the notes will be treated as dividends to the extent of the Issuer’s current or accumulated earnings and profits as determined for U.S. federal income tax purposes.

Subject to the discussion under “PFIC Considerations” below, any portion of an interest payment in excess of the Issuer’s current and accumulated earnings and profits would be treated first as a nontaxable return of capital that would reduce your tax basis in the notes, and would thereafter be treated as capital gain, the tax treatment of which is discussed below under “—Sale, Redemption, Maturity or Automatic Write-Down of the Notes.” Because the Issuer does not currently maintain calculations of its earnings and profits under U.S. federal income tax principles, it is expected that all interest payments on the notes will generally be reported to U.S. holders as dividends.

Subject to the discussion under “PFIC Considerations” below, interest payments we make with respect to the notes that are treated as dividends for U.S. federal income tax purposes generally will be qualified dividend income taxable to you at the preferential rates applicable to long-term capital gains provided that you hold the notes for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date, in this case generally the relevant record date in respect of the applicable interest payment date (or, if the dividend is attributable to a period or periods aggregating over 366 days, provided that you hold the notes for more than 90 days during the 181-day period beginning 90 days before the ex-dividend date) and meet other holding period requirements. Amounts we pay with respect to the notes will not be eligible for the dividends-received deduction generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations.

The amount of an interest payment on the notes will include amounts, if any, withheld in respect of U.K. taxes. For more information on U.K. withholding taxes, please see the discussion under “—United Kingdom Taxation” in this prospectus supplement. Amounts we pay with respect to the notes will be considered foreign-source income to U.S. holders. Subject to applicable limitations, some of which vary depending upon your circumstances, U.K. income taxes withheld from interest payments on the notes to a U.S. holder not eligible for an exemption from U.K. withholding tax (under the U.S.-U.K. income tax treaty or otherwise) will be creditable against the U.S. holder’s U.S. federal income tax liability. The rules governing foreign tax credits are complex, and you should consult your tax adviser regarding the creditability of foreign taxes in your particular circumstances.

Sale, Redemption, Maturity or Automatic Write-Down of the Notes. Subject to the discussion under “—PFIC Considerations” below, you will generally recognize capital gain or loss upon the sale, redemption, maturity or Automatic Write-Down of your notes in an amount equal to the difference between the amount you receive at such time (which in the case of an Automatic Write-Down would be zero) and your tax basis in the notes. In general, your tax basis in your notes will be equal to the price you paid for them. Such capital gain or loss will be long-term capital gain or loss if you held your notes for more than one year. Capital gain of a non-corporate U.S. holder is generally taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations. Such gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes.

PFIC Considerations. The Issuer does not expect to be a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes, and therefore believes that the notes should not be treated as stock of a PFIC, but this conclusion is a factual determination made annually and thus may be subject to change. In general, the Issuer will be a PFIC with respect to you if, for any taxable year in which you hold the notes, either (i) at least 75% of the gross income of the Issuer for the taxable year is passive income or (ii) at least 50% of the value, determined on the basis of a quarterly average, of the Issuer’s assets is attributable to assets that produce or are held for the production of passive income (including cash). If the Issuer were to be treated as a PFIC, gain realized on the sale or other disposition of notes would in general not be treated as capital gain. Instead, you would be treated as if you had realized such gain ratably over your holding period for the notes. Amounts allocated to the year of disposition and to years before the Issuer became a PFIC would be taxed as ordinary income and amounts allocated to each other taxable year would be taxed at the highest tax rate applicable to individuals or corporations, as appropriate, in effect for each such year to which the gain was allocated, together with an interest charge in respect of the tax attributable to each such year. Further, to the extent that any distribution received by a U.S. holder on its notes exceeded 125% of the average of the annual distributions on the notes received during the preceding three years or the holder’s holding period, whichever is shorter, the distribution would be subject to taxation in the same manner as gain, described immediately above. With certain exceptions, your notes will be treated as stock in a PFIC if the Issuer was a PFIC at any time during your holding period for the notes.

Alternative Treatments. As discussed above, it is possible that notes could be treated as debt of the Issuer for U.S. federal income tax purposes. If the notes were so treated, you would be required to include the interest payments on the notes as ordinary interest income. Furthermore, in such case, the notes may be treated as a contingent payment debt instrument, in which case (i) you would be required to accrue interest on the notes even if you are otherwise subject to the cash basis method of accounting for tax purposes, and (ii) you would be required to treat any gain that you recognize upon the sale, exchange, redemption or maturity of your notes as ordinary income that is not subject to taxation at preferential rates.

Holders should consult their tax advisers as to the tax consequences to them if the notes are classified as debt for U.S. federal income tax purposes.

FATCA Withholding after December 31, 2016. A 30% withholding tax may be imposed on all or some of the payments on the notes after December 31, 2016 to holders and non-U.S. financial institutions receiving payments on behalf of holders that, in each case, fail to comply with information reporting, certification and related requirements. Under current regulations, the amount to be withheld is not defined, and it is not yet clear whether or to what extent payments on the notes may be subject to this withholding tax. This withholding tax, if it applies, could apply to any payment made with respect to the notes, including payments of both principal and interest. Moreover, withholding may be imposed at any point in a chain of payments if a non-U.S. payee fails to comply with U.S. information reporting, certification and related requirements. Accordingly, notes held through a non-compliant institution may be subject to withholding even if the holder otherwise would not be subject to withholding. Holders are urged to consult their tax advisors and any banks or brokers through which they will hold the notes as to the consequences (if any) of these rules to them.

If FATCA withholding is required, the Issuer will not be required to pay any additional amounts with respect to any amounts withheld. A beneficial owner of notes that is not a foreign financial institution generally will be entitled to a refund of any amounts withheld under FATCA, but this may entail significant administrative burden. U.S. and non-U.S. holders are urged to consult their tax advisers regarding the application of FATCA to their ownership of the notes.

United Kingdom Taxation

The following is a summary of the United Kingdom withholding taxation treatment at the date hereof in relation to payments of principal and interest in respect of the notes and certain United Kingdom stamp duty and stamp duty reserve tax implications of acquiring, holding and disposing of the notes. It is based on current law and the practice of Her Majesty’s Revenue & Customs (“HMRC”), which may be subject to change, sometimes with retrospective effect. The comments do not deal with other United Kingdom tax aspects of acquiring, holding or disposing of the notes. The comments relate only to the position of persons who are absolute beneficial owners of the notes. The following is a general guide and should be treated with appropriate caution. It is not intended as tax advice and it does not purport to describe all of the tax considerations that might be relevant to a prospective purchaser. Holders who are in any doubt as to their tax position should consult their professional advisers. Holders who may be liable to taxation in jurisdictions other than the United Kingdom in respect of their acquisition, holding or disposal of the notes are particularly advised to consult their professional advisers as to whether they are so liable (and if so under the laws of which jurisdictions), since the following comments relate only to certain United Kingdom taxation aspects of payments in respect of the notes. In particular, holders should be aware that they may be liable to taxation under the laws of other jurisdictions in relation to payments in respect of the notes even if such payments may be made without withholding or deduction for or on account of taxation under the laws of the United Kingdom.

1.	UK WITHHOLDING TAX

Any notes issued by us which carry a right to interest will constitute “quoted Eurobonds” provided they are and continue to be listed on a recognised stock exchange. Whilst the notes are and continue to be quoted Eurobonds, payments of interest by us on the notes may be made without withholding or deduction for or on account of United Kingdom income tax.

The notes will be “listed on a recognised stock exchange” for this purpose if they are admitted to trading on an exchange designated as a recognised stock exchange by an order made by the Commissioners for HMRC and either they are included in the United Kingdom official list (within the meaning of Part 6 of the Financial

Services and Markets Act 2000) or they are officially listed, in accordance with provisions corresponding to those generally applicable in European Economic Area states, in a country outside the United Kingdom in which there is a recognised stock exchange.

The LSE is a recognised stock exchange, and accordingly the notes will constitute quoted Eurobonds provided they are, and continue to be included in the United Kingdom official list and admitted to trading on the regulated market of the LSE.

In all cases falling outside the exemption described above, interest on the notes may fall to be paid under deduction of United Kingdom income tax at the basic rate (currently 20 per cent.) subject to such relief as may be available under the provisions of any applicable double taxation treaty or to any other exemption which may apply.

2.	PROVISION OF INFORMATION

Holders should note that, in certain circumstances, HMRC has power to obtain information (including the name and address of the beneficial owner of the interest) from any person in the United Kingdom who either pays or credits interest to or receives interest for the benefit of a holder. In certain circumstances, the information so obtained may be passed by HMRC to the tax authorities of certain other jurisdictions.

The provisions referred to above may also apply, in certain circumstances, to payments made on redemption of any notes which constitute “deeply discounted securities” for the purposes of Schedule 23, Finance Act 2011 (although, in this regard, HMRC published guidance for the year 2012/2013 indicates that HMRC will not exercise its power to obtain information in relation to such payments in that year).

Information may also be required to be reported in accordance with regulations made pursuant to the EU Savings Directive (see below).

3.	EU SAVINGS DIRECTIVE

Under EC Council Directive 2003/48/EC (the “EU Savings Directive”) on the taxation of savings income, each EU Member State is required to provide to the tax authorities of another EU Member State details of payments of interest or other similar income paid by a person within its jurisdiction to, or collected by such a person for, an individual resident or certain limited types of entity established in that other EU Member State; however, for a transitional period, Austria and Luxembourg may instead apply a withholding system in relation to such payments, deducting tax at a rate of 35 per cent. The transitional period is to terminate at the end of the first full fiscal year following agreement by certain non-EU countries to the exchange of information relating to such payments.

Also, a number of non-EU countries including Switzerland, and certain dependent or associated territories of certain Member States, have adopted similar measures (either provision of information or transitional withholding) in relation to payments made by a person within its jurisdiction to, or collected by such a person for, an individual resident or certain limited types of entity established in a Member State. In addition, the Member States have entered into provision of information or transitional withholding arrangements with certain of those dependent or associated territories in relation to payments made by a person in a Member State to, or collected by such a person for, an individual resident or certain limited types of entity established in one of those territories.

The European Commission has proposed certain amendments to the EU Savings Directive which may, if implemented, amend or broaden the scope of the requirements described above. Investors who are in any doubt as to their position should consult their professional advisers.

4.	OTHER RULES RELATING TO UNITED KINGDOM WITHHOLDING TAX

Where interest has been paid under deduction of United Kingdom income tax, holders who are not resident in the United Kingdom may be able to recover all or part of the tax deducted if there is an appropriate provision in any applicable double taxation treaty.

The references to “interest” above mean “interest” as understood in United Kingdom tax law. The statements above do not take any account of any different definitions of “interest” or “principal” which may prevail under any other law or which may be created by the terms and conditions of the notes or any related documentation.

The above description of the United Kingdom withholding tax position assumes that there will be no substitution of the Issuer as issuer of the notes and does not consider the tax consequences of any such substitution.

5.	STAMP DUTY AND STAMP DUTY RESERVE TAX

Creation and Issue of Notes

No liability for United Kingdom stamp duty or stamp duty reserve tax will arise for a holder on the creation of the notes or the issue of the notes into a clearing system.

Transfer of Notes

So long as the notes are held in a clearing system that has not made an election under Section 97A Finance Act 1986 that is applicable to the notes, no liability for United Kingdom stamp duty reserve tax will arise on a transfer of, or agreement to transfer, full legal and beneficial ownership of any notes.

No liability to United Kingdom stamp duty will arise for a holder on a transfer of, or an agreement to transfer, full legal and beneficial ownership of any notes provided that such transfer or agreement to transfer is effected by electronic means, without executing any documentary transfer of, or agreement to transfer, such note. If a documentary transfer of any note, or documentary agreement to transfer any interest in any note where such interest falls short of full legal and beneficial ownership, is executed then provided that such document is executed and retained outside the United Kingdom at all times no stamp duty should, in practice, need to be paid on such document. In the event that such documentary transfer, or documentary agreement to transfer, is executed in or brought into the United Kingdom for any purpose then stamp duty may be payable (at the rate of 0.5% of the consideration, rounded up if necessary to the nearest multiple of £5). Interest may also be payable on the amount of such stamp duty, unless the document is duly stamped within 30 days after the day on which it was executed. Penalties for late stamping may also be payable on the stamping of such document (in addition to interest) unless the document is duly stamped within 30 days after the day on which it was executed or, if the instrument was executed outside the United Kingdom, within 30 days of it first being brought into the United Kingdom.

For the purposes of the preceding two paragraphs, it is assumed that any transfer of, or agreement to transfer, a holder’s rights in respect of the notes held in a clearing system does not amount to the transfer of, or an agreement to transfer, either: (a) an interest in such notes; or (b) rights against the clearing system; in each case falling short of full ownership of the relevant notes. Whilst this point is not entirely free from doubt, we are not aware of HMRC seeking to charge stamp duty or stamp duty reserve tax on the basis that the legal position is as set out in (a) or (b) above.

Redemption of Notes

No liability for United Kingdom stamp duty or stamp duty reserve tax will arise for a holder on the redemption of the notes.

HMRC Announcements

On October 1, 2009 the ECJ ruled in the case of HSBC Holdings plc, Vidacos Nominees Ltd v The Commissioners of Her Majesty’s Revenue & Customs (Case C – 596/07) that the stamp duty reserve tax charge arising on the issue of shares into a clearing service is contrary to European Community law. HM Revenue & Customs have subsequently announced that they will not levy such charge on shares or other securities issued into a clearance service, and that they will determine whether and how to amend the stamp duty reserve tax rules to ensure movements of shares (and presumably other securities) into and within a clearance service bear their fair share of tax whilst ensuring the rules are compatible with European Community law. The law in this area may therefore be particularly susceptible to change.

UNDERWRITING

Subject to the terms and conditions set forth in the Underwriting Agreement—Standard Provisions, dated October 6, 2010, incorporated in the pricing agreement dated April 3, 2013, between us and the underwriters named below, we have agreed to issue to the underwriters, and each underwriter has severally undertaken to purchase the principal amount of notes set forth opposite its name below:

Underwriters	Principal Amount of Notes
Barclays Capital Inc.	$580,000,000
BNP Paribas Securities Corp	$75,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$75,000,000
Morgan Stanley & Co. LLC	$75,000,000
Wells Fargo Securities, LLC	$75,000,000
Banco Bilbao Vizcaya Argentaria, S.A.	$10,000,000
Capital One Southcoast, Inc.	$10,000,000
Commerz Markets LLC	$10,000,000
ING Bank N.V. Belgian Branch	$10,000,000
Lloyds Securities Inc.	$10,000,000
MEDIOBANCA—Banca di Credito Finanziario S.p.A.	$10,000,000
Mizuho Securities USA Inc.	$10,000,000
RBC Capital Markets, LLC	$10,000,000
Santander Investment Securities Inc.	$10,000,000
Scotia Capital (USA) Inc.	$10,000,000
SMBC Nikko Capital Markets Limited	$10,000,000
TD Securities (USA) LLC	$10,000,000

Total	$1,000,000,000

The underwriting agreement and the pricing agreement provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters have undertaken to purchase all the notes offered by this prospectus supplement if any of these notes are purchased.

The underwriters propose to offer the notes directly to the public at the price to public set forth on the cover of this prospectus supplement and may offer the notes to certain dealers at the price to public less a concession not in excess of 0.50%.

We estimate that our total expenses for the offering, excluding underwriting commissions, will be approximately $1,800,000. A structuring fee of 0.50% on $1,000,000,000 aggregate principal amount of notes will be payable to Barclays Capital Inc.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

The notes are new issue securities with no established trading market. We will apply to have the notes admitted to listing on the Official List of the FCA and to trading on the regulated market of the LSE. The notes will settle through the facilities of DTC and its participants (including Euroclear and Clearstream Banking). The CUSIP number for the notes is 06739FHK0, the ISIN is US06739FHK03 and the Common Code is 091473402.

Certain of the underwriters may not be U.S. registered broker-dealers and accordingly will not effect any sales within the United States except in compliance with applicable U.S. laws and regulations.

Certain of the underwriters and their affiliates have performed investment banking and advisory services for us from time to time for which they have received customary fees and expenses. The underwriters may from time to time engage in transactions with and perform services for us in the ordinary course of business.

It is expected that delivery of the notes will be made, against payment for value on the settlement date, on or about April 10, 2013, which will be the business day in the United States following the date of pricing of the notes. Under Rule 15c6-1 under the Securities Exchange Act of 1934, purchases or sales of securities in the secondary market generally are required to settle within three business days (T+3), unless the parties to any such transaction expressly agree otherwise. Accordingly, purchasers of the notes who wish to trade the notes on the date of this prospectus supplement or the next succeeding business day, will be required, because the notes initially will settle within five business days (T+5) in the United States, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade on the date of this prospectus supplement or the next succeeding business day should consult their own legal advisers.

Conflicts of Interest

Barclays Capital Inc. is an affiliate of Barclays Bank PLC and, as such, has a “conflict of interest” in this offering within the meaning of FINRA Rule 5121 (or any successor rule thereto). In addition, Barclays Bank PLC will receive the net proceeds (excluding the underwriting discount) from the offering of the notes, which creates an additional conflict of interest within the meaning of Rule 5121. Consequently, this offering is being conducted in compliance with the provisions of Rule 5121. Barclays Capital Inc. is not permitted to sell notes in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

Stabilization Transactions and Short Sales

In connection with the offering, the underwriters may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of notes than they are required to purchase in the offering. The underwriters may close a short position by purchasing notes in the open market. Stabilizing transactions consist of various bids for or purchases of the notes made by the underwriters in the open market prior to the completion of the offering.

Purchases to cover a short position and stabilizing transactions may have the effect of preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time.

In particular, in connection with the issue of the notes, Barclays Capital Inc. (the “Stabilising Manager(s)”) (or persons acting on behalf of the Stabilising Manager(s)) may over allot notes or effect transactions with a view to supporting the price of the notes at a level higher than that which might otherwise prevail. However, there is no assurance that the Stabilising Manager(s) (or persons acting on behalf of a Stabilising Manager) will undertake stabilisation action. Any stabilisation action may begin on or after the date on which adequate public disclosure of the terms of the offer of the notes is made and, if begun, may be ended at any time, but it must end no later than the earlier of 30 days after the issue date of the notes and 60 days after the date of the allotment of the notes. Any stabilisation action or over-allotment must be conducted by the Stabilising Manager(s) (or persons acting on behalf of the Stabilising Manager(s)) in accordance with all applicable laws and rules.

Market-Making Resales

For purposes of the notes, the following discussion replaces in its entirety the discussion set forth in “Plan of Distribution—Market-Making Resales” and “Plan of Distribution—Matters Relating to Initial Offering and Market-Making Resales” in the accompanying prospectus.

This prospectus supplement may be used by an affiliate of Barclays Bank PLC in connection with offers and sales of the notes in market-making transactions. In a market-making transaction, such affiliate may resell the notes it acquires from other holders, after the original offering and sale of the notes. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, such affiliate may act as principal, or agent, including as agent for the counterparty in a transaction in which such affiliate acts as principal, or as agent for both counterparties in a transaction in which such affiliate does not act as principal. Such affiliate may receive compensation in the form of discounts and commissions, including from both counterparties in some cases.

The aggregate initial offering price specified on the cover of this prospectus supplement relates to the initial offering of the notes. This amount does not include securities sold in market-making transactions.

We do not expect to receive any proceeds from market-making transactions.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Selling Restrictions

United Kingdom

Each underwriter has represented, warranted and agreed that:

(i)	it has only communicated or caused to be communicated, and will only communicate or cause to be communicated, any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any notes in circumstances in which Section 21(1) of the FSMA would not, if Barclays Bank PLC were not an “authorized person,” apply to Barclays Bank PLC; and

(ii)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

VALIDITY OF SECURITIES

Sullivan & Cromwell LLP, our United States counsel, will pass upon the validity of the notes under New York law. Clifford Chance LLP, our English solicitors, will pass on the validity of the notes under English law. Linklaters LLP, United States counsel for the underwriters, will pass upon certain matters of New York law for the underwriters.

BARCLAYS BANK PLC

Debt Securities

Warrants

Preference Shares

American Depositary Shares

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered.

We will give you the specific terms of the securities, and the manner in which they are offered, in supplements to this prospectus. You should read this prospectus and the prospectus supplements carefully before you invest. We may offer and sell these securities to or through one or more underwriters, dealers and agents, including Barclays Capital Inc., or directly to purchasers, on a delayed or continuous basis. We will indicate the names of any underwriters in the applicable prospectus supplement.

We may use this prospectus to offer and sell debt securities, warrants or preference shares from time to time. In addition, Barclays Capital Inc. or another of our affiliates may use this prospectus in market-making transactions in any of these securities after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this prospectus is being used in market-making transactions.

The securities are not deposit liabilities of Barclays Bank PLC and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction. Unless otherwise indicated in the applicable prospectus supplement, Barclays PLC, our parent, has not guaranteed or assumed any other obligations in respect of our securities.

This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

BofA Merrill Lynch

The date of this prospectus is August 31, 2010

FORWARD-LOOKING STATEMENTS

This prospectus and certain documents incorporated by reference herein contain forward-looking statements within the meaning of Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”), with respect to certain of our plans and current goals and expectations relating to our future financial condition and performance. We caution readers that no forward-looking statement is a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statements. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements sometimes use words such as “may”, “will”, “seek”, “continue”, “aim”, “anticipate”, “target”, “expect”, “estimate”, “intend”, “plan”, “goal”, “believe” or other words of similar meaning. Examples of forward-looking statements include, among others, statements regarding our future financial position, income growth, assets, impairments, charges, business strategy, capital ratios, leverage, payment of dividends, projected levels of growth in the banking and financial markets, projected costs, estimates of capital expenditures, and plans and objectives for future operations.

By their nature, forward-looking statements involve risk and uncertainty because they relate to future events and circumstances, including, but not limited to, U.K. domestic and global economic and business conditions, the effects of continued volatility in credit markets, market related risks such as changes in interest rates and exchange rates, effects of changes in valuation of credit market exposures, changes in valuation of issued notes, the policies and actions of governmental and regulatory authorities including classification of financial instruments for regulatory capital purposes, changes in legislation, the further development of standards and interpretations under International Financial Reporting Standards (“IFRS”) applicable to past, current and future periods, evolving practices with regard to the interpretation and application of standards under IFRS, the outcome of pending and future litigation, the success of future acquisitions and other strategic transactions and the impact of competition—a number of which factors are beyond our control. As a result, our actual future results may differ materially from the plans, goals, and expectations set forth in such forward-looking statements. Additional risks and factors are identified in our filings with the U.S. Securities and Exchange Commission (the “SEC”) including in our Annual Report on Form 20-F for the fiscal year ended December 31, 2009, which is available on the SEC’s website at http://www.sec.gov. Any forward-looking statements made herein or in the documents incorporated by reference herein speak only as of the date they are made. Except as required by the U.K. Financial Services Authority (the “FSA”), the London Stock Exchange plc or applicable law, we expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained in this prospectus or the documents incorporated by reference herein to reflect any changes in expectations with regard thereto or any changes in events, conditions or circumstances on which any such statement is based. The reader should, however, consult any additional disclosures that we have made or may make in documents we have filed or may file with the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means we can disclose important information to you by referring you to those documents. The most recent information that we file with the SEC automatically updates and supersedes earlier information.

We have filed with the SEC a registration statement on Form F-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of the company, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s internet site, as discussed below.

We filed our annual report on Form 20-F for the fiscal year ended December 31, 2009 (the “2009 Form 20-F”) with the SEC on March 19, 2010. We are incorporating the 2009 Form 20-F by reference into this prospectus. We are further incorporating by reference our Current Reports on Form 6-K furnished to the SEC on March 26, 2010, April 7, 2010, April 30, 2010, May 5, 2010, May 13, 2010, August 5, 2010, August 19, 2010 and August 31, 2010 (which Current Report includes certain revised financial statement segmental disclosures in respect of certain disclosures that were made in the 2009 Form 20-F), in each case to the same extent as such report was designated on the cover thereof for incorporation by reference into our Registration Statement on Form F-3 (File No. 333-145845).

In addition, we incorporate by reference into this prospectus all documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and, to the extent, if any, we designate therein, reports on Form 6-K we furnish to the SEC after the date of this prospectus and prior to the termination of any offering contemplated in this prospectus.

We will provide to you, upon your written or oral request, without charge, a copy of any or all of the documents referred to above which we have incorporated in this prospectus by reference. You should direct your requests to Barclays Bank PLC, 745 Seventh Avenue, New York, New York 10019, Attention: General Counsel (telephone: 212-526-7000).

You may read and copy any document that we file with or furnish to the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet site that contains reports and other information regarding issuers that file electronically with the SEC at www.sec.gov. We maintain an internet site at www.barclays.com.

THE BARCLAYS BANK GROUP

Barclays Bank PLC and its subsidiary undertakings (taken together, the “Group”) is a major global financial services provider engaged in retail banking, credit cards, corporate banking, investment banking, wealth management and investment management services, with an extensive international presence in Europe, the Americas, Africa and Asia. Together with the predecessor companies, the Group has over 300 years of history and expertise in banking, and today the Group operates in over 50 countries and employs more than 144,000 people. The Group moves, lends, invests and protects money for more than 48 million customers and clients worldwide. The whole of the issued ordinary share capital of Barclays Bank PLC is beneficially owned by Barclays PLC, which is the ultimate holding company of the Group and one of the largest financial services companies in the world by market capitalization.

USE OF PROCEEDS

Unless otherwise indicated in the accompanying prospectus supplement, the net proceeds from the offering of the securities will be used to support the development and expansion of our business and to strengthen further our capital base. That development and expansion may occur through the development of existing operations, the establishment of new subsidiaries or acquisitions if suitable opportunities should arise.

DESCRIPTION OF DEBT SECURITIES

The following is a summary of the general terms of the debt securities. It sets forth possible terms and provisions for each series of debt securities. Each time that we offer debt securities, we will prepare and file a prospectus supplement with the SEC, which you should read carefully. The prospectus supplement may contain additional terms and provisions of those securities. If there is any inconsistency between the terms and provisions presented here and those in the prospectus supplement, those in the prospectus supplement will apply and will replace those presented here.

The debt securities of any series will be either our senior obligations (the “Senior Debt Securities”) or our subordinated obligations (the “Subordinated Debt Securities”). Neither the Senior Debt Securities nor the Subordinated Debt Securities will be secured by any assets or property of Barclays Bank PLC or any of its subsidiaries or affiliates (including Barclays PLC, its parent). The Subordinated Debt Securities will either have a stated maturity (the “Dated Subordinated Debt Securities”) or will not have a stated maturity (the “Undated Subordinated Debt Securities”). Some Undated Subordinated Debt Securities may be entirely or partially convertible into our preference shares, at our option.

We will issue Senior Debt Securities, Dated Subordinated Debt Securities and Undated Subordinated Debt Securities under indentures (respectively, the “Senior Debt Indenture”, “Dated Debt Indenture” and “Undated Debt Indenture”) between us and The Bank of New York Mellon, as trustee. The terms of the debt securities include those stated in the relevant indenture and any supplements thereto, and those terms made part of the indenture by reference to the U.S. Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Senior, Dated and Undated Debt Indentures are sometimes referred to in this prospectus individually as an “indenture” and collectively as the “indentures”. We have filed or incorporated by reference a copy of, or the forms of, each indenture as exhibits to the registration statement, of which this prospectus is a part.

Because this section is a summary, it does not describe every aspect of the debt securities in detail. This summary is subject to, and qualified by reference to, all of the definitions and provisions of the relevant indenture, any supplement to the relevant indenture and each series of debt securities. Certain terms, unless otherwise defined here, have the meaning given to them in the relevant indenture.

General

The debt securities are not deposits and are not insured by any regulatory body of the United States or the United Kingdom. Unless otherwise indicated in a prospectus supplement, Barclays PLC, our parent, has not guaranteed or assumed any obligations in respect of our debt securities.

Because we are a holding company as well as an operating company, our rights to participate in the assets of any of our subsidiaries upon its liquidation will be subject to the prior claims of the subsidiaries’ creditors, including, in the case of our bank subsidiaries, their respective depositors, except, in our case, to the extent that we may ourselves be a creditor with recognized claims against the relevant subsidiary.

The indentures do not limit the amount of debt securities that we may issue. We may issue the debt securities in one or more series, or as units comprised of two or more related series. The prospectus supplement will indicate for each series or of two or more related series of debt securities:

•	whether the debt securities have a maturity date and if so, what that date is;

•	the specific designation and aggregate principal amount of the debt securities;

•	the prices at which we will issue the debt securities;

•	if interest is payable, the interest rate or rates, or how to calculate the interest rate or rates;

•	whether we will issue the Senior Debt Securities or Dated Subordinated Debt Securities as Discount Securities, as explained below, and the amount of the discount;

•	provisions, if any, for the discharge and defeasance of Senior Debt Securities or Dated Subordinated Debt Securities of any series;

•	any condition applicable to payment of any principal, premium or interest on Senior Debt Securities or Dated Subordinated Debt Securities of any series;

•	the dates and places at which any payments are payable;

•	the terms of any mandatory or optional redemption;

•	the denominations in which the debt securities will be issued, which may be an integral multiple of either $1,000, $25 or any other specified amount;

•

the amount, or how to calculate the amount, that we will pay to the Senior Debt Security holder or Dated Subordinated Debt Security holder, if the Senior Debt Security or Dated Subordinated Debt Security is redeemed before its stated maturity or accelerated, or for which the trustee shall be entitled to file and prove a claim;

•	whether and how the debt securities may or must be converted into any other type of securities, or their cash value, or a combination of these;

•	the currency or currencies in which the debt securities are denominated, and in which we make any payments;

•	whether we will issue the debt securities wholly or partially as one or more global debt securities;

•	what conditions must be satisfied before we will issue the debt securities in definitive form (“definitive debt securities”);

•	any reference asset we will use to determine the amount of any payments on the debt securities;

•

any other or different Senior Events of Default, in the case of Senior Debt Securities, or any other or different Subordinated Events of Default, Dated Debt Defaults or Undated Debt Defaults, in the case of Subordinated Debt Securities, or covenants applicable to any of the debt securities, and the relevant terms if they are different from the terms in the applicable indenture;

•	any restrictions applicable to the offer, sale and delivery of the debt securities;

•	if we will pay Additional Amounts, as defined below, on the debt securities;

•	whether we will issue the debt securities in registered form (“registered securities”) or in bearer form (“bearer securities”) or both;

•	for registered securities, the record date for any payment of principal, interest or premium;

•	any listing of the debt securities on a securities exchange;

•	any other or different terms of the debt securities; and

•	what we believe are any additional material U.S. federal and U.K. tax considerations.

If we issue debt securities in bearer form, the special restrictions and considerations relating to such bearer debt securities, including applicable offering restrictions and U.S. tax considerations, will be described in the relevant prospectus supplement.

Debt securities may bear interest at a fixed rate or a floating rate or we may sell Senior Debt Securities or Dated Subordinated Debt Securities that bear no interest or that bear interest at a rate below the prevailing market interest rate or at a discount to their stated principal amount (“Discount Securities”). The relevant prospectus supplement will describe special U.S. federal income tax considerations applicable to Discount Securities or to debt securities issued at par that are treated for U.S. federal income tax purposes as having been issued at a discount.

Holders of debt securities have no voting rights except as explained below under “—Modification and Waiver” and “Senior Events of Default; Subordinated Events of Default and Defaults; Limitation of Remedies”.

Market-Making Transactions. If you purchase your debt security and/or any of our other securities we describe in this prospectus in a market-making transaction, you will receive information about the price you pay and your trade and settlement dates in a separate confirmation of sale. A market-making transaction is one in which Barclays Capital Inc. or another of our affiliates resells a security that it has previously acquired from another holder. A market-making transaction in a particular debt security occurs after the original issuance and sale of the debt security.

Legal Ownership; Form of Debt Securities

Street Name and Other Indirect Holders. Investors who hold debt securities in accounts at banks or brokers will generally not be recognized by us as legal holders of debt securities. This is called holding in “street name”.

Instead, we would recognize only the bank or broker, or the financial institution the bank or broker uses to hold its debt securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the debt securities, either because they agree to do so in their customer agreements or because they are legally required to do so. An investor who holds debt securities in street name should check with the investor’s own intermediary institution to find out:

•	how it handles debt securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle voting if it were ever required;

•	whether and how the investor can instruct it to send the investor’s debt securities registered in the investor’s own name so the investor can be a direct holder as described below; and

•	how it would pursue rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests.

Direct Holders. Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to persons who are registered as holders of debt securities. As noted above, we do not have obligations to an investor who holds in street name or other indirect means, either because the investor chooses to hold debt securities in that manner or because the debt securities are issued in the form of global securities as described below. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that holder is legally required to pass the payment along to the investor as a street name customer but does not do so.

Global Securities. A global security is a special type of indirectly held security, as described above under “—Legal Ownership; Form of Debt Securities—Street Name and Other Indirect Holders”. If we issue debt securities in the form of global securities, the ultimate beneficial owners can only be indirect holders.

We require that the global security be registered in the name of a financial institution we select. In addition, we require that the debt securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described in the section “Global Securities” occur. The financial institution that acts as the sole direct holder of the global security is called the depositary. Any person wishing to own a security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary. Unless the applicable prospectus supplement indicates otherwise, each series of debt securities will be issued only in the form of global securities.

Further details of legal ownership are discussed in the section “Global Securities” in this prospectus.

In the remainder of this section, “holders” means direct holders and not street name or other indirect holders of debt securities. Indirect holders should read the sub-section entitled “—Legal Ownership; Form of Debt Securities—Street Name and Other Indirect Holders”.

Payment and Paying Agents. We will pay interest to direct holders listed in the trustee’s records at the close of business on a particular day in advance of each due date for interest, even if the direct holder no longer owns the security on the interest due date. That particular day, usually about one business day in advance of the interest due date, is called the regular record date and is stated in the applicable prospectus supplement.

We will pay interest, principal and any other money due on the debt securities at the corporate trust office of the trustee in New York City. Holders of debt securities must make arrangements to have their payments picked up at or wired from that office. We may also choose to pay interest by mailing checks.

Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments.

We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called paying agents. We may also choose to act as our own paying agent. We must notify the trustee of changes in the paying agents for any particular series of debt securities.

Payments; Deferred Payments; Missed Payments

The relevant prospectus supplement will specify the date on which we will pay interest, if any, and, in the case of Senior Debt Securities or Dated Subordinated Debt Securities, the date for payments of principal and any premium, on any particular series of debt securities. The prospectus supplement will also specify the interest rate or rates, if any, or how the rate or rates will be calculated.

Dated Subordinated Debt Securities

Unless the relevant prospectus supplement provides otherwise, and subject also to the following paragraph, if we do not make a payment on a series of Dated Subordinated Debt Securities on any payment date, our obligation to make that payment shall be deferred (a “Deferred Payment”), until:

•	if it is an interest payment, the date we pay a dividend on any class of our share capital; and

•	if it is a payment of principal, the first business day after the date that falls six months after the original payment date.

Each of the above dates is a “deferred payment date”. Our failure to make a payment on or before the deferred payment date is not a Dated Debt Default nor will it allow any holder to sue us or take any other action for the payment. Each Deferred Payment will accrue interest at the rate which prevailed for that series of Dated Subordinated Debt Securities immediately before the payment’s original payment date. Any such Deferred Payment shall not be treated as due for any purpose, including for the purpose of determining whether a default has occurred, until the deferred payment date. The term “business day” means any weekday, other than one on which banking institutions are authorized or obligated by law or executive order to close in London, England, or in any jurisdiction where payments on the debt security are payable.

In the case of Dated Subordinated Debt Securities that qualify as “Upper Tier 3 Capital”, we will by notice in writing to the trustee (a “deferral notice”), defer the due date for payment of any principal, premium or interest in respect of that series of Dated Subordinated Debt Securities where our “capital resources” would be less than our “capital resources requirement” after payment of any such principal or interest in whole or in part. In addition, we will be entitled to give a deferral notice when the FSA has requested or required us to make that deferral. Accordingly, on providing a deferral notice, the payment due date of the principal, premium or interest (the “Tier 3 Deferred Payment”) shall be deferred. As a result, we will not have to make that payment on the date that it would otherwise have become due and payable.

Interest will continue to accrue on the deferred principal at the rate prevailing immediately before the due date of that principal amount, unless the relevant prospectus supplement otherwise specifies. This interest, however, shall only become due and payable according to this paragraph. In the case of a Tier 3 Deferred Payment that was deferred because our capital resources would have been less than our capital resources requirement if such payment had been made when due, we will give notice to the trustee in writing of our intention to make such Tier 3 Deferred Payment promptly upon being satisfied that our capital resources would not be less than our capital resources requirement after payment of the whole or of any part of such payment (unless such payment is also a “Deferred Payment” as described above). In the case of a Tier 3 Deferred Payment that was deferred because of a request or requirement of the FSA, we will give notice to the trustee of our intention to make such Tier 3 Deferred Payment promptly upon being satisfied that the FSA would no longer object to our payment of the whole or any part of such payment (unless such payment is also a “Deferred Payment” as described above). The relevant Tier 3 Deferred Payment, or the appropriate part of it, and any accrued interest shall become due and payable on the seventh day after the date of the payment notice, the “Tier 3 Deferred Payment Date”. In addition, if a Subordinated Event of Default occurs, all unpaid Tier 3 Deferred Payments in respect of Dated Subordinated Debt Securities of a series shall become due and payable in full upon acceleration of payment of the Dated Subordinated Debt Securities of that relevant series. In case of acceleration, if more than one Tier 3 Deferred Payment remains unpaid in respect of Dated Subordinated Debt Securities of any series, payment shall be made pro rata according to the amounts of the unpaid Tier 3 Deferred Payments and the interest accrued at the time a Subordinated Event of Default has occurred.

Our failure to make any payment prior to a Tier 3 Deferred Payment Date to the extent permitted by the provisions we have just described shall not constitute a Dated Debt Default by us or otherwise allow any holder to sue or take any action for that payment. Any Tier 3 Deferred Payment deferred according to these provisions shall not be treated as due for any purpose, including for the purpose of ascertaining whether a Dated Debt Default has occurred, until the Tier 3 Deferred Payment Date.

We are currently obliged to notify the FSA if our capital for regulatory capital adequacy purposes falls below its target capital requirement, as set by the FSA.

Undated Subordinated Debt Securities

We are not required to make payments on any series of Undated Subordinated Debt Securities on any payment date except as we discuss in the following paragraph. Our failure to make a payment (unless the payment is required as we describe in the following two paragraphs) shall not constitute an Undated Debt Default by us for any purpose. Any payment that we do not make in respect of any series of Undated Subordinated Debt Securities on any applicable payment date, together with any other unpaid payments, shall, so long as they remain unpaid, constitute “Missed Payments”. Missed Payments will accumulate until paid, but will not bear interest.

We may choose to pay any Missed Payments in whole or in part at any time on not less than 14 days’ notice to the trustee. However, all outstanding Missed Payments in respect of all Undated Subordinated Debt Securities of a particular series shall, subject to the solvency condition as explained below, become due and payable in full on whichever is the earlier of:

•

the date on which a dividend is next paid on any class of share capital of Barclays PLC, or any other ultimate holding company of us, or if there is no holding company, ourselves, or on any class of our preference share capital;

•	the date fixed for any redemption of the Undated Subordinated Debt Securities; and

•	the commencement of our winding-up in England.

If we give notice of our intention to pay the whole or part of the Missed Payments on the Undated Subordinated Debt Securities of any series, we shall be obliged, subject to the solvency condition, to do so at the time specified in our notice. When Missed Payments in respect of Undated Subordinated Debt Securities of any series are paid in part, each part payment shall be in respect of the full amount of Missed Payments accrued on the payment date or consecutive payment dates furthest from the date of payment.

All payments of principal, premium and interest, including any Missed Payments, on or with respect to the Undated Subordinated Debt Securities of any series will be conditional upon our being solvent at the time of our payment, and remaining solvent immediately after our payment. This is called the “solvency condition”. The solvency condition must also be satisfied when, and immediately after, we or any of our subsidiaries repurchase Undated Subordinated Debt Securities, except for any purchase in the ordinary course of a business dealing in securities. For the purposes of the solvency condition, we shall be solvent if:

•	we are able to pay our debts as they fall due; and

•

our total unconsolidated gross tangible assets exceed our total unconsolidated gross liabilities, subject to certain adjustments specified in the indenture; provided that, as to any event conditional on the solvency condition other than an optional redemption or repurchase, liabilities shall exclude those owed to persons who are not Undated Debt Senior Creditors (as defined below).

A report as to our solvency by one Director or a senior executive or, in certain circumstances as provided in the indenture, our auditors, or, if we are in winding-up in England, our liquidator, shall, absent proven error, be treated and accepted by us, the trustee and the holders of Undated Subordinated Debt Securities and the coupons (if any) appertaining thereto, as correct and sufficient evidence of solvency or insolvency.

If we are unable to make any payment on or with respect to the Undated Subordinated Debt Securities of any series because we are unable to satisfy the solvency condition, the amount of any such payment which we would otherwise make will be available to meet our losses. If we are wound-up, applicable insolvency law may limit the right to claim for any amount payable, including interest and Missed Payments, on the Undated Subordinated Debt Securities.

Ranking

Senior Debt Securities. Senior Debt Securities and the coupons (if any) appertaining thereto constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu, without any preference among themselves, with all our other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.

Dated Subordinated Debt Securities. Dated Subordinated Debt Securities and the coupons (if any) appertaining thereto constitute our direct and unsecured obligations ranking pari passu without any preference among themselves. In the event of our winding-up in England (liquidation), the claims of the trustee, the holders of the Dated Subordinated Debt Securities and the holders of the coupons (if any) appertaining thereto, will be postponed to the claims of all of our other creditors, including any claims related to the Senior Debt Securities, except for:

•

claims in respect of Existing Senior Subordinated Obligations, Capital Note Claims and Subordinated Guarantee Claims (each as defined in the Dated Debt Indenture) and any other claims ranking or expressed to rank equally with them and/or with claims in respect of the Dated Subordinated Debt Securities (“Dated Debt Other Pari Passu Claims”); and

•	any other claims ranking junior to the excepted claims referred to above and/or to claims in respect of Dated Subordinated Debt Securities.

The claims of such other creditors, with the foregoing exceptions, are referred to in this document as “Dated Debt Senior Claims”. Accordingly, no amount will be payable in our winding-up in respect of claims in relation to the Dated Subordinated Debt Securities or the coupons (if any) appertaining thereto until all Dated Debt Senior Claims admitted in our winding-up have been satisfied.

Any amounts in respect of the Dated Subordinated Debt Securities and the coupons (if any) appertaining thereto paid to the holders of such Dated Subordinated Debt Securities, the holders of the coupons (if any) appertaining thereto or to the trustee pari passu with the amounts payable to other creditors admitted in such winding-up will be held by such holders or the trustee upon trust to be applied in the following order: (i) to the amounts due to the trustee in or about the execution of the trusts of the Dated Debt Indenture; (ii) in payment of all Dated Debt Senior Claims outstanding at the commencement of, or arising solely by virtue of, our winding-up to the extent that such claims shall be admitted in the winding-up and shall not be satisfied out of our other resources; and (iii) in payment of the Dated Subordinated Debt Securities and the coupons (if any) appertaining thereto. By accepting the Dated Subordinated Debt Securities or the coupons (if any) appertaining thereto, each holder agrees to be bound by the Dated Debt Indenture’s subordination provisions and irrevocably authorizes our liquidator to perform on behalf of the holder the above subordination trust.

Because of subordination, in the event of our winding-up in England, our creditors who hold Dated Debt Senior Claims may recover more, ratably, than the holders of the Dated Subordinated Debt Securities or the coupons (if any) appertaining thereto and Dated Debt Other Pari Passu Claims. At June 30, 2010, the amount of outstanding Dated Debt Senior Claims on a consolidated basis was approximately £1,500.190 billion (including £455.297 billion of deposits and £151.728 billion of debt securities in issue). Currently we have no limitations on issuing indebtedness which would constitute Dated Debt Senior Claims. At December 31, 2009, Dated Debt Other Pari Passu Claims on a consolidated basis were approximately £16.686 billion, consisting of debt securities we issued, our guarantees in respect of outstanding debt securities issued by our subsidiaries and intra-group loans to us. The amounts of all securities, guarantees or intra-group loans denominated in a currency other than pounds sterling included in the above totals have been converted at the exchange rates prevailing on June 30, 2010 or December 31, 2009, as applicable.

Undated Subordinated Debt Securities. The Undated Subordinated Debt Securities of each series will be our unsecured obligations, subject to the solvency condition and the subordination provisions described here. They will rank equally without any preference among themselves and will also rank equally as to subordination with our Undated Debt Other Pari Passu Claims (as defined in the Undated Debt Indenture).

The rights of the trustee and the holders of Undated Subordinated Debt Securities and the coupons (if any) appertaining thereto will be subordinated to the claims of our creditors:

•	who are our depositors and/or other unsubordinated creditors;

•	whose claims are, or are expressed to be, subordinated to the claims of depositors and other unsubordinated creditors (whether only in our winding-up or otherwise) but not to other claims; or

•

who are subordinated creditors (whether as above or otherwise) other than creditors whose claims constitute Undated Debt Other Pari Passu Claims and creditors whose claims are expressed to rank pari passu with or junior to the claims of the holders of the Undated Subordinated Debt Securities.

These creditors, with the foregoing exceptions, are referred to in this document as “Undated Debt Senior Creditors” and the claims of Undated Debt Senior Creditors are referred to in this document as “Undated Debt Senior Claims”. In the event of our winding-up in England (liquidation) there shall be payable in respect of the Undated

Subordinated Debt Securities and the coupons (if any) appertaining thereto, in lieu of any other payment but subject to the solvency condition, those amounts (if any) as would have been payable as if on the day immediately before the commencement of our winding-up and thereafter, the holders of Undated Subordinated Debt Securities were the holders of a class of preference shares in our capital having a preferential right to a return of assets over the holders of all other classes of shares in our capital issued and outstanding. As a result the holders of the Undated Subordinated Debt Securities would therefore be treated as entitled, to the exclusion of any other rights or privileges, to receive as a return of capital in the winding-up an amount equal to the principal amount of the Undated Subordinated Debt Securities then outstanding, together with any premium and interest accrued to the date of repayment and any Missed Payments. Accordingly, no amount will be payable in our winding-up in England in respect of claims under any Undated Subordinated Debt Securities and the coupons (if any) appertaining thereto, until all Undated Debt Senior Claims admitted in such winding-up have been satisfied.

Because of the subordination, in the event of our winding-up in England, holders of Undated Debt Senior Claims may recover more, ratably, than holders of the Undated Subordinated Debt Securities, the coupons (if any) appertaining thereto and Undated Debt Other Pari Passu Claims. In this context, the claims of holders of any Senior Debt Securities, Dated Subordinated Debt Securities then outstanding, the coupons (if any) appertaining thereto and Dated Debt Other Pari Passu Claims then outstanding, would be included in Undated Debt Senior Claims.

On June 30, 2010, the amount of outstanding Undated Debt Senior Claims on a consolidated basis was approximately £1,517.132 billion (including £455.297 billion of deposits and £151.728 billion of debt securities in issue). On December 31, 2009, an aggregate of approximately £1.987 billion of Undated Debt Other Pari Passu Claims on a consolidated basis were outstanding. Currently there is no limitation on our issuing indebtedness which would constitute Undated Debt Senior Claims. If, in our winding-up, the amounts payable with respect to the Undated Subordinated Debt Securities and any Undated Debt Other Pari Passu Claims are not paid in full, the holders will share ratably in any distribution of our assets in proportion to the respective amounts to which they are entitled. The amounts of all securities, guarantees or intra-group loans denominated in a currency other than pounds sterling included in the above totals have been converted at the exchange rates prevailing on June 30, 2010 or December 31, 2009, as applicable.

Additional Amounts

Unless the relevant prospectus supplement provides otherwise, we will pay any amounts to be paid by us on any series of debt securities without deduction or withholding for, or on account of, any and all present or future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“taxes”) now or hereafter imposed, levied, collected, withheld or assessed by or on behalf of the United Kingdom or any U.K. political subdivision or authority thereof or therein that has the power to tax (each, a “taxing jurisdiction”), unless the deduction or withholding is required by law. Unless the relevant prospectus supplement provides otherwise, at any time a U.K. taxing jurisdiction requires us to deduct or withhold taxes, we will pay the additional amounts of, or in respect of, the principal of, any premium, and any interest, Deferred Payments, Tier 3 Deferred Payments and Missed Payments on the debt securities (“Additional Amounts”) that are necessary so that the net amounts paid to the holders, after the deduction or withholding, shall equal the amounts which would have been payable had no such deduction or withholding been required. However, we will not pay Additional Amounts for taxes that are payable because:

•

the holder or the beneficial owner of the debt securities is a domiciliary, national or resident of, or engages in business or maintains a permanent establishment or is physically present in, a U.K. taxing jurisdiction requiring that deduction or withholding, or otherwise has some connection with the U.K. taxing jurisdiction other than the holding or ownership of the debt security, or the collection of any payment of, or in respect of, the principal of, any premium, or any interest, Deferred Payments, Tier 3 Deferred Payments or Missed Payments on, any debt securities of the relevant series;

•	except in the case of our winding-up in England, the relevant debt security is presented for payment in the United Kingdom;

•

the relevant debt security is presented for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to the Additional Amounts on presenting the debt security for payment at the close of such 30-day period;

•

in the case of Senior Debt Securities only, such deduction or withholding is imposed on a payment made pursuant to the European Council Directive 2003/48/EC (the “Directive”) implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive;

•

in the case of Senior Debt Securities only, the relevant debt security is presented for payment by or on behalf of a holder who would have been able to avoid such deduction or withholding by presenting the relevant debt security to another paying agent in a member state of the European Union (the “EU”) or elsewhere;

•

the holder or the beneficial owner of the relevant debt securities or the beneficial owner of any payment of, or in respect of, the principal of, any premium, or any interest, Deferred Payments, Tier 3 Deferred Payments or Missed Payments on the debt securities failed to make any necessary claim or failed to comply with any certification, identification or other requirements concerning the nationality, residence, identity or connection with the taxing jurisdiction of the holder or beneficial owner, if such claim or compliance, as applicable, is required by statute, treaty, regulation or administrative practice of a U.K. taxing jurisdiction as a condition to relief or exemption from the taxes; or

•

if the taxes would not have been imposed or would have been excluded under one of the preceding points if the beneficial owner of, or person ultimately entitled to obtain an interest in, the debt securities had been the holder of the debt securities.

Whenever we refer in this prospectus and any prospectus supplement to the payment of the principal of, any premium, or any interest, Deferred Payments, Tier 3 Deferred Payments or Missed Payments, if any, on, or in respect of, any debt securities of any series, we mean to include the payment of Additional Amounts to the extent that, in context, Additional Amounts are, were or would be payable.

Redemption

Redemption or Conversion for Tax Reasons. Unless the relevant prospectus supplement provides otherwise and, in the case of Undated Subordinated Debt Securities, if the solvency condition is satisfied, we will have the option to redeem the debt securities of any series upon not less than 30 nor more than 60 days’ notice to the holders on any dates as are specified in the applicable prospectus supplement, and we will have the option of converting any Undated Subordinated Debt Securities that are convertible into preference shares, if:

•

we are required to issue definitive debt securities (see “Global Debt Securities—Special Situations When a Global Security Will Be Terminated”) and, as a result, we are or would be required to pay Additional Amounts with respect to the debt securities; or

•

we determine that as a result of a change in or amendment to the laws or regulations of a taxing jurisdiction, including any treaty to which the relevant taxing jurisdiction is a party, or a change in an official application or interpretation of those laws or regulations, including a decision of any court or tribunal, which becomes effective on or after the date of the applicable prospectus supplement (and, in the case of a successor entity, which becomes effective on or after the date of that entity’s assumption of our obligations), we (or any successor entity) will or would be required to pay holders Additional Amounts, or we (or any successor entity) would not be entitled to claim a deduction in respect of any payments in computing our (or its) taxation liabilities.

In each case, before we give a notice of redemption or conversion, we shall be required to deliver to the trustee a written legal opinion of independent counsel of recognized standing, chosen by us, in a form satisfactory to the trustee confirming that we are entitled to exercise our right of redemption or conversion. The redemption or conversion must be made in respect of all, but not some, of the debt securities of the relevant series. The redemption price will be equal to 100% of the principal amount of debt securities being redeemed together with any accrued but unpaid interest, Deferred Payments, Tier 3 Deferred Payments and Missed Payments, if any, in respect of such debt securities to the date fixed for redemption or, in the case of Discount Securities, such portion of the principal amount of such Discount Securities as may be specified by their terms.

Optional Redemption. The relevant prospectus supplement will specify whether we may redeem the debt securities of any series, in whole or in part, at our option, in any other circumstances. The prospectus supplement will also specify the notice we will be required to give, what prices and any premium we will pay, and the dates on which we may redeem the debt securities. Any notice of redemption of debt securities will state:

•	the date fixed for redemption;

•	the amount of debt securities to be redeemed if we are only redeeming a part of the series;

•	the redemption price;

•

that on the date fixed for redemption the redemption price will become due and payable on each debt security to be redeemed and, if applicable, that any interest will cease to accrue on or after the redemption date;

•	the place or places at which each holder may obtain payment of the redemption price; and

•	the CUSIP number or numbers, if any, with respect to the debt securities.

In the case of a partial redemption, the trustee shall select the debt securities that we will redeem in any manner it deems fair and appropriate.

We or any of our subsidiaries may at any time purchase debt securities of any series in the open market or by tender (available alike to each holder of debt securities of the relevant series) or by private agreement, if applicable law allows, and, in the case of Undated Subordinated Debt Securities, if the solvency condition is satisfied. We will treat as cancelled and no longer issued and outstanding any debt securities of any series that we purchase beneficially for our own account, other than a purchase in the ordinary course of a business dealing in securities.

We may not redeem at our option any Dated Subordinated Debt Securities, nor may we or any of our subsidiaries purchase beneficially or procure others to purchase beneficially for our accounts any Dated Subordinated Debt Securities, other than a purchase in the ordinary course of a business dealing in securities, unless our auditors shall have reported to the trustee within six months before such redemption or purchase that, in their opinion, based on the most recent published consolidated balance sheet of us and our Subsidiary Undertakings, as defined in the indenture, available at the date of such report, the aggregate book value of the tangible assets of us and our Subsidiary Undertakings exceeds the aggregate book value of the liabilities of us and our Subsidiary Undertakings. We may not redeem any Undated Subordinated Debt Securities unless the solvency condition is satisfied.

In addition, we may not redeem or repurchase any Subordinated Debt Securities, other than a repurchase in the ordinary course of a business dealing in securities, prior to the fifth anniversary of their date of issue (or, in the case of Dated Subordinated Debt Securities qualifying as “Upper Tier 3 capital”, prior to the second anniversary of their date of issue) unless:

•

the circumstances that entitle us to exercise that right of redemption are a change in law or regulation in any relevant jurisdiction or in the interpretation of such law or regulation by any court or authority entitled to do so;

•

at the time of the exercise of that right of redemption, we comply with the FSA’s main Pillar 1 rules applicable to BIPRU firms (within the meaning of the FSA’s General Prudential Sourcebook) and continue to do so after the redemption of the relevant securities; and

•

we have given the FSA notice in writing (in the form required by the FSA) of the redemption of the relevant securities at least one month before becoming committed to the redemption and have provided the FSA with certain information in connection with such repayment as required by the FSA’s General Prudential Sourcebook.

Convertible or Exchangeable Securities

Unless the applicable prospectus supplement specifies otherwise, optionally convertible or exchangeable securities will entitle the holder, during a period, or at specific times, to convert or exchange optionally convertible or exchangeable securities into or for the underlying security, basket or baskets of securities, index or indices of securities, or combination of these, at a specified rate of exchange. Optionally convertible or exchangeable securities will be redeemable at our option prior to maturity, if the applicable prospectus supplement so states. If a holder does not elect to convert or exchange the optionally convertible or exchangeable securities before maturity or any applicable redemption date, the holder will receive the principal amount of the optionally convertible or exchangeable securities.

Unless the applicable prospectus supplement specifies otherwise, the holder is not entitled to convert or exchange mandatorily convertible or exchangeable securities before maturity. At maturity, the holder must convert or exchange the mandatorily convertible or exchangeable securities for the underlying security, basket or baskets of securities or index or indices of securities, or a combination of these, at a specified rate of exchange, and, therefore, the holder may receive less than the principal amount of the mandatorily convertible or exchangeable security. If the applicable prospectus supplement so indicates, the specified rate at which a mandatorily convertible or exchangeable security will be converted or exchanged may vary depending on the value of the underlying securities, basket or baskets of securities, index or indices of securities, or combination of these so that, upon conversion or exchange, the holder participates in a percentage, which may be other than 100%, of the change in value of the underlying securities, basket or baskets, index or indices of securities, or combination of these.

Upon conversion or exchange, at maturity or otherwise, the holder of a convertible or exchangeable security may receive, at the specified exchange rate, either the underlying security or the securities constituting the relevant basket or baskets, index or indices, or combination of these, or the cash value thereof, as the applicable prospectus supplement may specify.

In addition, subject to certain conditions specified in the applicable prospectus supplement and unless it specifies otherwise, we may choose to convert all but not part of the Undated Subordinated Debt Securities into preference shares, on any payment date. You should refer to the applicable prospectus supplement for a description of the terms and conditions of this conversion.

Modification and Waiver

We and the trustee may make certain modifications and amendments to the indenture applicable to each series of debt securities without the consent of the holders of the debt securities. We may make other modifications and amendments with the consent of the holder(s) of not less than, in the case of the Senior Debt Securities, a majority of or, in the case of the Subordinated Debt Securities, 66 2/3% in aggregate principal amount of the debt securities of the series outstanding under the applicable indenture that are affected by the modification or amendment. However, we may not make any modification or amendment without the consent of the holder of each affected debt security that would:

•

change the terms of any debt security to include, in the case of an Undated Subordinated Debt Security, a maturity date of its principal amount, or in the case of any other debt security, change the stated maturity date of its principal amount;

•	the principal amount of, or any premium, or interest, Deferred Payments, Tier 3 Deferred Payments or Missed Payments, with respect to any debt security;

•

reduce the amount of principal on a Discount Security that would be due and payable upon an acceleration of the maturity date of any series of Senior Debt Securities or Dated Subordinated Debt Securities;

•	change our obligation, or any successor’s, to pay Additional Amounts;

•	change the places at which payments are payable or the currency of payment;

•	impair the right to sue for the enforcement of any payment due and payable;

•

reduce the percentage in aggregate principal amount of outstanding debt securities of the series necessary to modify or amend the indenture or to waive compliance with certain provisions of the indenture and any past Senior Event of Default, Subordinated Event of Default, Dated Debt Default or Undated Debt Default (in each case as defined below);

•	change our obligation to maintain an office or agency in the place and for the purposes specified in the indenture;

•	change the terms and conditions of the preference shares or other securities into which the Undated Subordinated Debt Securities may be converted;

•

modify the subordination provisions, if any, or the terms and conditions of our obligations in respect of the due and punctual payment of the amounts due and payable on the debt securities, in either case in a manner adverse to the holders; or

•

modify the foregoing requirements or the provisions of the indenture relating to the waiver of any past Senior Event of Default, Subordinated Event of Default, Dated Debt Default or Undated Debt Default or covenants, except as otherwise specified.

In addition, under the practice of the FSA prevailing as of the date of this prospectus, material variations in the terms and conditions of Subordinated Debt Securities of any series, including modifications relating to the subordination or redemption provisions of such securities, may not be made unless at least one month before the amendment is due to take effect we have given the FSA notice in writing (in the form required by the FSA) of the proposed amendment and the FSA has not objected to such amendment.

Senior Events of Default; Subordinated Events of Default and Defaults; Limitation of Remedies

Senior Events of Default

Unless the relevant prospectus supplement provides otherwise, a “Senior Event of Default” with respect to any series of Senior Debt Securities shall result if:

•

we do not pay any principal or interest on any Senior Debt Securities of that series within 14 days from the due date for payment and the principal or interest has not been duly paid within a further 14 days following written notice from the trustee or from holders of 25% in principal amount of the Senior Debt Securities of that series to us requiring the payment to be made. It shall not, however, be a Senior Event of Default if during the 14 days after the notice we satisfy the trustee that such sums (“Withheld Amounts”) were not paid in order to comply with a law, regulation or order of any court of competent jurisdiction. Where there is doubt as to the validity or applicability of any such law, regulation or order, it shall not be a Senior Event of Default if we act on the advice given to us during the 14-day period by independent legal advisers approved by the trustee; or

•

we breach any covenant or warranty of the Senior Debt Indenture (other than as stated above with respect to payments when due) and that breach has not been remedied within 21 days of receipt of a written notice from the trustee certifying that in its opinion the breach is materially prejudicial to the interests of the holders of the Senior Debt Securities of that series and requiring the breach to be remedied or from holders of at least 25% in principal amount of the Senior Debt Securities of that series requiring the breach to be remedied; or

•

either an English court of competent jurisdiction issues an order which is not successfully appealed within 30 days, or an effective shareholders’ resolution is validly adopted, for our winding-up (other than under or in connection with a scheme of reconstruction, merger or amalgamation not involving bankruptcy or insolvency).

If a Senior Event of Default occurs and is continuing, the trustee or the holders of at least 25% in outstanding principal amount of the Senior Debt Securities of that series may at their discretion declare the Senior Debt Securities of that series to be due and repayable immediately (and the Senior Debt Securities of that series shall thereby become due and repayable) at their outstanding principal amount (or at such other repayment amount as may be specified in or determined in accordance with the relevant prospectus supplement) together with accrued interest, if any, as provided in the prospectus supplement. The trustee may at its discretion and without further notice institute such proceedings as it may think suitable against us to enforce payment. Subject to the indenture provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the outstanding Senior Debt Securities of any series shall have the right to direct the time, method and place of conducting any proceeding in the name of and on the behalf of the trustee for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the series. However, this direction must not be in conflict with any rule of law or the Senior Debt Indenture, and must not be unjustly prejudicial to the holder(s) of any Senior Debt Securities of that series not taking part in the direction, as determined by the trustee. The trustee may also take any other action, consistent with the direction, that it deems proper.

If lawful, Withheld Amounts or a sum equal to Withheld Amounts shall be placed promptly on interest bearing deposit as described in the Senior Debt Indenture. We will give notice if at any time it is lawful to pay any Withheld Amount to holders of Senior Debt Securities or holders of coupons or if such payment is possible as soon as any doubt as to the validity or applicability of the law, regulation or order is resolved. The notice will give the date on which the Withheld Amount and the interest accrued on it will be paid. This date will be the earliest day after the day on which it is decided Withheld Amounts can be paid on which the interest bearing deposit falls due for repayment or may be repaid without penalty. On such date, we shall be bound to pay the Withheld Amount together with interest accrued on it. For the purposes of this sub-section this date will be the due date for those sums. Our obligations under this paragraph are in lieu of any other remedy against us in respect of Withheld Amounts. Payment will be subject to applicable laws, regulations or court orders, but in the case of payment of any Withheld Amount, without prejudice to the provisions described under “—Additional Amounts”. Interest accrued on any Withheld Amount will be paid net of any taxes required by applicable law to be withheld or deducted and we shall not be obliged to pay any Additional Amount in respect of any such withholding or deduction.

The holders of a majority of the aggregate principal amount of the outstanding Senior Debt Securities of any affected series may waive any past Senior Event of Default with respect to the series, except any default in respect of either:

•	the payment of principal of, or any premium, or interest, on any Senior Debt Securities; or

•	a covenant or provision of the relevant indenture which cannot be modified or amended without the consent of each holder of Senior Debt Securities of the series.

Subject to exceptions, the trustee may, without the consent of the holders, waive or authorize a Senior Event of Default if, in the opinion of the trustee, such waiver or authorization would not be materially prejudicial to the interests of the holders.

The trustee will, within 90 days of a default with respect to the Senior Debt Securities of any series, give to each affected holder of the Senior Debt Securities of the affected series notice of any default it knows about, unless the default has been cured or waived. However, except in the case of a default in the payment of the principal of, or premium, if any, or interest, if any, on the Senior Debt Securities, the trustee will be entitled to withhold notice if the board of directors, the executive committee or a trust committee of directors or responsible officers of the trustee determine in good faith that withholding of notice is in the interest of the holders.

We are required to furnish to the trustee annually a statement as to our compliance with all conditions and covenants under the Senior Debt Indenture.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the Senior Debt Securities.

Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to waive a Senior Event of Default.

Subordinated Events of Default

If either a court of competent jurisdiction issues an order which is not successfully appealed within 30 days, or an effective shareholders’ resolution is validly adopted, for our winding-up, other than under or in connection with a scheme of amalgamation, merger or reconstruction not involving a bankruptcy or insolvency, that order or resolution will constitute a “Subordinated Event of Default” with respect to all of the Subordinated Debt Securities. If a Subordinated Event of Default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding Subordinated Debt Securities of each series may declare any accrued but unpaid payments, or, in the case of Discount Securities, the portion of principal amount specified in its terms, on the debt securities of the series to be due and payable immediately. However, after this declaration but before the trustee obtains a judgment or decree for payment of money due, the holders of a majority in aggregate principal amount of the outstanding Subordinated Debt Securities of the series may rescind the declaration of acceleration and its consequences, but only if the Subordinated Event of Default has been cured or waived and all payments due, other than those due as a result of acceleration, have been made.

Dated Debt Defaults. Unless the relevant prospectus supplement provides otherwise, a “Dated Debt Default” with respect to any series of Dated Subordinated Debt Securities shall result if we do not pay any installment of interest upon, or any part of the principal of, and any premium on, any Dated Subordinated Debt Securities of that series on the date on which the payment is due and payable, whether upon redemption or otherwise, and the failure continues for 14 days in the case of interest and seven days in the case of principal. Current FSA regulations do not permit us to provide for any additional events of default with respect to Dated Subordinated Debt Securities.

If a Dated Debt Default occurs and is continuing, the trustee may pursue all legal remedies available to it, including the institution of proceedings for our winding-up in England (but not elsewhere), but the trustee may not declare the principal amount of any outstanding Dated Subordinated Debt Securities due and payable. However, failure to make any payment in respect of a series of Dated Subordinated Debt Securities shall not be a Dated Debt Default if the payment is withheld or refused either:

•	in order to comply with any fiscal or other law or regulation or with the order of any court of competent jurisdiction; or

•

in case of doubt as to the validity or applicability of any such law, regulation or order, in accordance with advice given as to such validity or applicability at any time before the expiry of the 14-day period in the case of payment of interest or 7-day period in the case of payment of principal by independent legal advisers acceptable to the trustee.

In the second case, however, the trustee may, by notice to us, require us to take action, including proceedings for a court declaration, to resolve the doubt, if counsel advises it that the action is appropriate and reasonable. In this situation we will take the action promptly and be bound by any final resolution of the doubt. If the action results in a determination that we can make the relevant payment without violating any law, regulation or order then the payment shall become due and payable on the expiration of the 14-day period in the case of payment of interest or seven-day period in the case of payment of principal after the trustee gives us written notice informing us of the determination.

By accepting a Dated Subordinated Debt Security each holder and the trustee will be deemed to have waived any right of set-off or counterclaim that they might otherwise have against us. No holder of Dated Subordinated Debt Securities shall be entitled to proceed directly against us unless the trustee has become bound to proceed but fails to do so within a reasonable period and the failure is continuing.

Undated Debt Defaults. Unless the relevant prospectus supplement provides otherwise, an Undated Debt Default shall result if, with respect to any series of Undated Subordinated Debt Securities, we fail to pay:

•

any Missed Payments on or prior to any date upon which a dividend is next paid on any class of share capital of Barclays PLC, or any other ultimate holding company of us, or if there is no holding company, ourselves, or on any class of our preference share capital, and this failure continues for 30 days; or

•

the principal amount and any premium, or any accrued but unpaid interest and any Missed Payments on the date fixed for redemption of such Undated Subordinated Debt Securities and this failure continues for seven business days.

If any Undated Debt Default occurs and is continuing, the trustee may pursue all legal remedies available to it, including the institution of proceedings for our winding-up in England (but not elsewhere), but the trustee may not declare the principal amount of any outstanding Undated Subordinated Debt Securities due and payable. For the purposes of determining whether an Undated Debt Default has occurred, a payment shall not be deemed to be due on any date on which the solvency condition is not satisfied, but this does not apply in regard to proceedings by the trustee for our winding-up in England. However, the trustee may not commence proceedings for our winding-up in England for failure to make any payment in respect of a series of Undated Subordinated Debt Securities if the payment is withheld or refused either:

•	in order to comply with any fiscal or other law or regulation or with the order of any court of jurisdiction; or

•

in case of doubt as to the validity or applicability of any such law, regulation or order, in accordance with advice given as to such validity or applicability at any time before the expiry of the 30-day or seven-business day period, as applicable, by independent legal advisers acceptable to the trustee.

In the second case, however, the trustee may, by notice to us, require us to take action, including proceedings for a court declaration, to resolve the doubt, if counsel advises it that the action is appropriate and reasonable. In this case we shall proceed with the action promptly and be bound by any final resolution of the doubt. If the action results in a determination that we can make the relevant payment without violating any law, regulation or order then the payment shall become due and payable on the expiration of the 30-day or seven-business day period, as applicable, after the trustee gives us written notice informing us of the determination.

By accepting an Undated Subordinated Debt Security, each holder and the trustee will be deemed to have waived any right of set-off or counterclaim that they might otherwise have against us with respect to the Undated Subordinated Debt Security or the applicable indenture. No holder of Undated Subordinated Debt Securities shall be entitled to proceed directly against us unless the trustee has become bound to proceed but fails to do so within a reasonable period, and the failure is continuing.

Waiver; Trustee’s Duties—Subordinated Debt Securities. The holders of not less than a majority in aggregate principal amount of the debt securities of any affected series may waive any past Subordinated Event of Default, Dated Debt Default or Undated Debt Default with respect to the series, except any default in respect of either:

•	the payment of principal of, or any premium, or interest, Deferred Payments, Tier 3 Deferred Payments or Missed Payments on any Subordinated Debt Securities; or

•	a covenant or provision of the relevant indenture which cannot be modified or amended without the consent of each holder of Subordinated Debt Securities of the series.

Subject to the applicable indenture provisions regarding the trustee’s duties, in case a Subordinated Event of Default, Dated Debt Default or Undated Debt Default occurs and is continuing with respect to the debt securities of any series, the trustee will have no obligation to any holders of the Subordinated Debt Securities of that series, unless they have offered the trustee reasonable indemnity. Subject to the indenture provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the outstanding Subordinated Debt Securities of any series shall have the right to direct the time, method and place of conducting any proceeding in the name of and on the behalf of the trustee for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the series. However, this direction must not be in conflict with any rule of law or the applicable indenture, and must not be unjustly prejudicial to the holder(s) of any Subordinated Debt Securities of that series not taking part in the direction, as determined by the trustee. The trustee may also take any other action, consistent with the direction, that it deems proper.

The trustee will, within 90 days of a default with respect to the Subordinated Debt Securities of any series, give to each affected holder of the Subordinated Debt Securities of the affected series notice of any default it knows about, unless the default has been cured or waived. However, except in the case of a default in the payment of the principal of, or premium, if any, or interest, if any, on any Subordinated Debt Securities, the trustee will be entitled to withhold notice if the board of directors, the executive committee or a trust committee of directors or responsible officers of the trustee determine in good faith that withholding of notice is in the interest of the holders.

We are required to furnish to the trustee annually a statement as to our compliance with all conditions and covenants under each Subordinated Debt Indenture.

Limitations on Suits. Before a holder may bypass the trustee and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to the debt securities, the following must occur:

•	The holder must give the trustee written notice that an event of default has occurred and remains uncured.

•

The holders of 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default, and the holder must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action.

•

The trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity, and the trustee must not have received an inconsistent direction from the majority in principal amount of all outstanding debt securities of the relevant series during that period.

•	In the case of our winding-up in England, such legal action or proceeding is in the name and on behalf of the trustee to the same extent, but no further, as the trustee would have been entitled to do.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the Subordinated Debt Securities.

Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to waive any past Subordinated Event of Default, Dated Debt Default or Undated Debt Default.

Consolidation, Merger and Sale of Assets; Assumption

We may, without the consent of the holders of any of the debt securities, consolidate with, merge into or transfer or lease our assets substantially as an entirety to, any person of the persons specified in the applicable indenture.

However, any successor corporation formed by any consolidation or amalgamation, or any transferee or lessee of our assets, must be a bank organized under the laws of the United Kingdom that assumes our obligations on the debt securities and the applicable indenture, and a number of other conditions must be met.

Subject to applicable law and regulation, any of our wholly-owned subsidiaries may assume our obligations under the debt securities of any series without the consent of any holder. We, however, must irrevocably guarantee (on a subordinated basis in substantially the manner described under “—Ranking” above, in the case of Subordinated Debt Securities) the obligations of the subsidiary under the debt securities of that series. If we do, all of our direct obligations under the debt securities of the series and the applicable indenture shall immediately be discharged. Unless the relevant prospectus supplement provides otherwise, any Additional Amounts under the debt securities of the series will be payable in respect of taxes imposed by the jurisdiction in which the successor entity is organized, rather than taxes imposed by a U.K. taxing jurisdiction, subject to exceptions equivalent to those that apply to any obligation to pay Additional Amounts in respect of taxes imposed by a U.K. taxing jurisdiction. However, if we make payment under this guarantee, we shall also be required to pay Additional Amounts related to taxes (subject to the exceptions set forth in “—Additional Amounts” above) imposed by a U.K. taxing jurisdiction due to this guarantee payment. A subsidiary that assumes our obligations will also be entitled to redeem the debt securities of the relevant series in the circumstances described under “—Redemption” above with respect to any change or amendment to, or change in the application or interpretation of the laws or regulations (including any treaty) of the assuming corporation’s jurisdiction of incorporation as long as the change or amendment occurs after the date of the subsidiary’s assumption of our obligations. However, the determination of whether the applicable solvency condition has been satisfied shall continue to be made with reference to us, unless applicable law requires otherwise.

The U.S. Internal Revenue Service might deem an assumption of our obligations as described above to be an exchange of the existing debt securities for new debt securities, resulting in a recognition of taxable gain or loss and possibly other adverse tax consequences. Investors should consult their tax advisors regarding the tax consequences of such an assumption.

Governing Law

The debt securities and indentures will be governed by and construed in accordance with the laws of the State of New York, except that, as specified in the relevant Subordinated Debt Indenture, the subordination provisions of each series of Subordinated Debt Securities and the related indenture will be governed by and construed in accordance with the laws of England.

Notices

Notices regarding the debt securities will be valid:

•	with respect to global debt securities in bearer form, if in writing and delivered or mailed to each direct holder;

•	if registered debt securities are affected, if given in writing and mailed to each direct holder as provided in the applicable indenture; or

•

with respect to bearer definitive debt securities, if published at least once in an Authorized Newspaper (as defined in the indentures) in the Borough of Manhattan in New York City and as the applicable prospectus supplement may specify otherwise.

Any notice shall be deemed to have been given on the date of such publication or, if published more than once, on the date of the first publication. If publication is not practicable, notice will be valid if given in any other manner, and deemed to have been given on the date, as we shall determine.

The Trustee

The Bank of New York Mellon will be the trustee under the indentures. The trustee has two principal functions:

•

first, it can enforce a holder’s rights against us if we default on debt securities issued under the indenture. There are some limitations on the extent to which the trustee acts on a holder’s behalf, described under “Senior Events of Default; Subordinated Events of Default and Defaults; Limitation of Remedies”; and

•	second, the trustee performs administrative duties for us, such as sending the holder’s interest payments, transferring debt securities to a new buyer and sending notices to holders.

We and some of our subsidiaries maintain deposit accounts and conduct other banking transactions with the trustee in the ordinary course of our respective businesses.

Consent to Service

The indentures provide that we irrevocably designate Barclays Bank PLC, 745 Seventh Avenue, New York, New York 10019, Attention: General Counsel as our authorized agent for service of process in any proceeding arising out of or relating to the indentures or debt securities brought in any federal or state court in New York City and we irrevocably submit to the jurisdiction of these courts.

DESCRIPTION OF WARRANTS

The following is a summary of the general terms of the warrants. It sets forth possible terms and provisions for each series of warrants. Each time that we offer warrants, we will prepare and file a prospectus supplement with the SEC, which you should read carefully. The prospectus supplement may contain additional terms and provisions of those securities. If there is any inconsistency between the terms and provisions presented here and those in the prospectus supplement, those in the prospectus supplement will apply and will replace those presented here.

We will issue each series of warrants under either an indenture between us and The Bank of New York Mellon, as trustee, or a warrant agreement between us and the applicable warrant agent. The terms of the warrants include those stated in the relevant indenture or agreement and any supplements thereto. We have filed each of the form of warrant indenture and warrant agreement as an exhibit to the registration statement, of which this prospectus is a part. If we issue a series of warrants under a warrant agreement, we will file that agreement either as an exhibit to an amendment to the registration statement of which this prospectus is a part or as an exhibit to a current report on Form 6-K.

Because this section is a summary, it does not describe every aspect of the warrants in detail. This summary is subject to, and qualified by reference to, all of the definitions and provisions of the relevant indenture or agreement, any supplement to the relevant indenture or agreement and each series of warrants. Certain terms, unless otherwise defined here, have the meaning given to them in the relevant indenture or agreement.

General

We may issue warrants that are debt warrants or universal warrants. We will issue each series of warrants under either a warrant indenture or a warrant agreement. We may offer warrants separately or together with our debt securities. When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable indenture or agreement. We may issue warrants in such amounts or in as many distinct series as we wish.

Debt Warrants

We may issue warrants for the purchase of our debt securities on terms to be determined at the time of sale. We refer to this type of warrant as a “debt warrant”.

Universal Warrants

We may also issue warrants, on terms to be determined at the time of sale, for the purchase or sale of, or whose cash value is determined by reference to the performance, level or value of, one or more of the following:

•

securities of one or more issuers, including our preferred stock or other securities (other than our ordinary shares or ordinary shares of Barclays PLC) described in this prospectus or debt or equity securities of third parties;

•	one or more currencies;

•	one or more commodities;

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and

•	one or more indices or baskets of the items described above.

We refer to this type of warrant as a “universal warrant”. When we refer to “warrant property”, we mean such of each property described in the first four bullet points above as may be purchased or sold pursuant to a warrant, or by reference to which the cash value of a warrant is determined or linked.

We may satisfy our obligations, if any, and the holder of a universal warrant may satisfy its obligations, if any, with respect to any universal warrants by delivering:

•	the warrant property;

•	the cash value of the warrant property; or

•	the cash value of the warrants determined by reference to the performance, level or value of the warrant property.

The prospectus supplement will describe what we may deliver to satisfy our obligations, if any, and what the holder of a universal warrant may deliver to satisfy its obligations, if any, with respect to any universal warrants.

Legal Ownership; Form of Warrants

Street Name and Other Indirect Holders. Investors who hold warrants in accounts at banks or brokers will generally not be recognized by us as legal holders of warrants. This is called holding in “street name”.

Instead, we would recognize only the bank or broker, or the financial institution the bank or broker uses to hold its warrants. These intermediary banks, brokers and other financial institutions pass along warrant property and other payments on the warrants, either because they agree to do so in their customer agreements or because they are legally required. An investor who holds warrants in street name should check with the investor’s own intermediary institution to find out:

•	how it handles warrant payments or delivers warrant property and notices;

•	whether it imposes fees or charges;

•	how it would handle voting if it were ever required;

•	whether and how the investor can instruct it to send the investor’s warrants, registered in the investor’s own name so the investor can be a direct holder as described below; and

•	how it would pursue rights under the warrants if there were a default or other event triggering the need for holders to act to protect their interests.

Direct Holders. Our obligations, as well as the obligations of the trustee or any warrant agent and those of any third parties employed by us or the trustee or any warrant agent, under the warrants, the warrant indenture and any warrant agreement run only to persons who are registered as holders of warrants. As noted above, we do not have obligations to an investor who holds in street name or other indirect means, either because the investor chooses to hold warrants in that manner or because the warrants are issued in the form of global securities as described below. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that holder is legally required to pass the payment along to the investor as a street name customer but does not do so.

Global Securities. A global security is a special type of indirectly held security, as described above under “—Legal Ownership; Form of Warrants—Street Name and Other Indirect Holders”. If we issue warrants in the form of global securities, the ultimate beneficial owners can only be indirect holders.

We require that the global security be registered in the name of a financial institution we select. In addition, we require that the warrants included in the global security not be transferred to the name of any other direct holder unless the special circumstances described in the section “Global Securities” occur. The financial institution that acts as the sole direct holder of the global security is called the depositary. Any person wishing to own a security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary. Unless the applicable prospectus supplement indicates otherwise, each series of warrants will be issued only in the form of global securities.

Further details of legal ownership are discussed in the section “Global Securities” below.

In the remainder of this description “holder” means direct holders and not street name or other indirect holders of warrants. Indirect holders should read the sub-section entitled “—Legal Ownership; Form of Warrants—Street Name and Other Indirect Holders”.

General Terms of Warrants

Because we are a holding company, our ability to perform our obligations on the warrants will depend in part on our ability to participate in distributions of assets from our subsidiaries. We discuss these matters above under “Description of Debt Securities—General”.

Neither the indenture nor any warrant agreement limits the number of warrants that we may issue.

The prospectus supplement will indicate, where applicable, for each series or of two or more related series of warrants:

•	the specific designation and aggregate number of, the warrants;

•	the prices at which we will issue the warrants;

•	the currency with which the warrants may be purchased;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if the warrants may not be continuously exercised throughout that period, the specific date or dates on which the warrants may be exercised;

•	the minimum number, if any, of warrants that must be exercised at any one time, other than upon automatic exercise, if applicable;

•	the maximum number, if any, of warrants that may be exercised on any exercise date or during any exercise period, as applicable;

•	any provisions for the automatic exercise of the warrants at expiration or otherwise;

•	in the case of universal warrants, if the warrant property is an index or a basket of securities, a description of the index or basket of securities as the case may be;

•

in the case of universal warrants, if the warrant property is an index, a description of the method of providing for a substitute index or indices or otherwise determining the amount payable if any index changes or ceases to be made available by its publisher;

•

if applicable, the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem any warrants of the series at our option, in whole or in part and, if other than by a board resolution, the manner in which such election is evidenced;

•	the indenture or agreement under which we will issue the warrants;

•	whether the warrants will be registered securities or bearer securities or both;

•	if applicable, that any warrants shall be issuable in whole or in part in the form of one or more global securities and, in such case, the respective depositaries;

•	the identities of the trustee or warrant agent, any depositaries and any paying, transfer, calculation or other agents for the warrants;

•	any listing of the warrants on a securities exchange; and

•	any other terms of the warrants.

•

If we issue warrants in bearer form, the special restrictions and considerations relating to such bearer warrants, including applicable offering restrictions and U.S. tax considerations, will be described in the relevant prospectus supplement.

No holder of a warrant will have any rights of a holder of the warrant property purchasable or deliverable under the warrant.

Holders of warrants have no voting rights except as explained below under “—Modification and Waiver” and “—Warrant Events of Default; Limitation of Remedies”.

Our affiliates may resell warrants in market-making transactions after their initial issuance. We discuss these transactions above under “Description of Debt Securities—General—Market-Making Transactions”.

Additional Terms of Warrants

Debt Warrants

The prospectus supplement will further indicate, for each series or two or more related series of debt warrants:

•	the designation, aggregate principal amount, currency and terms of the debt securities that may be purchased upon exercise of the debt warrants;

•	the exercise price and whether the exercise price may be paid in cash, by the exchange of any debt warrants or other securities or both and the method of exercising the debt warrants; and

•

the designation, terms and amount of debt securities, if any, to be issued together with each of the debt warrants and the date, if any, after which the debt warrants and debt securities will be separately transferable.

Universal Warrants

The prospectus supplement will further indicate for each series or two or more related series of universal warrants:

•

whether the universal warrants are call warrants or put warrants, including in either case warrants that may be settled by means of net cash settlement or cashless exercise, or any other type of warrants;

•	the specific warrant property, as well as the amount or the method for determining the amount of the warrant property purchasable or saleable upon the exercise of each warrant;

•

the price at which and the currency with which the warrant property may be purchased or sold by or on behalf of the holder of each universal warrant upon the exercise of that warrant, or the method of determining that price;

•	whether the exercise price may be paid in cash, by the exchange of any universal warrants or other securities or both, and the method of exercising the universal warrants; and

•

whether the exercise of the universal warrants is to be settled in cash or by delivery of the warrant property or both and whether the election of such form of settlement is to be at our option or at the option of the holder of such warrant.

General Provisions of Warrant Indenture

We may issue universal warrants under the warrant indenture. Warrants of this kind will not be secured by any property or assets of Barclays Bank PLC or its subsidiaries. Thus, by owning a warrant issued under the indenture, you hold one of our unsecured obligations.

Ranking

The warrants issued under the indenture constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu, without any preference among themselves, with all our other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.

Redemption

Redemption for Tax Reasons. Unless the relevant prospectus supplement provides otherwise, we will have the option to redeem the warrants of any series upon not less than 30 nor more than 60 days’ notice to the holders on any dates as are specified in the applicable prospectus supplement, if we determine that as a result of a change in or amendment to the laws or regulations of a taxing jurisdiction, including any treaty to which the taxing jurisdiction is a party, or a change in an official application or interpretation of those laws or regulations, including a decision of any court or tribunal, which becomes effective on or after the date of the applicable prospectus supplement (and, in the case of a successor entity, which becomes effective on or after the date of that entity’s assumption of our obligations), we (or any successor entity) will become subject to any adverse tax consequences.

Before we give a notice of redemption or conversion, we shall be required to deliver to the trustee a written legal opinion of independent counsel of recognized standing, chosen by us, in a form satisfactory to the trustee confirming that we are entitled to exercise our right of redemption or conversion. The redemption or conversion must be made in respect of all, but not some, of the warrants of the relevant series. The relevant pricing supplement will specify the applicable redemption price for the warrants.

Optional Redemption. The relevant prospectus supplement will specify whether we may redeem the warrants of any series, in whole or in part, at our option, in any other circumstances. The prospectus supplement will also specify the notice we will be required to give, what prices and any premium we will pay, and the dates on which we may redeem the warrants. Any notice of redemption of warrants will state:

•	the date fixed for redemption;

•	the redemption price;

•	the amount of warrants to be redeemed if we are only redeeming a part of the series;

•	that on the date fixed for redemption the redemption price will become due and payable on each warrant to be redeemed;

•	the place or places at which each holder may obtain payment of the redemption price;

•	if applicable, the terms of exercise, the date on which the right to exercise the warrant terminates and the place or places where such warrants may be surrendered for exercise; and

•	the CUSIP number or numbers, if any, with respect to the warrants.

In the case of a partial redemption, the trustee shall select the warrants that we will redeem in any manner it deems fair and appropriate.

We or any of our subsidiaries may at any time purchase warrants of any series in the open market or by tender (available alike to each holder of warrants of the relevant series) or by private agreement, if applicable law allows. We will treat as cancelled and no longer issued and outstanding any warrants of any series that we purchase beneficially for our own account, other than a purchase in the ordinary course of a business dealing in securities.

Modification and Waiver

We and the trustee may make certain modifications and amendments to the indenture applicable to each series of warrants without the consent of the holders of the warrants. We may make other modifications and amendments with the consent of the holder(s) of not less than a majority in number of the warrants of the series outstanding under the indenture that are affected by the modification or amendment. However, we may not make any modification or amendment without the consent of the holder of each affected warrant that would:

•	change the terms of any warrant with respect to the payment or settlement date of the warrant;

•	change the exercise price of the warrant;

•	reduce the amount of money payable or reduce the amount or change the kind of warrant property deliverable upon the exercise of the warrant or any premium payable upon redemption of the warrant;

•	change the places at which payments are payable or the currency of payment;

•	permit redemption of a warrant if not previously permitted;

•

impair a holder’s right to exercise its warrant, or sue for payment or delivery of any money or warrant property payable or deliverable with respect to its warrant on or after the payment or settlement date, or in the case of redemption, the redemption date;

•

reduce the percentage in number of outstanding warrants of the series necessary to modify or amend the indenture or to waive compliance with certain provisions of the indenture and any past Warrant Event of Default (as defined below);

•	change our obligation to maintain an office or agency in the place and for the purposes specified in the indenture;

•

modify the terms and conditions of our obligations in respect of the due and punctual payment or delivery of money or warrant property due and payable or deliverable on the warrants, in a manner adverse to the holders; or

•	modify the foregoing requirements or the provisions of the indenture relating to the waiver of any past Warrant Event of Default or covenants, except as otherwise specified.

Warrant Events of Default; Limitation of Remedies

Warrant Events of Default. Unless the relevant prospectus supplement provides otherwise, a “Warrant Event of Default” with respect to any warrant shall result if:

•

we do not pay any money or deliver any warrant property with respect to that warrant on the payment or settlement date in accordance with the terms of that warrant. It shall not, however, be a Warrant Event of Default if we satisfy the trustee that such sums or warrant property (“Withheld Amounts”) were not paid or delivered in order to comply with a law, regulation or order of any court of competent jurisdiction. Where there is doubt as to the validity or applicability of any such law, regulation or order, it shall not be a Warrant Event of Default if we act on the advice given to us during a 14-day period by independent legal advisers approved by the trustee; or

•

we breach any covenant or warranty of the warrant indenture (other than as stated above with respect to payments when due) and that breach has not been remedied within 21 days of receipt of a written notice from the trustee requiring the breach to be remedied or from holders of at least 25% in number of the outstanding warrants of the relevant series requiring the breach to be remedied; or

•

either an English court of competent jurisdiction issues an order which is not successfully appealed within 30 days, or an effective shareholders’ resolution is validly adopted, for our winding-up (other than under or in connection with a scheme of reconstruction, merger or amalgamation not involving bankruptcy or insolvency).

If a Warrant Event of Default occurs and is continuing, the trustee may at its discretion and without further notice institute such proceedings as it may think suitable, against us to enforce payment. Subject to the indenture provisions for the indemnification of the trustee, the holders of a majority in number of the outstanding warrants of any series shall have the right to direct the time, method and place of conducting any proceeding in the name of and on the behalf of the trustee for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the series. However, this direction must not be in conflict with any rule of law or the warrant indenture, and must not be unjustly prejudicial to the holder(s) of any warrants of that series not taking part in the direction, as determined by the trustee. The trustee may also take any other action, consistent with the direction, that it deems proper.

If lawful, Withheld Amounts or a sum equal to Withheld Amounts shall be placed promptly on interest bearing deposit as described in the warrant indenture. We will give notice if at any time it is lawful to pay any Withheld Amount to holders of warrants or if such payment is possible as soon as any doubt as to the validity or applicability of the law, regulation or order is resolved. The notice will give the date on which the Withheld Amount and the interest accrued on it will be paid. This date will be the earliest day after the day on which it is decided Withheld Amounts can be paid on which the interest bearing deposit falls due for repayment or may be repaid without penalty. On such date, we shall be bound to pay the Withheld Amount together with interest accrued on it. For the purposes of this sub-section this date will be the due date for those sums. Our obligations under this paragraph are in lieu of any other remedy against us in respect of Withheld Amounts. Payment will be subject to applicable laws, regulations or court orders. Interest accrued on any Withheld Amount will be paid net of any taxes required by applicable law to be withheld or deducted.

The holders of a majority in number of the outstanding warrants of any affected series may waive any past Warrant Event of Default with respect to the series, except any default in respect of either:

•	the payment or delivery of money or warrant property in respect of any warrant of the series; or

•	a covenant or provision of the indenture which cannot be modified or amended without the consent of the holder of each outstanding warrant of the series.

Subject to exceptions, the trustee may, without the consent of the holders, waive or authorize a Warrant Event of Default if, in the opinion of the trustee, such waiver or authorization would not be materially prejudicial to the interests of the holders.

The trustee will, within 90 days of a default with respect to the warrants of any series, give to each affected holder of the warrants of the affected series notice of any default it knows about, unless the default has been cured or waived. However, except in the case of a default in the payment or delivery of any money or warrant property, the trustee will be entitled to withhold notice if the board of directors, the executive committee or a trust committee of directors or responsible officers of the trustee determine in good faith that withholding of notice is in the interest of the holders.

We will furnish to the trustee annually a statement as to our compliance with all conditions and covenants under the warrant indenture.

Limitations on suits. Before a holder may bypass the trustee and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to the warrants, the following must occur:

•	The holder must give the trustee written notice that an event of default has occurred and remains uncured.

•

The holders of 25% in number of the outstanding warrants of the relevant series must make a written request that the trustee take action because of the default, and the holder must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action.

•

The trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity, and the trustee must not have received an inconsistent direction from the majority in number of the outstanding warrants of the relevant series during that period.

•	In the case of our winding-up in England, such legal action or proceeding is in the name and on behalf of the trustee to the same extent, but no further, as the trustee would have been entitled to do.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments or delivery of warrant property, as applicable, due but unpaid or not delivered with respect to the warrants.

Street name and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to waive any Warrant Event of Default.

Consolidation, Merger and Sale of Assets; Assumption

We may, without the consent of the holders of any of the warrants, consolidate with, merge into or transfer or lease our assets substantially as an entirety to, any person of the persons specified in the indenture. However, any successor corporation formed by any consolidation or amalgamation, or any transferee or lessee of our assets, must be a bank organized under the laws of the United Kingdom that assumes our obligations on the warrants and the applicable indenture, and a number of other conditions must be met.

Subject to applicable law and regulation, any of our wholly-owned subsidiaries may assume our obligations under the warrants of any series without the consent of any holder. We, however, must irrevocably guarantee the obligations of the subsidiary under the warrants of that series. If we do, all of our direct obligations under the warrants of the series and the applicable indenture shall immediately be discharged. A subsidiary that assumes our obligations will also be entitled to redeem the warrants of the relevant series in the circumstances described under “—Redemption” above with respect to any change or amendment to, or change in the application or interpretation of the laws or regulations (including any treaty) of the assuming corporation’s jurisdiction of incorporation as long as the change or amendment occurs after the date of the subsidiary’s assumption of our obligations.

The U.S. Internal Revenue Service might deem an assumption of our obligations as described above to be an exchange of the existing warrants for new warrants, resulting in a recognition of taxable gain or loss and possibly other adverse tax consequences. Investors should consult their tax advisors regarding the tax consequences of such an assumption.

Governing Law and Waiver of Jury Trial

The warrants and indenture will be governed by and construed in accordance with the laws of the State of New York. We and the trustee have agreed to waive the right to trial by jury with respect to any legal proceeding arising out of or relating to the warrant indenture or the warrants.

Notices

Notices regarding the warrants will be valid:

•	with respect to global warrants in bearer form, if in writing and delivered or mailed to each direct holder;

•	if registered warrants are affected, if given in writing and mailed to each direct holder as provided in the indenture; or

•

with respect to bearer definitive warrants, if published at least once in an Authorized Newspaper (as defined in the indenture) in the Borough of Manhattan in New York City and as the applicable prospectus supplement may specify otherwise.

Any notice shall be deemed to have been given on the date of such publication or, if published more than once, on the date of the first publication. If publication is not practicable, notice will be valid if given in any other manner, and deemed to have been given on the date, as we shall determine.

Payment and Paying Agents

We will pay or deliver money or warrant property due on the warrants at the corporate trust office of the trustee in New York City. Holders of warrants must make arrangements to have their payments wired from or warrant property picked up at, as applicable, that office.

Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments or deliveries of warrant property.

We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called paying agents. We may also choose to act as our own paying agent. We must notify the trustee of changes in the paying agents for any particular series of warrants.

The Trustee

The Bank of New York Mellon will be the trustee under the indenture. The trustee has two principal functions:

•

first, the trustee can enforce a holder’s rights against us if we default under the indenture. There are some limitations on the extent to which the trustee acts on a holder’s behalf, described under “—Warrant Events of Default; Limitation of Remedies”; and

•	second, the trustee performs administrative duties for us, such as sending the holder’s payments or warrant property, transferring warrants to a new buyer and sending notices to holders.

We and some of our subsidiaries maintain deposit accounts and conduct other banking transactions with the trustee in the ordinary course of our respective businesses.

The trustee will not be liable for special, indirect or consequential damages and will not be liable for any failure of its obligations caused by circumstances beyond its reasonable control.

Consent to Service

The indenture provides that we irrevocably designate Barclays Bank PLC, 745 Seventh Avenue, New York, New York 10019, Attention: General Counsel as our authorized agent for service of process in any proceeding arising out of or relating to the indenture or warrants brought in any federal or state court in New York City and we irrevocably submit to the jurisdiction of these courts.

General Provisions of Warrant Agreements

We may issue debt warrants and some universal warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank or trust company as warrant agent. We may add, replace or terminate warrant agents from time to time. We may also choose to act as our own warrant agent. This section describes certain general provisions of the form of warrant agreement filed as an exhibit to the registration statement of which this prospectus is a part. The specific terms of the warrant agreement under which we issue any warrants will be described in the applicable prospectus supplement, and we will file that agreement with the SEC, either as an exhibit to an amendment to the registration statement of which this prospectus is a part or as an exhibit to a current report on Form 6-K. See “Where You Can Find More Information” below for information on how to obtain a copy of a warrant agreement when it is filed.

We may also issue universal warrants under the warrant indenture. For these warrants, the applicable provisions of the warrant indenture described above would apply instead of the provisions described in this section.

Enforcement of Rights

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. The warrant agent will not assume any obligation or relationship of agency or trust for or with any holders of those warrants. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms. No holder of any warrant will be entitled to any rights of a holder of the debt securities or warrant property purchasable or deliverable upon exercise of the warrant, including any right to receive payments on those debt securities or warrant property or to enforce any covenants or rights in the relevant indenture or any other agreement.

Modifications Without Consent of Holders

We and the applicable warrant agent may make certain amendments to any warrant or warrant agreement without the consent of any holder, including:

•	to cure any ambiguity;

•	to cure, correct or supplement any defective or inconsistent provision; or

•	to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only warrants to be issued after the changes take effect. We may also make changes that do not adversely affect a particular warrant in any material respect, even if they adversely affect other warrants in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected warrant; we need only obtain any required approvals from the holders of the affected warrants.

Modifications with Consent of Holders

We may not amend any particular warrant or a warrant agreement with respect to any particular warrant unless we obtain the consent of the holder of each affected warrant, if the amendment would:

•	change the amount of the warrant property or other consideration purchasable or saleable upon exercise of the warrant;

•	change the exercise price of the warrant;

•	shorten the period of time during which the holder may exercise the warrant;

•	otherwise impair the holder’s right to exercise the warrant in any material respect; or

•

reduce the number of outstanding, unexpired warrants of any series or class the consent of whose holders is required to amend the series or class, or the applicable warrant agreement with regard to that series or class, as described below.

Any other change to a particular warrant agreement and the warrants issued under that agreement would require the following approval:

•

If the change affects only the warrants of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding, unexpired warrants of that series.

•

If the change affects the warrants of more than one series issued under that agreement, the change must be approved by the holders of a majority of all outstanding, unexpired warrants of all series affected by the change, with the warrants of all the affected series voting together as one class for this purpose.

Warrant Agreement Will Not Be Qualified Under the Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default

The warrant agreements and any warrants issued under the warrant agreements will not restrict our ability to merge or consolidate with, or sell, lease, transfer or convey our assets to, another corporation or other entity or to engage in any other transactions. Unless otherwise specified in the applicable pricing supplement, if at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the warrants and warrant agreements. We will then be relieved of any further obligation under the warrants and warrant agreements.

The warrant agreements and any warrants issued under the warrant agreements will not include any restrictions on our ability to put liens on our assets, including our interests in our subsidiaries, nor will they restrict our ability to sell our assets. The warrant agreements and any warrants issued under the warrant agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

Governing Law

Each warrant agreement and any warrants issued under the warrant agreements will be governed by New York law.

Notices

We or the applicable warrant agent will give notice to holders of warrants by mailing written notice by first class mail, postage prepaid, to such holders as their names and addresses appear in the books and records of the applicable warrant agent.

Payments

We will pay or deliver money or warrant property due on the warrants at the applicable warrant agent’s office. The warrant agent will transmit such money or warrant property to or upon the order of the holder of the warrants.

GLOBAL SECURITIES

Special Investor Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a holder of securities and instead deal only with the depositary that holds the global security.

Investors in securities that are issued only in the form of global securities should be aware that:

•	they cannot get securities registered in their own name;

•	they cannot receive physical certificates for their interests in securities;

•

they will be a street name holder and must look to their own bank or broker for payments on the securities (or delivery of warrant property, if applicable) and protection of their legal rights relating to the securities, as explained earlier under “Description of Debt Securities—Legal Ownership; Form of Debt Securities—Street Name and Other Indirect Holders” and “Description of Warrants—Legal Ownership; Form of Warrants—Street Name and Other Indirect Holders”;

•	they may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates;

•

the depositary’s policies will govern payments, transfers, exchange and other matters relating to their interest in the global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way; and

•	the depositary will require that interests in a global security be purchased or sold within its system using same-day funds.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing securities. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own bank or brokers to find out how to have their interests in a global security transferred to their own name so that they will be direct holders. The rights of street name investors and direct holders in the securities have been previously described in the sections entitled “Description of Debt Securities—Legal Ownership; Form of Debt Securities—Street Name and Other Indirect Holders; Direct Holders” and “Description of Warrants—Legal Ownership; Form of Warrants—Street Name and Other Indirect Holders; Direct Holders”.

The special situations for termination of a global security are:

•	when the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary; and

•

when a Senior Event of Default, in the case of Senior Debt Securities, a Subordinated Event of Default, Dated Debt Default or Undated Debt Default, in the case of Subordinated Debt Securities, or a Warrant Event of Default in the case of warrants issued under a warrant indenture, has occurred and has not been cured. Defaults are discussed above under “Description of Debt Securities—Senior Events of Default; Subordinated Events of Default and Defaults; Limitation of Remedies” and “Description of Warrants—General Provisions of Warrant Indenture—Warrant Events of Default; Limitation of Remedies”.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary (and not us or the trustee) is responsible for deciding the names of the institutions that will be the initial direct holders.

CLEARANCE AND SETTLEMENT

The securities we issue may be held through one or more international and domestic clearing systems. The principal clearing systems we will use are the book-entry systems operated by The Depository Trust Company (“DTC”), in the United States, Clearstream Banking, société anonyme (“Clearstream, Luxembourg”), in Luxembourg and Euroclear Bank S.A./N.V. (“Euroclear”), in Brussels, Belgium. These systems have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates.

Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market. Where payments for securities we issue in global form will be made in U.S. dollars, these procedures can be used for cross-market transfers and the securities will be cleared and settled on a delivery against payment basis.

Global securities will be registered in the name of a nominee for, and accepted for settlement and clearance by, one or more of Euroclear, Clearstream, Luxembourg, DTC and any other clearing system identified in the applicable prospectus supplement.

Cross-market transfers of securities that are not in global form may be cleared and settled in accordance with other procedures that may be established among the clearing systems for these securities.

Euroclear and Clearstream, Luxembourg hold interests on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream, Luxembourg on the books of their respective depositories, which, in the case of securities for which a global security in registered form is deposited with the DTC, in turn hold such interests in customers’ securities accounts in the depositories’ names on the books of the DTC.

The policies of DTC, Clearstream, Luxembourg and Euroclear will govern payments, transfers, exchange and other matters relating to the investor’s interest in securities held by them. This is also true for any other clearance system that may be named in a prospectus supplement.

We have no responsibility for any aspect of the actions of DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. We have no responsibility for any aspect of the records kept by DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. We also do not supervise these systems in any way. This is also true for any other clearing system indicated in a prospectus supplement.

DTC, Clearstream, Luxembourg, Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. Investors should be aware that DTC, Clearstream, Luxembourg, Euroclear and their participants are not obligated to perform these procedures and may modify them or discontinue them at any time.

The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream, Luxembourg and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.

The Clearing Systems

DTC

DTC has advised us as follows:

•	DTC is:

(1)	a limited purpose trust company organized under the laws of the State of New York;

(2)	a “banking organization” within the meaning of New York Banking Law;

(3)	a member of the Federal Reserve System;

(4)	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

(5)	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

•

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to accounts of its participants. This eliminates the need for physical movement of securities.

•

Participants in DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is partially owned by some of these participants or their representatives.

•	Indirect access to the DTC system is also available to banks, brokers and dealers and trust companies that have custodial relationships with participants.

•	The rules applicable to DTC and DTC participants are on file with the SEC.

Clearstream, Luxembourg

Clearstream, Luxembourg has advised us as follows:

•

Clearstream, Luxembourg is a duly licensed bank organized as a société anonyme incorporated under the laws of Luxembourg and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier).

•

Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through electronic book-entry transfers between the accounts of its customers. This eliminates the need for physical movement of securities.

•

Clearstream, Luxembourg provides other services to its customers, including safekeeping, administration, clearance and settlement of internationally traded securities and lending and borrowing of securities. It interfaces with the domestic markets in over 30 countries through established depositary and custodial relationships.

•

Clearstream, Luxembourg’s customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include professional financial intermediaries. Its U.S. customers are limited to securities brokers and dealers and banks.

•

Indirect access to the Clearstream, Luxembourg system is also available to others that clear through Clearstream, Luxembourg customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies.

Euroclear

Euroclear has advised us as follows:

•

Euroclear is incorporated under the laws of Belgium as a bank and is subject to regulation by the Belgian Banking, Finance and Insurance Commission (La Commission Bancaire, Financière et des Assurances) and the National Bank of Belgium (Banque Nationale de Belgique).

•

Euroclear holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates.

•

Euroclear provides other services to its customers, including credit, custody, lending and borrowing of securities and tri-party collateral management. It interfaces with the domestic markets of several countries.

•

Euroclear customers include banks, including central banks, securities brokers and dealers, trust companies and clearing corporations and may include certain other professional financial intermediaries.

•	Indirect access to the Euroclear system is also available to others that clear through Euroclear customers or that have custodial relationships with Euroclear customers.

•	All securities in Euroclear are held on a fungible basis. This means that specific certificates are not matched to specific securities clearance accounts.

Other Clearing Systems

We may choose any other clearing system for a particular series of securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement.

Primary Distribution

The distribution of the securities will be cleared through one or more of the clearing systems that we have described above or any other clearing system that is specified in the applicable prospectus supplement. Payment for securities will be made on a delivery versus payment or free delivery basis. These payment procedures will be more fully described in the applicable prospectus supplement.

Clearance and settlement procedures may vary from one series of securities to another according to the currency that is chosen for the specific series of securities. Customary clearance and settlement procedures are described below.

We will submit applications to the relevant system or systems for the securities to be accepted for clearance. The clearance numbers that are applicable to each clearance system will be specified in the prospectus supplement.

Clearance and Settlement Procedures—DTC

DTC participants that hold securities through DTC on behalf of investors will follow the settlement practices applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System, or such other procedures as are applicable for other securities.

Securities will be credited to the securities custody accounts of these DTC participants against payment in same-day funds, for payments in U.S. dollars, on the settlement date. For payments in a currency other than U.S. dollars, securities will be credited free of payment on the settlement date.

Clearance and Settlement Procedures—Euroclear and Clearstream, Luxembourg

We understand that investors that hold their securities through Euroclear or Clearstream, Luxembourg accounts will follow the settlement procedures that are applicable to conventional Eurobonds in registered form for debt securities, or such other procedures as are applicable for other securities.

Securities will be credited to the securities custody accounts of Euroclear and Clearstream, Luxembourg participants on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

Secondary Market Trading

Trading Between DTC Participants

Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules. Secondary market trading will be settled using procedures applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System for debt securities, or such other procedures as are applicable for other securities.

If payment is made in U.S. dollars, settlement will be in same-day funds. If payment is made in a currency other than U.S. dollars, settlement will be free of payment. If payment is made other than in U.S. dollars, separate payment arrangements outside of the DTC system must be made between the DTC participants involved.

Trading Between Euroclear and/or Clearstream, Luxembourg Participants

We understand that secondary market trading between Euroclear and/or Clearstream, Luxembourg participants will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream, Luxembourg. Secondary market trading will be settled using procedures applicable to conventional Eurobonds in registered form for debt securities, or such other procedures as are applicable for other securities.

Trading Between a DTC Seller and a Euroclear or Clearstream, Luxembourg Purchaser

A purchaser of securities that are held in the account of a DTC participant must send instructions to Euroclear or Clearstream, Luxembourg at least one business day prior to settlement. The instructions will provide for the transfer of the securities from the selling DTC participant’s account to the account of the purchasing Euroclear or Clearstream, Luxembourg participant. Euroclear or Clearstream, Luxembourg, as the case may be, will then instruct the common depositary for Euroclear and Clearstream, Luxembourg to receive the securities either against payment or free of payment.

The interests in the securities will be credited to the respective clearing system. The clearing system will then credit the account of the participant, following its usual procedures. Credit for the securities will appear on the next day, European time. Cash debit will be back-valued to, and the interest on the securities will accrue from, the value date, which would be the preceding day, when settlement occurs in New York. If the trade fails and settlement is not completed on the intended date, the Euroclear or Clearstream, Luxembourg cash debit will be valued as of the actual settlement date instead.

Euroclear participants or Clearstream, Luxembourg participants will need the funds necessary to process same-day funds settlement. The most direct means of doing this is to pre-position funds for settlement, either from cash or from existing lines of credit, as for any settlement occurring within Euroclear or Clearstream, Luxembourg. Under this approach, participants may take on credit exposure to Euroclear or Clearstream, Luxembourg until the securities are credited to their accounts one business day later.

As an alternative, if Euroclear or Clearstream, Luxembourg has extended a line of credit to them, participants can choose not to pre-position funds and will instead allow that credit line to be drawn upon to finance settlement. Under this procedure, Euroclear participants or Clearstream, Luxembourg participants purchasing securities would incur overdraft charges for one business day (assuming they cleared the overdraft as soon as the securities were credited to their accounts). However, any interest on the securities would accrue from the value date. Therefore, in many cases, the investment income on securities that is earned during that one-business day period may substantially reduce or offset the amount of the overdraft charges. This result will, however, depend on each participant’s particular cost of funds.

Because the settlement will take place during New York business hours, DTC participants will use their usual procedures to deliver securities to the depositary on behalf of Euroclear participants or Clearstream, Luxembourg participants. The sale proceeds will be available to the DTC seller on the settlement date. For the DTC participants, then, a cross-market transaction will settle no differently than a trade between two DTC participants.

Special Timing Considerations

Investors should be aware that they will only be able to make and receive deliveries, payments and other communications involving the securities through Clearstream, Luxembourg and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream, Luxembourg and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the securities, or to receive or make a payment or delivery of the securities, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream, Luxembourg or Euroclear is used.

DESCRIPTION OF PREFERENCE SHARES

The following is a summary of the general terms of the preference shares of any series we may issue under this registration statement. Each time we issue preference shares we will prepare a prospectus supplement, which you should read carefully. The prospectus supplement relating to a series of preference shares or to a series of debt securities that are convertible into or exchangeable for the preference shares will summarize the terms of the preference shares of the particular series. Those terms will be set out in the resolutions establishing the series that our Board of Directors or an authorized committee adopt, and may be different from those summarized below. If so, the applicable prospectus supplement will state that, and the description of the preference shares of that series contained in the prospectus supplement will apply.

This summary does not purport to be complete and is subject to, and qualified by, our Articles of Association and the resolutions of the Board of Directors or an authorized committee. You should read our Articles of Association as well as those resolutions, which we have filed or will file with the SEC as an exhibit to the registration statement, of which this prospectus is a part. You should also read the summary of the general terms of the deposit agreement under which American Depositary Receipts (“ADRs”) evidencing American Depositary Shares (“ADSs”) that may represent preference shares may be issued, under the heading “Description of American Depositary Shares”.

General

Under our Articles of Association, our Board of Directors or an authorized committee of the Board is empowered to provide for the issuance of U.S. dollar-denominated preference shares, in one or more series, if a resolution of our shareholders has authorized the allotment of such preference shares.

The resolutions providing for their issue, adopted by the Board of Directors or the authorized committee, will set forth the dividend rights, liquidation value per share, redemption provisions, voting rights, other rights, preferences, privileges, limitations and restrictions of the preference shares.

As of June 30, 2010, we have 100,000 issued, dollar-denominated preference shares, Series 1; 30,000,000 issued, dollar—denominated preference shares, Series 2; 55,000,000 issued, dollar-denominated preference shares, Series 3; 46,000,000 issued, dollar-denominated preference shares, Series 4; and 106,000,000 issued, dollar-denominated preference shares, Series 5.

The preference shares of any series will be U.S. dollar-denominated in terms of nominal value, dividend rights and liquidation value per preference share. They will, when issued, be fully paid and non-assessable. For each preference share issued, an amount equal to its nominal value will be credited to our issued share capital account and an amount equal to the difference between its issue price and its nominal value will be credited to our share premium account. The applicable prospectus supplement will specify the nominal value of the preference shares. The preference shares of a series deposited under the deposit agreement referred to in the section “Description of American Depositary Receipts” will be represented by ADSs of a corresponding series, evidenced by ADRs of such series. The preference shares of such series may only be withdrawn from deposit in registered form. See “Description of American Depositary Receipts”.

The preference shares of any series will have the dividend rights, rights upon liquidation, redemption provisions and voting rights described below, unless the relevant prospectus supplement provides otherwise. You should read the prospectus supplement for the specific terms of any series, including:

•	the number of preference shares offered, the number of preference shares offered in the form of ADSs and the number of preference shares represented by each ADS;

•	the public offering price of the series;

•	the liquidation value per preference share of that series;

•	the dividend rate, or the method of calculating it;

•	the place where we will pay dividends;

•	the dates on which dividends (if paid) will be payable;

•	voting rights of that series of preference shares, if any;

•	restrictions applicable to the sale and delivery of the preference shares;

•	whether and under what circumstances we will pay additional amounts on the preference shares in the event of certain developments with respect to withholding tax or information reporting laws;

•	any redemption, conversion or exchange provisions;

•	whether the preference shares shall be issued as units with shares of a related series;

•	whether the preference shares will be registered securities or bearer securities or both;

•	any listing on a securities exchange; and

•	any other rights, preferences, privileges, limitations and restrictions relating to the series.

The applicable prospectus supplement will also describe additional material U.S. and U.K. tax considerations that apply to any particular series of preference shares.

Title to preference shares of a series in registered form will pass by transfer and registration on the register that the registrar shall keep at its office in the United Kingdom. For more information on such registration, you should read “—Registrar and Paying Agent”. The registrar will not charge for the registration of transfer, but the person requesting it will be liable for any taxes, stamp duties or other governmental charges.

We may issue preference shares in more than one related series if necessary to ensure that we continue to be treated as part of the Group for U.K. tax purposes. The preference shares of any two or more related series will be issued as preference share units, unless the applicable prospectus supplement specifies otherwise, so that holders of any preference share units will effectively have the same rights, preferences and privileges, and will be subject to the same limitations and restrictions. The following characteristics, however, may differ:

•	the aggregate amount of dividends;

•	the aggregate amounts which may be payable upon redemption;

•	the redemption dates;

•	the rights of holders to deposit the preference shares under the deposit agreement; and

•	the voting rights of holders.

You should read the applicable prospectus supplement for the characteristics relating to any preference shares issuable in two or more related series as a unit.

Unless the applicable prospectus supplement specifies otherwise, the preference shares of each series will rank equally as to participation in our profits and assets with the preference shares of each other series.

Our affiliates may resell preferred shares after their initial issuance in market-making transactions. We describe these transactions above under “Description of Debt Securities—General—Market-Making Transactions”.

Dividend Rights

The holders of the preference shares will be entitled to receive cash dividends on the dates and at the rates as described in the applicable prospectus supplement out of our “distributable profits”. Except as provided in this prospectus and in the applicable prospectus supplement, holders of preference shares will have no right to participate in our profits.

For information concerning the declaration of dividends out of our distributable profits, see “Description of Share Capital—Ordinary Shares—Dividend Rights”.

We will pay the dividends on the preference shares of a series to the record holders as they appear on the register on the record dates. A record date will be fixed by our Board of Directors or an authorized committee. Subject to applicable fiscal or other laws and regulations, each payment will be made by dollar check drawn on a bank in London or in New York City and mailed to the record holder at the holder’s address as it appears on the register for the preference shares. If any date on which dividends are payable on the preference shares is not a “business day”, which is a day on which banks are open for business and on which foreign exchange dealings may be conducted in London and in New York City, then payment of the dividend payable on that date will be made on the next business day. There will be no additional interest or other payment due to this type of delay.

Dividends on the preference shares of any series will be non-cumulative. If a dividend on a series is not paid, or is paid only in part, the holders of preference shares of the relevant series will have no claim in respect of such unpaid amount. We will have no obligation to pay the dividend accrued for the relevant dividend period or to pay any interest on the dividend, whether or not dividends on the preference shares of that series or any other series or class of our shares are paid for any subsequent dividend period.

No full dividends will be paid or set apart for payment on the preference shares of any series on a dividend payment date unless full dividends have been, or at the same time are, paid, or set aside for payment, on any preference shares or other class of shares ranking as to dividends in priority or equally with the preference shares and either (a) payable on that dividend payment date or (b) payable before such dividend payment date, but only if such preference shares or other class of shares carry cumulative dividend payment rights.

Except as provided in the preceding sentence, unless full dividends on all outstanding preference shares of a series have been paid for the most recently completed dividend period, no dividends will be declared or paid or set apart for payment, or other distribution made, upon our ordinary shares or other shares ranking, as to dividends or upon liquidation, equally with or below the preference shares of the series (other than a final dividend declared by Barclays PLC and paid by it to shareholders prior to the relevant dividend payment date and/or a dividend paid by Barclays Bank PLC to Barclays PLC or to another wholly-owned subsidiary). In addition, we will not redeem, repurchase or otherwise acquire for consideration, or pay any money or make any money available for a sinking fund for the redemption of, any of our ordinary shares or other shares ranking equally with or below the preference shares of the series as to dividends or upon liquidation, except by conversion into, or exchange for, shares ranking below the preference shares of the series as to dividends and upon liquidation, until the earlier of (a) our resumption of payment of full dividends for four consecutive quarterly dividend periods on all outstanding preference shares of the series and (b) the date on or by which all outstanding preference shares of that series have either been redeemed in full or been purchased by or for the account of Barclays Bank PLC.

We will compute the amount of dividends payable on the preference shares of any series for each dividend period based upon the liquidation value per share of the preference shares of the series by annualizing the applicable dividend rate and dividing by the number of dividend periods in a year. However, we will compute the amount of dividends payable for any dividend period shorter than a full dividend period (a) in respect of any fixed rate dividend period, on the basis of a 360-day year divided into twelve months of 30 days each and, in the case of an incomplete month, on the basis of the actual number of days elapsed, and (b) in respect of any floating rate dividend period, on the basis of the number of days in the period divided by 360.

Rights Upon Liquidation

If there is a return of capital in respect of our voluntary or involuntary liquidation, dissolution, winding-up or otherwise, other than in respect of any redemption or repurchase of the preference shares of a series in whole or in part permitted by our Articles of Association and under applicable law, the holders of the outstanding preference shares of a series will be entitled to receive liquidating distributions. Liquidating distributions will:

•

come from the assets we have available for distribution to shareholders, before any distribution of assets is made to holders of our ordinary shares or any other class of shares ranking below the preference shares upon a return of capital; and

•

be in an amount equal to the liquidation value per share of the preference shares, plus an amount equal to accrued and unpaid dividends, whether or not declared or earned, for the then-current dividend period up to and including the date of commencement of our winding-up or the date of any other return of capital, as the case may be.

If, upon a return of capital, the assets available for distribution are insufficient to pay in full the amounts payable on the preference shares and any other of our shares ranking as to any distribution equally with the preference shares, the holders of the preference shares and of the other shares will share pro rata in any distribution of our assets in proportion to the full respective liquidating distributions to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of the preference shares of that series will have no claim on any of our remaining assets and will not be entitled to any further participation in the return of capital. If there is a sale of all or substantially all of our assets, the distribution to our shareholders of all or substantially all of the consideration for the sale, unless the consideration, apart from assumption of liabilities, or the net proceeds consists entirely of cash, will not be deemed a return of capital in respect of our liquidation, dissolution or winding-up.

Redemption

Unless the relevant prospectus supplement specifies otherwise, we may redeem the preference shares of each series, at our option, in whole or in part, at any time and from time to time on the dates and at the redemption prices and on all other terms and conditions as set forth in the applicable prospectus supplement. Preference shares comprising preference share units will be redeemed only as units.

If fewer than all of the outstanding preference shares of a series are to be redeemed, we will select by lot, in the presence of our independent auditors, which particular preference shares will be redeemed.

If we redeem preference shares of a series, we will mail a redemption notice to each record holder of preference shares to be redeemed between 30 and 60 days before the redemption date. Each redemption notice will specify:

•	the redemption date;

•	the particular preference shares of the series to be redeemed;

•	the redemption price, specifying the included amount of accrued and unpaid dividends;

•	that any dividends will cease to accrue upon the redemption of the preference shares; and

•	the place or places where holders may surrender documents of title and obtain payment of the redemption price.

No defect in the redemption notice or in the giving of notice will affect the validity of the redemption proceedings.

If we give notice of redemption in respect of the preference shares of a series, then, by 12:00 noon, London time, on the redemption date, we will irrevocably deposit with the paying agent funds sufficient to pay the applicable redemption price, including the amount of accrued and unpaid dividends (if any) for the then-current quarterly dividend period to the date fixed for redemption. We will also give the paying agent irrevocable instructions and authority to pay the redemption price to the holders of those preference shares called for redemption.

If we give notice of redemption, then, when we make the deposit with the paying agent, all rights of holders of the preference shares of the series called for redemption will cease, except the holders’ right to receive the redemption price, but without interest, and these preference shares will no longer be outstanding. Subject to any applicable fiscal or other laws and regulations, payments in respect of the redemption of preference shares of a series will be made by dollar check drawn on a bank in London or in New York City against presentation and surrender of the relevant share certificates at the office of the paying agent located in the United Kingdom.

In the event that any date on which a redemption payment on the preference shares is to be made is not a business day, then payment of the redemption price payable on that date will be made on the next business day. There will be no interest or other payment due to the delay. If payment of the redemption price is improperly withheld or refused, dividends on the preference shares will continue to accrue at the then applicable rate, from the redemption date to the date of payment of the redemption price.

Subject to applicable law, including U.S. securities laws, and the prior notification of the FSA, we may purchase outstanding preference shares of any series by tender, in the open market or by private agreement. Unless we tell you otherwise in the applicable prospectus supplement, any preference shares of any series that we purchase for our own account, other than in the ordinary course of a business of dealing in securities, will be treated as canceled and will no longer be issued and outstanding.

Under the current practices of the FSA, we may not redeem any preference shares following the fifth anniversary of their date of issue unless we have given the FSA notice in writing (in the form required by the FSA) of the redemption of the preference shares at least one month before becoming committed to the redemption and have provided the FSA with certain information in connection with such repayment as required by the FSA’s General Prudential Sourcebook.

Voting Rights

The holders of the preference shares of any series will not be entitled to receive notice of, attend or vote at any general meeting of our shareholders except as provided below or in the applicable prospectus supplement.

Variation of Rights

If applicable law permits, the rights, preferences and privileges attached to any series of preference shares may be varied or abrogated only with the written consent of the holders of at least three-quarters of the outstanding preference shares of the series or with the sanction of a special resolution passed at a separate general meeting of the holders of the outstanding preference shares of the series. A special resolution will be adopted if passed by a majority of at least three-quarters of those holders voting in person or by proxy at the meeting. The quorum required for this separate general meeting will be persons holding or representing by proxy at least one-third of the outstanding preference shares of the affected series, except that if at any adjourned meeting where this quorum requirement is not met, any two holders present in person or by proxy will constitute a quorum.

In addition to the voting rights referred to above, if any resolution is proposed for our liquidation, dissolution or winding-up, then the holders of the outstanding preference shares of each series, other than any series of preference shares which do not have voting rights, will be entitled to receive notice of and to attend the general meeting of shareholders called for the purpose of adopting the resolution and will be entitled to vote on that resolution, but no other. When entitled to vote, each holder of preference shares of a series present in person or by proxy has one vote for each preference share held.

Notices of Meetings

A notice of any meeting at which holders of preference shares of a particular series are entitled to vote will be mailed to each record holder of preference shares of that series. Each notice will state:

•	the date of the meeting;

•	a description of any resolution to be proposed for adoption at the meeting on which those holders are entitled to vote; and

•	instructions for the delivery of proxies.

A holder of preference shares of any series in registered form who is not registered with an address in the United Kingdom and who has not supplied an address within the United Kingdom to us for the purpose of notices is not entitled to receive notices of meetings from us. For a description of notices that we will give to the ADR depositary and that the ADR depositary will give to ADR holders, you should read “Description of American Depositary Receipts—Reports and Notices” and “Where You Can Find More Information”.

Registrar and Paying Agent

Our registrar, presently located at One Canada Square, London E14 5AL, United Kingdom, will act as registrar and paying agent for the preference shares of each series.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

The following is a summary of the general terms and provisions of the deposit agreement under which the ADR depositary will issue the ADRs evidencing ADSs that may represent preference shares. The deposit agreement is among us, The Bank of New York Mellon, as ADR depositary, and all holders from time to time of ADRs issued under the deposit agreement. This summary does not purport to be complete. We may amend or supersede all or part of this summary to the extent we tell you in the applicable prospectus supplement. You should read the deposit agreement, which is filed with the SEC as an exhibit to the registration statement, of which this prospectus is a part. You may also read the deposit agreement at the corporate trust office of The Bank of New York Mellon in New York City and the office of The Bank of New York Mellon in London.

Depositary

The Bank of New York Mellon will act as the ADR depositary. The office of The Bank of New York Mellon in London will act as custodian. The ADR depositary’s principal office in New York City is presently located at 101 Barclay Street, Floor 21 West, New York, New York 10286, and the custodian’s office is presently located at One Canada Square, London E14 5AL, United Kingdom.

American Depositary Receipts

An ADR is a certificate evidencing a specific number of ADSs of a specific series, each of which will represent preference shares of a corresponding series. Unless the relevant prospectus supplement specifies otherwise, each ADS will represent one preference share, or evidence of rights to receive one preference share, deposited with the London branch of The Bank of New York Mellon, as custodian. An ADR may evidence any number of ADSs in the corresponding series.

Deposit and Issuance of ADRs

When the custodian has received preference shares of a particular series, or evidence of rights to receive preference shares, and applicable fees, charges and taxes, subject to the deposit agreement’s terms, the ADR depositary will execute and deliver at its corporate trust office in New York City to the person(s) specified by us in writing, an ADR or ADRs registered in the name of such person(s) evidencing the number of ADSs of that series corresponding to the preference shares of that series.

When the ADR depositary has received preference shares of a particular series, or evidence of rights to receive preference shares, and applicable fees, charges and taxes, subject to the deposit agreement’s terms, the ADR depositary will execute and deliver at its principal office to the person(s) specified by us in writing, an ADR or ADRs registered in the name of that person(s) evidencing the number of ADSs of that series corresponding to the preference shares of that series. Preference shares may be deposited under the deposit agreement as units comprising a preference share of a series and a preference share of a related series.

Withdrawal of Deposited Securities

Upon surrender of ADRs at the ADR depositary’s corporate trust office in New York City and upon payment of the taxes, charges and fees provided in the deposit agreement and subject to its terms, an ADR holder is entitled to delivery, to or upon its order, at the ADR depositary’s corporate trust office in New York City or the custodian’s office in London, of the amount of preference shares of the relevant series represented by the ADSs evidenced by the surrendered ADRs. The ADR holder will bear the risk and expense for the forwarding of share certificates and other documents of title to the corporate trust office of the ADR depositary.

Holders of preference shares that have been withdrawn from deposit under the deposit agreement will not have the right to redeposit the preference shares.

Dividends and Other Distributions

The ADR depositary will distribute all cash dividends or other cash distributions that it receives in respect of deposited preference shares of a particular series to ADR holders, after payment of any charges and fees provided for in the deposit agreement, in proportion to their holdings of ADSs of the series representing the preference shares. The cash amount distributed will be reduced by any amounts that we or the ADR depositary must withhold on account of taxes.

If we make a non-cash distribution in respect of any deposited preference shares of a particular series, the ADR depositary will distribute the property it receives to ADR holders, after deduction or upon payment of any taxes, charges and fees provided for in the deposit agreement, in proportion to their holdings of ADSs of the series representing the preference shares. If a distribution that we make in respect of deposited preference shares of a particular series consists of a dividend in, or free distribution of, preference shares of that series, the ADR depositary may, if we approve, and will, if we request, distribute to ADR holders, in proportion to their holdings of ADSs of the relevant series, additional ADRs evidencing an aggregate number of ADSs of that series representing the amount of preference shares received as such dividend or free distribution. If the ADR depositary does not distribute additional ADRs, each ADS of that series will from then forward also represent the additional preference shares of the corresponding series distributed in respect of the deposited preference shares before the dividend or free distribution.

If the ADR depositary determines that any distribution of property, other than cash or preference shares of a particular series, cannot be made proportionately among ADR holders or, if for any other reason, including any requirement that we or the ADR depositary withhold an amount on account of taxes or other governmental charges, the ADR depositary deems that such a distribution is not feasible, the ADR depositary may dispose of all or part of the property in any manner, including by public or private sale, that it deems equitable and practicable. The ADR depositary will then distribute the net proceeds of any such sale (net of any fees and expenses of the ADR depositary provided for in the deposit agreement) to ADR holders as in the case of a distribution received in cash.

Redemption of ADSs

If we redeem any preference shares of a particular series that are represented by ADSs, the ADR depositary will redeem, from the amounts that it receives from the redemption of deposited preference shares of that series, the relevant number of ADSs of the series representing those preference shares that corresponds to the number of deposited preference shares of that series. The ADS redemption price will correspond to the redemption price per preference share payable with respect to the redeemed preference shares. If we do not redeem all of the outstanding preference shares of a particular series, the ADR depositary will select the ADSs of the corresponding series to be redeemed, either by lot or pro rata to the number of preference shares represented.

We must give notice of redemption in respect of the preference shares of a particular series that are represented by ADSs to the ADR depositary not less than 30 days before the redemption date. The ADR depositary will promptly deliver the notice to all holders of ADRs of the corresponding series.

Record Date

Whenever any dividend or other distribution becomes payable or shall be made in respect of preference shares of a particular series, or any preference shares of a particular series are to be redeemed, or the ADR depositary receives notice of any meeting at which holders of preference shares of a particular series are entitled to vote, the ADR depositary will fix a record date for the determination of the ADR holders who are entitled to receive the dividend, distribution, amount in respect of redemption of ADSs of the corresponding series, or the net proceeds of their sale, or, as applicable, give instructions for the exercise of voting rights at the meeting, subject to the provisions of the deposit agreement. This record date will be as near as practicable to the corresponding record date for the underlying preference share.

Voting of the Underlying Deposited Securities

When the ADR depositary receives notice of any meeting or solicitation of consents or proxies of holders of preference shares of a particular series, it will, at our written request and as soon as practicable thereafter, mail to the record holders of ADRs a notice including:

•	the information contained in the notice of meeting;

•

a statement that the record holders of ADRs at the close of business on a specified record date will be entitled, subject to any applicable provision of English law, to instruct the ADR depositary as to the exercise of any voting rights pertaining to the preference shares of the series represented by their ADSs; and

•

a brief explanation of how they may give instructions, including an express indication that they may instruct the ADR depositary to give a discretionary proxy to designated member or members of our board of directors if no such instruction is received.

The ADR depositary has agreed that it will endeavor, in so far as practical, to vote or cause to be voted the preference shares in accordance with any written non-discretionary instructions of record holders of ADRs that it receives on or before the record date set by the ADR depositary. The ADR depositary will not vote the preference shares except in accordance with such instructions or deemed instructions.

If the ADR depositary does not receive instructions from any ADR holder on or before the date the ADR depositary establishes for this purpose, the ADR depositary will deem such holder to have directed the ADR depositary to give a discretionary proxy to a designated member or members of our board of directors. However, the ADR depositary will not give a discretionary proxy to a designated member or members of our board of directors with respect to any matter as to which we inform the ADR depositary that:

•	we do not wish the proxy to be given;

•	substantial opposition exists; or

•	the rights of holders of the preference shares may be materially affected.

Holders of ADRs evidencing ADSs will not be entitled to vote shares of the corresponding series of preference shares directly.

Inspection of Transfer Books

The ADR depositary will, at its corporate trust office in New York City, keep books for the registration and transfer of ADRs. These books will be open for inspection by ADR holders at all reasonable times. However, this inspection may not be for the purpose of communicating with ADR holders in the interest of a business or object other than our business or a matter related to the deposit agreement or the ADRs.

Reports and Notices

We will furnish the ADR depositary with our annual reports as described under “Where You Can Find More Information” in this prospectus. The ADR depositary will make available at its corporate trust office in New York City, for any ADR holder to inspect, any reports and communications received from us that are both received by the ADR depositary as holder of preference shares and made generally available by us to the holders of those preference shares. This includes our annual report and accounts. Upon written request, the ADR depositary will mail copies of those reports to ADR holders as provided in the deposit agreement.

On or before the first date on which we give notice, by publication or otherwise, of:

•	any meeting of holders of preference shares of a particular series;

•	any adjourned meeting of holders of preference shares of a particular series; or

•	the taking of any action in respect of any cash or other distributions, or the offering of any rights, in respect of preference shares of a particular series we have agreed to transmit to the ADR depositary and the custodian a copy of the notice in the form given or to be given to holders of the preference shares. If requested in writing by us, the ADR depositary will, at our expense, arrange for the prompt transmittal or mailing of such notices, and any other reports or communications made generally available to holders of the preference shares, to all holders of ADRs evidencing ADSs of the corresponding series.

Amendment and Termination of the Deposit Agreement

The form of the ADRs evidencing ADSs of a particular series and any provisions of the deposit agreement relating to those ADRs may at any time and from time to time be amended by agreement between us and the ADR depositary, without the consent of holders of ADRs, in any respect which we may deem necessary or advisable. Any amendment that imposes or increases any fees or charges, other than taxes and other governmental charges, registration fees, transmission costs, delivery costs or other such expenses, or that otherwise prejudices any substantial existing right of holders of outstanding ADRs evidencing ADSs of a particular series, will not take effect as to any ADRs until 30 days after notice of the amendment has been given to the record holders of those ADRs. Every holder of any ADR at the time an amendment becomes effective, if it has been given notice, will be deemed by continuing to hold the ADR to consent and agree to the amendment and to be bound by the deposit agreement or the ADR as amended. No amendment may impair the right of any holder of ADRs to surrender ADRs and receive in return the preference shares of the corresponding series represented by the ADSs.

Whenever we direct, the ADR depositary has agreed to terminate the deposit agreement as to ADRs evidencing ADSs of a particular series by mailing a termination notice to the record holders of all ADRs then outstanding at least 30 days before the date fixed in the notice of termination. The ADR depositary may likewise terminate the deposit agreement as to ADRs evidencing ADSs of a particular series by mailing a termination notice to us and the record holders of all ADRs then outstanding if at any time 90 days shall have expired since the ADR depositary delivered a written notice to us of its election to resign and a successor ADR depositary shall not have been appointed and accepted its appointment.

If any ADRs evidencing ADSs of a particular series remain outstanding after the date of any termination, the ADR depositary will then:

•	discontinue the registration of transfers of those ADRs;

•	suspend the distribution of dividends to holders of those ADRs; and

•	not give any further notices or perform any further acts under the deposit agreement, except those listed below, with respect to those ADRs.

The ADR depositary will, however, continue to collect dividends and other distributions pertaining to the preference shares of the corresponding series. It will also continue to sell rights and other property as provided in the deposit agreement and deliver preference shares of the corresponding series, together with any dividends or other distributions received with respect to them and the net proceeds of the sale of any rights or other property, in exchange for ADRs surrendered to it.

At any time after the expiration of one year from the date of termination of the deposit agreement as to ADRs evidencing ADSs of a particular series, the ADR depositary may sell the preference shares of the corresponding series then held. The ADR depositary will then hold uninvested the net proceeds of any such sales, together with any other cash then held by it under the deposit agreement in respect of those ADRs, unsegregated and without liability for interest, for the pro rata benefit of the holders of ADRs that have not previously been surrendered.

Charges of ADR Depositary

Unless the applicable prospectus supplement specifies otherwise, the ADR depositary will charge the party to whom it delivers ADRs against deposits, and the party surrendering ADRs for delivery of preference shares of a particular series or other deposited securities, property and cash, $5.00 for each 100, or fraction of 100, ADSs evidenced by the ADRs issued or surrendered. We will pay all other charges of the ADR depositary and those of any registrar, co-transfer agent and co-registrar under the deposit agreement, but unless the applicable prospectus supplement specifies otherwise, we will not pay:

•	taxes, including issue or transfer taxes, U.K. stamp duty or U.K. stamp duty reserve tax other than that payable on the issue of preference shares to the custodian, and other governmental charges;

•	any applicable share transfer or registration fees on deposits or withdrawals of preference shares;

•

cable, telex, facsimile transmission and delivery charges which the deposit agreement provides are at the expense of the holders of ADRs or persons depositing or withdrawing preference shares of any series; or

•	expenses incurred or paid by the ADR depositary in conversion of foreign currency into U.S. dollars.

You will be responsible for any taxes or other governmental charges payable on your ADRs or on the preference shares underlying your ADRs. The ADR depositary may refuse to transfer your ADRs or allow you to withdraw the preference shares underlying your ADRs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited preference shares underlying your ADRs to pay any taxes owed and you will remain liable for any deficiency. If the ADR depositary sells deposited preference shares, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to you any proceeds, or send to you any property, remaining after it has paid the taxes.

General

Neither the ADR depositary nor we will be liable to ADR holders if prevented or forbidden or delayed by any present or future law of any country or by any governmental authority, any present or future provision of our articles of association or of the preference shares, or any act of God or war or other circumstances beyond our control in performing our obligations under the deposit agreement. The obligations of us both under the deposit agreement are expressly limited to performing our duties without gross negligence or bad faith.

If any ADSs of a particular series are listed on one or more stock exchanges in the U.S., the ADR depositary will act as registrar or, at our request or with our approval, appoint a registrar or one or more co-registrars for registration of the ADRs evidencing the ADSs in accordance with any exchange requirements. The ADR depositary may remove the registrars or co-registrars and appoint a substitute(s) if we request it or with our approval.

The ADRs evidencing ADSs of any series are transferable on the books of the ADR depositary or its agent. However, the ADR depositary may close the transfer books as to ADRs evidencing ADSs of a particular series at any time when it deems it expedient to do so in connection with the performance of its duties or at our request. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any ADR or withdrawal of any preference shares of the corresponding series, the ADR depositary or the custodian may require the person presenting the ADR or depositing the preference shares to pay a sum sufficient to reimburse it for any related tax or other governmental charge and any share transfer or registration fee and any applicable fees payable as provided in the deposit agreement. The ADR depositary may withhold any dividends or other distributions, or may sell for the account of the holder any part or all of the preference shares evidenced by the ADR, and may apply those dividends or other distributions or the proceeds of any sale in payment of the tax or other governmental charge. The ADR holder will remain liable for any deficiency.

Any ADR holder may be required from time to time to furnish the ADR depositary or the custodian with proof satisfactory to the ADR depositary of citizenship or residence, exchange control approval, information relating to the registration on our books or those that the registrar maintains for us for the preference shares in registered form of that series, or other information, to execute certificates and to make representations and warranties that the ADR depositary deems necessary or proper. Until those requirements have been satisfied, the ADR depositary may withhold the delivery or registration of transfer of any ADR or the distribution or sale of any dividend or other distribution or proceeds of any sale or distribution or the delivery of any deposited preference shares or other property related to the ADR. The delivery, transfer and surrender of ADRs of any series may be suspended during any period when the transfer books of the ADR depositary are closed or if we or the ADR depositary deem it necessary or advisable.

The deposit agreement and the ADRs are governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF SHARE CAPITAL

The following is a summary of general information about our share capital and some provisions of our Articles of Association. This summary does not purport to be complete. It is subject to, and qualified by reference to, our Articles of Association, which you should read. We have included a copy of our Articles of Association with the SEC as an exhibit to the Registration Statement of which this prospectus forms a part.

General

On October 1, 2009, the final provisions of the U.K. Companies Act 2006 (the “2006 Act”) came into force, which included the abolition of the concept of authorized share capital, subject to restrictions in our Articles of Association. We adopted new Articles of Association at our 2010 Annual General Meeting that removed any such restrictions. As of June 30, 2010, 2,342,558,515 ordinary shares of £1 each were in issue (all of which were beneficially held by Barclays PLC); 237,000,000 dollar-denominated preference shares of $0.25 each; 100,000 dollar-denominated preference shares of $100 each; 240,000 euro-denominated preference shares of €100 each; 1,000 sterling-denominated preference shares of £1 each all of which were beneficially held by Barclays PLC; and 75,000 sterling-denominated preference shares of £100 each, all of which have been issued.

Ordinary Shares

Dividend Rights

Holders of ordinary shares are entitled to receive, according to the amounts paid up on the shares and apportioned and paid proportionately to the amount paid up on the shares, any dividends that we may declare at a general meeting of shareholders, but no dividends are payable in excess of the amount that our Board of Directors recommends. The Board of Directors may declare and pay to the holders of ordinary shares interim dividends if, in the opinion of our Board, our distributable reserves justify such payment.

Dividends on ordinary shares, as well as on dollar-denominated preference shares of any series, may only be declared and paid out of our “distributable profits”. Rules prescribed by the 2006 Act determine how much of our funds represent distributable profits. In broad outline, dividend distributions may only be made out of , accumulated realized profits, so far as not previously utilized by distribution or capitalization, less its accumulated, realized losses, so far as not previously written off in a reduction or reorganization of capital duly made.

So long as dollar-denominated preference shares of any series are outstanding and full dividends on them have not been paid (or a sum has not been set aside in full) for any dividend period, no interim dividends may be declared or paid, or other distribution made, upon our ordinary shares. We may, however, pay dividends on our ordinary shares or other shares ranking below the dollar-denominated preference shares of those series as to dividends upon liquidation. In addition, we may not redeem, repurchase or otherwise acquire for any consideration, or pay or make any moneys available for a sinking fund for the redemption of these shares, except by conversion into or exchange for our shares ranking below the dollar-denominated preference shares as to dividends and upon liquidation, until we have resumed the payment of full dividends (or a sum set aside in full) on all outstanding dollar-denominated preference shares or redeem the relevant preference shares in full.

Rights upon Liquidation

If there is a return of capital on our winding-up or otherwise, after payment of all liabilities, and after paying or setting apart for payment the full preferential amounts to which the holders of all outstanding dollar-denominated preference shares of any series and any other of our shares ranking senior to the ordinary shares upon liquidation are entitled, our remaining assets will be divided among the holders of ordinary shares pro rata according to the number of ordinary shares held by them.

Voting Rights

Every holder present (not being present by proxy) and entitled to vote on the resolution has one vote on a show of hands. Every proxy present who has been appointed by just one holder entitled to vote on the resolution has one vote on a show of hands, while every proxy who has been appointed by more than one holder entitled to vote on the resolution has one vote for each way directed by the holders, that is one vote affirming the resolution (if one or more holders direct or have granted the proxy discretion in how to vote) and one vote opposing the resolution (if one or more holders direct or have granted the proxy discretion in how to vote). On a poll, every holder present in person or by proxy and entitled to vote has one vote in respect of each £1 nominal capital held by the relevant holder. Voting at any general meeting of shareholders is by show of hands unless a poll is demanded. A poll may be demanded by the chairman of the meeting or by any shareholder present in person or by proxy and entitled to vote.

Miscellaneous

Holders of ordinary shares and dollar-denominated preference shares have no pre-emptive rights under our Articles of Association. However, except in some cases, English law restricts the ability of our Board of Directors, without appropriate authorization from the holders of our ordinary shares at a general meeting, to:

•	allot any shares or rights to subscribe for, or to convert any security into, any of our shares; or

•	issue for cash ordinary shares or rights to subscribe for, or to convert any security into, ordinary shares other than through rights to existing holders of ordinary shares.

TAX CONSIDERATIONS

U.S. Taxation

This section describes the material U.S. federal income tax consequences of owning preference shares, ADSs or debt securities. It is the opinion of Sullivan & Cromwell LLP, our U.S. tax counsel. It applies to you only if you acquire your preference shares, ADSs or debt securities in an offering and you hold your preference shares, ADSs or debt securities as capital assets for tax purposes. The U.S. federal income tax consequences of owning warrants will be described in the applicable pricing supplement.

This section does not apply to you if you are a member of a special class of holders subject to special rules, including:

•	a dealer in securities;

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

•	a tax-exempt organization;

•	a life insurance company;

•	a person that holds preference shares, ADSs or debt securities as part of a straddle or a hedging or conversion transaction;

•	a U.S. holder (as defined below) whose functional currency is not the U.S. dollar;

•	a bank;

•	a person liable for alternative minimum tax; or

•	a person that actually or constructively owns 10% or more of our voting stock.

This section is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations, published rulings and court decisions, as well as on the income tax convention between the United States of America and the United Kingdom (the “Treaty”). These laws are subject to change, possibly on a retroactive basis. In addition, this section is based in part upon the representations of the ADR depositary. Assuming that each obligation in the deposit agreement and any related agreement will be performed in accordance with its terms, for U.S. federal income tax purposes, if you hold ADRs evidencing ADSs, you will in general be treated as the owner of the preference shares represented by those ADSs. Exchanges of preference shares for ADSs or ADSs for preference shares generally will not be subject to U.S. federal income tax.

If a partnership holds the preference shares, ADSs or debt securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the preference shares, ADSs or debt securities should consult its tax advisor with regard to the U.S. federal income tax treatment of an investment in the preference shares, ADSs or debt securities.

You should consult your own tax advisor regarding the U.S. federal, state and local and other tax consequences of owning and disposing of preference shares, ADSs or debt securities in your particular circumstances.

U.S. Holders

This sub-section describes the material U.S. federal income tax consequences to a U.S. holder of owning preference shares, ADSs or debt securities. You are a U.S. holder if you are a beneficial owner of preference shares, ADSs or debt securities and you are:

•	a citizen or resident of the United States;

•	a domestic corporation;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or

•	a trust if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust.

If you are not a U.S. holder, this sub-section does not apply to you, and you should refer to “—Taxation of U.S. Alien Holders” below.

Taxation of Debt Securities

This sub-section deals only with debt securities denominated in U.S. dollars that are due to mature 30 years or less from the date on which they are issued. The U.S. federal income tax consequences of owning debt securities that are denominated in a currency other than the U.S. dollar (or the interest payments are determined by reference to a currency other than the U.S. dollar) as well as the U.S. federal income tax consequences of owning debt securities that are due to mature more than 30 years from their date of issue will be discussed in an applicable prospectus supplement. In addition, this sub-section does not address the U.S. federal income tax consequences of owning convertible or exchangeable debt securities; the U.S. federal income tax consequences of owning convertible or exchangeable debt securities will be addressed in the applicable prospectus supplement. This sub-section also does not address the U.S. federal income tax consequences of owning bearer debt securities. U.S. holders of certain bearer debt securities may be subject to additional, adverse U.S. federal income tax rules. Undated Subordinated Debt Securities generally will not be treated as debt securities for U.S. federal income tax purposes; the U.S. federal income tax consequences of owning and disposing Undated Subordinated Debt Securities will be discussed in an applicable prospectus supplement.

Payments of Interest

Except as described below in the case of interest on a discount debt security that is not qualified stated interest, each as defined below under “—Original Issue Discount—General”, you will be taxed on any interest on your debt securities as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes.

Interest paid by us on the debt securities and original issue discount, if any, accrued with respect to the debt securities (as described below under “Original Issue Discount”) is income from sources outside the United States subject to the rules regarding the foreign tax credit allowable to a United States holder. Under the foreign tax credit rules, interest and original issue discount will, depending on your circumstances, be either “passive” or “general” income for purposes of computing the foreign tax credit.

Original Issue Discount

General. If you own a debt security, other than a short-term debt security with a term of one year or less, it will be treated as a discount debt security issued at an original issue discount if the debt security’s stated redemption price at maturity exceeds its issue price by more than a de minimis amount. Generally, a debt security’s issue price will be the first price at which a substantial amount of debt securities included in the issue of which the debt security is a part is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. A debt security’s stated redemption price at maturity is the total of all payments provided by the debt security that are not payments of qualified stated interest. Generally, an interest payment on a debt security is qualified stated interest if it is one of a series of stated interest payments on a debt security that are unconditionally payable at least annually at a single fixed rate, with certain exceptions for lower rates paid during some periods, applied to the outstanding principal amount of the debt security. There are special rules for variable rate debt securities that are discussed under “—Variable Rate Debt Securities”.

In general, your debt security is not a discount debt security if the amount by which its stated redemption price at maturity exceeds its issue price is less than the de minimis amount of 1/4 of 1% of its stated redemption price at maturity multiplied by the number of complete years to its maturity. Your debt security will have de minimis original issue discount if the amount of the excess is less than the de minimis amount. If your debt security has de minimis original issue discount, you must include the de minimis amount in income as stated principal payments are made on the debt security, unless you make the election described below under “—Election to Treat All Interest as Original Issue Discount”. You can determine the includible amount with respect to each such payment by multiplying the total amount of your debt security’s de minimis original issue discount by a fraction equal to:

•	the amount of the principal payment made divided by:

•	the stated principal amount of the debt security.

Generally, if your discount debt security matures more than one year from its date of issue, you must include original issue discount, or OID in income before you receive cash attributable to that income. The amount of OID that you must include in income is calculated using a constant-yield method, and generally you will include increasingly greater amounts of OID in income over the life of your debt security. More specifically, you can calculate the amount of OID that you must include in income by adding the daily portions of OID with respect to your discount debt security for each day during the taxable year or portion of the taxable year that you hold your discount debt security. You can determine the daily portion by allocating to each day in any accrual period a pro rata portion of the OID allocable to that accrual period. You may select an accrual period of any length with respect to your discount debt security and you may vary the length of each accrual period over the term of your discount debt security. However, no accrual period may be longer than one year and each scheduled payment of interest or principal on the discount debt security must occur on either the first or final day of an accrual period.

You can determine the amount of OID allocable to an accrual period by:

•	multiplying your discount debt security’s adjusted issue price at the beginning of the accrual period by your debt security’s yield to maturity; and then

•	subtracting from this figure the sum of the payments of qualified stated interest on your debt security allocable to the accrual period.

You must determine the discount debt security’s yield to maturity on the basis of compounding at the close of each accrual period and adjusting for the length of each accrual period. Further, you determine your discount debt security’s adjusted issue price at the beginning of any accrual period by:

•	adding your discount debt security’s issue price and any accrued OID for each prior accrual period; and then

•	subtracting any payments previously made on your discount debt security that were not qualified stated interest payments.

If an interval between payments of qualified stated interest on your discount debt security contains more than one accrual period, then, when you determine the amount of OID allocable to an accrual period, you must allocate the amount of qualified stated interest payable at the end of the interval, including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval, pro rata to each accrual period in the interval based on their relative lengths. In addition, you must increase the adjusted issue price at the beginning of each accrual period in the interval by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. You may compute the amount of OID allocable to an initial short accrual period by using any reasonable method if all other accrual periods, other than a final short accrual period, are of equal length.

The amount of OID allocable to the final accrual period is equal to the difference between:

•	the amount payable at the maturity of your debt security, other than any payment of qualified stated interest; and

•	your debt security’s adjusted issue price as of the beginning of the final accrual period.

Acquisition Premium. If you purchase your debt security for an amount that is less than or equal to the sum of all amounts, other than qualified stated interest, payable on your debt security after the purchase date but is greater than the amount of your debt security’s adjusted issue price, as determined above under “—General”, the excess is acquisition premium. If you do not make the election described below under “—Election to Treat All Interest as Original Issue Discount”, then you must reduce the daily portions of OID by a fraction equal to:

•	the excess of your adjusted basis in the debt security immediately after purchase over the adjusted issue price of the debt security;

divided by:

•	the excess of the sum of all amounts payable, other than qualified stated interest, on the debt security after the purchase date over the debt security’s adjusted issue price.

Pre-Issuance Accrued Interest. An election may be made to decrease the issue price of your debt security by the amount of pre-issuance accrued interest if:

•	a portion of the initial purchase price of your debt security is attributable to pre-issuance accrued interest;

•	the first stated interest payment on your debt security is to be made within one year of your debt security’s issue date; and

•	the payment will equal or exceed the amount of pre-issuance accrued interest.

If this election is made, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on your debt security.

Debt Securities Subject to Contingencies, Including Optional Redemption. Your debt security is subject to a contingency if it provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies, other than a remote or incidental contingency, whether such contingency relates to payments of interest or of principal. In such a case, you must determine the yield and maturity of your debt security by assuming that the payments will be made according to the payment schedule most likely to occur if:

•	the timing and amounts of the payments that comprise each payment schedule are known as of the issue date; and

•	one of such schedules is significantly more likely than not to occur.

If there is no single payment schedule that is significantly more likely than not to occur, other than because of a mandatory sinking fund, you must include income on your debt security in accordance with the general rules that govern contingent payment obligations. If applicable, these rules will be discussed in the prospectus supplement.

Notwithstanding the general rules for determining yield and maturity, if your debt security is subject to contingencies, and either you or we have an unconditional option or options that, if exercised, would require payments to be made on the debt security under an alternative payment schedule or schedules, then:

•

in the case of an option or options that we may exercise, we will be deemed to exercise or not to exercise an option or combination of options in the manner that minimizes the yield on your debt security; and,

•

in the case of an option or options that you may exercise, you will be deemed to exercise or not to exercise an option or combination of options in the manner that maximizes the yield on your debt security.

If both you and we hold options described in the preceding sentence, those rules will apply to each option in the order in which they may be exercised. You may determine the yield on your debt security for the purposes of those calculations by using any date on which your debt security may be redeemed or repurchased as the maturity date and the amount payable on the date that you chose in accordance with the terms of your debt security as the principal amount payable at maturity.

If a contingency, including the exercise of an option, actually occurs or does not occur contrary to an assumption made according to the above rules then, except to the extent that a portion of your debt security is repaid as a result of this change in circumstances and solely to determine the amount and accrual of OID, you must redetermine the yield and maturity of your debt security by treating your debt security as having been retired and reissued on the date of the change in circumstances for an amount equal to your debt security’s adjusted issue price on that date.

Election to Treat All Interest as Original Issue Discount. You may elect to include in gross income all interest that accrues on your debt security using the constant-yield method described above under “—General”, with the modifications described below. For purposes of this election, interest will include stated interest, OID, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium, described below under “—Debt Securities Purchased at a Premium,” or acquisition premium.

If you make this election for your debt security, then, when you apply the constant-yield method:

•	the issue price of your debt security will equal your cost;

•	the issue date of your debt security will be the date you acquired it; and

•	no payments on your debt security will be treated as payments of qualified stated interest.

Generally, this election will apply only to the debt security for which you make it; however, if the debt security has amortizable bond premium, you will be deemed to have made an election to apply amortizable bond premium against interest for all debt instruments with amortizable bond premium, other than debt instruments the interest on which is excludible from gross income, that you hold as of the beginning of the taxable year to which the election applies or any taxable year thereafter. Additionally, if you make this election for a market discount debt security, you will be treated as having made the election discussed below under “—Market Discount” to include market discount in income currently over the life of all debt instruments having market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke any election to apply the constant-yield method to all interest on a debt security or the deemed elections with respect to amortizable bond premium or market discount debt securities without the consent of the Internal Revenue Service.

Variable Rate Debt Securities. Your debt security will be a variable rate debt security if:

•	your debt security’s issue price does not exceed the total noncontingent principal payments by more than the lesser of:

1.	1.5% of the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date; or

2.	15% of the total noncontingent principal payments; and

•	your debt security provides for stated interest, compounded or paid at least annually, only at:

1.	one or more qualified floating rates;

2.	a single fixed rate and one or more qualified floating rates;

3.	a single objective rate; or

4.	a single fixed rate and a single objective rate that is a qualified inverse floating rate.

Your debt security will have a variable rate that is a qualified floating rate if:

•	variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which your debt security is denominated; or

•	the rate is equal to such a rate multiplied by either:

1.	a fixed multiple that is greater than 0.65 but not more than 1.35; or

2.	a fixed multiple greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate; and

•

the value of the rate on any date during the term of your debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

If your debt security provides for two or more qualified floating rates that are within 0.25 percentage points of each other on the issue date or can reasonably be expected to have approximately the same values throughout the term of the debt security, the qualified floating rates together constitute a single qualified floating rate.

Your debt security will not have a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors, or other similar restrictions) unless such restrictions are fixed throughout the term of the debt security or are not reasonably expected to significantly affect the yield on the debt security.

Your debt security will have a variable rate that is a single objective rate if:

•	the rate is not a qualified floating rate;

•

the rate is determined using a single, fixed formula that is based on objective financial or economic information that is not within the control of or unique to the circumstances of the issuer or a related party; and

•

the value of the rate on any date during the term of your debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

Your debt security will not have a variable rate that is an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of your debt security’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of your debt security’s term.

An objective rate as described above is a qualified inverse floating rate if:

•	the rate is equal to a fixed rate minus a qualified floating rate; and

•	the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds.

Your debt security will also have a single qualified floating rate or an objective rate if interest on your debt security is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period; and either:

•	the fixed rate and the qualified floating rate or objective rate have values on the issue date of the debt security that do not differ by more than 0.25 percentage points; or

•	the value of the qualified floating rate or objective rate is intended to approximate the fixed rate.

In general, if your variable rate debt security provides for stated interest at a single qualified floating rate or objective rate, or one of those rates after a single fixed rate for an initial period, all stated interest on your debt security is qualified stated interest. In this case, the amount of OID, if any, is determined by using, in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, for any other objective rate, a fixed rate that reflects the yield reasonably expected for your debt security.

If your variable rate debt security does not provide for stated interest at a single qualified floating rate or a single objective rate, and also does not provide for interest payable at a fixed rate other than a single fixed rate for an initial period, you generally must determine the interest and OID accruals on your debt security by:

•	determining a fixed rate substitute for each variable rate provided under your variable rate debt security;

•	constructing the equivalent fixed rate debt instrument, using the fixed rate substitute described above;

•	determining the amount of qualified stated interest and OID with respect to the equivalent fixed rate debt instrument; and

•	adjusting for actual variable rates during the applicable accrual period.

When you determine the fixed rate substitute for each variable rate provided under the variable rate debt security, you generally will use the value of each variable rate as of the issue date or, for an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on your debt security.

If your variable rate debt security provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and also provides for stated interest at a single fixed rate other than at a single fixed rate for an initial period, you generally must determine interest and OID accruals by using the method described in the previous paragraph. However, your variable rate debt security will be treated, for purposes of the first three steps of the determination, as if your debt security had provided for a qualified floating rate, or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate, or qualified inverse floating rate, that replaces the fixed rate must be such that the fair market value of your variable rate debt security as of the issue date approximates the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate, or qualified inverse floating rate, rather than the fixed rate.

Short-Term Debt Securities. In general, if you are an individual or other cash basis U.S. holder of a short-term debt security, you are not required to accrue OID, as specially defined below for the purposes of this paragraph, for U.S. federal income tax purposes unless you elect to do so (although it is possible that you may be required to include any stated interest in income as you receive it). If you are an accrual basis taxpayer, a taxpayer in a special class, including, but not limited to, a regulated investment company, common trust fund, or a certain type of pass-through entity, or a cash basis taxpayer who so elects, you will be required to accrue OID on short-term debt securities on either a straight-line basis or under the constant-yield method, based on daily compounding. If you are not required and do not elect to include OID in income currently, any gain you realize on the sale or retirement of your short-term debt security will be ordinary income to the extent of the accrued OID, which will be determined on a straight-line basis unless you make an election to accrue the OID under the constant-yield method, through the date of sale or retirement. However, if you are not required and do not elect to accrue OID on your short-term debt securities, you will be required to defer deductions for interest on borrowings allocable to your short-term debt securities in an amount not exceeding the deferred income until the deferred income is realized.

When you determine the amount of OID subject to these rules, you must include all interest payments on your short-term debt security, including stated interest, in your short-term debt security’s stated redemption price at maturity.

Market Discount

You will be treated as if you purchased your debt security, other than a short-term debt security, at a market discount, and your debt security will be a market discount debt security if:

•	you purchase your debt security for less than its issue price as determined above under “Original Issue Discount—General”; and

•

the difference between the debt security’s stated redemption price at maturity or, in the case of a discount debt security, the debt security’s revised issue price, and the price you paid for your debt security is equal to or greater than 1/4 of 1% of your debt security’s stated redemption price at maturity or revised issue price, respectively, multiplied by the number of complete years to the debt security’s maturity. To determine the revised issue price of your debt security for these purposes, you generally add any OID that has accrued on your debt security to its issue price.

If your debt security’s stated redemption price at maturity or, in the case of a discount debt security, its revised issue price, exceeds the price you paid for the debt security by less than 1/4 of 1% multiplied by the number of complete years to the debt security’s maturity, the excess constitutes de minimis market discount, and the rules discussed below are not applicable to you.

You must treat any gain you recognize on the maturity or disposition of your market discount debt security as ordinary income to the extent of the accrued market discount on your debt security. Alternatively, you may elect to include market discount in income currently over the life of your debt security. If you make this election, it will apply to all debt instruments with market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke this election without the consent of the Internal Revenue Service. If you own a market discount debt security and do not make this election, you will generally be required to defer deductions for interest on borrowings allocable to your debt security in an amount not exceeding the accrued market discount on your debt security until the maturity or disposition of your debt security.

You will accrue market discount on your market discount debt security on a straight-line basis unless you elect to accrue market discount using a constant-yield method. If you make this election, it will apply only to the debt security with respect to which it is made and you may not revoke it.

Debt Securities Purchased at a Premium

If you purchase your debt security for an amount in excess of its principal amount, you may elect to treat the excess as amortizable bond premium. If you make this election, you will reduce the amount required to be included in your income each year with respect to interest on your debt security by the amount of amortizable bond premium allocable to that year, based on your debt security’s yield to maturity. If you make an election to amortize bond premium, it will apply to all debt instruments, other than debt instruments the interest on which is excludible from gross income, that you hold at the beginning of the first taxable year to which the election applies or that you thereafter acquire, and you may not revoke it without the consent of the Internal Revenue Service. See also “Original Issue Discount—Election to Treat All Interest as Original Issue Discount”.

Purchase, Sale and Retirement of the Debt Securities

Your tax basis in your debt security will generally be your cost of your debt security adjusted by:

•	adding any OID or market discount previously included in income with respect to your debt security; and then

•	subtracting any payments on your debt security that are not qualified stated interest payments and any amortizable bond premium applied to reduce interest on your debt security.

You will generally recognize gain or loss on the sale or retirement of your debt security equal to the difference between the amount you realize on the sale or retirement and your tax basis in your debt security.

You will recognize capital gain or loss when you sell or retire your debt security, except to the extent:

•	described above under “Original Issue Discount—Short-Term Debt Securities” or “Market Discount”;

•	attributable to accrued but unpaid interest; or

•	the rules governing contingent payment obligations apply.

Capital gain of a non-corporate U.S. holder that is recognized in a taxable year beginning before January 1, 2011 is generally taxed at a maximum rate of 15% in cases where the holder has a holding period of greater than one year. Thereafter, capital gain of a non-corporate U.S. holder is generally taxed at preferential rates in cases where the holder has a holding period of greater than one year. Such gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes.

Treasury Regulations Requiring Disclosure of Reportable Transactions

Treasury regulations require U.S. taxpayers to report certain transactions that give rise to a loss in excess of certain thresholds. Under these regulations, a U.S. holder that recognizes a loss with respect to a debt security that is attributable to changes in the spot exchange rate of a foreign currency may be required to report the loss on Internal Revenue Service Form 8886 if such loss exceeds the thresholds set forth in the regulations. For individuals and trusts, this loss threshold is $50,000 in any single taxable year. For other types of taxpayers and other types of losses, the thresholds are higher. You should consult your tax advisor regarding any tax filing and reporting obligations—including any protective filings—that ought to be made in connection with any loss realized in connection with acquiring, owning and disposing of debt securities that are denominated in or linked to a currency other than the U.S. dollar.

Other Debt Securities

The applicable prospectus supplement will discuss any special U.S. federal income tax rules with respect to debt securities the payments on which are determined by reference to any reference asset, debt securities that are denominated in a currency other than the U.S. dollar and other debt securities that are subject to the rules governing contingent payment obligations which are not subject to the rules governing variable rate debt securities.

Taxation of Preference Shares and ADSs

Dividends

Under the U.S. federal income tax laws, if you are a U.S. holder, the gross amount of any dividend paid by us out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) is subject to U.S. federal income taxation. Subject to the discussion below under the heading “Passive Foreign Investment Company Considerations”, if you are a non-corporate U.S. holder, dividends paid to you in taxable years beginning before January 1, 2011 that constitute qualified dividend income will be taxable to you at a maximum tax rate of 15% provided that you hold the shares or ADSs for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date. Dividends we pay with respect to the shares or ADSs generally will be qualified dividend income. The dividend is ordinary income that you must include in income when you, in the case of preference shares, or the ADR depositary, in the case of ADSs, receive the dividend, actually or constructively. The dividend will not be eligible for the dividends-received deduction generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations. Distributions in excess of current and accumulated earnings and profits, as determined for U.S. federal income tax purposes, will be treated as a non-taxable return of capital to the extent of your basis in the preference shares or ADSs and thereafter as capital gain. For foreign tax credit purposes, dividends will generally be income from sources outside the United States and will, depending on your circumstances, be either “passive” or “general” income for purposes of computing the foreign tax credit allowable to you.

Capital Gains

Subject to the discussion below under the heading “Passive Foreign Investment Company Considerations”, if you are a U.S. holder and you sell or otherwise dispose of your preference shares or ADSs, you will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference between the amount that you realize and your tax basis in your preference shares or ADSs. Capital gain of a non-corporate U.S. holder that is recognized in a taxable year beginning before January 1, 2011 is generally taxed at a maximum rate of 15% in cases where the holder has a holding period of greater than one year. Thereafter, capital gain of a non-corporate U.S. holder is generally taxed at preferential rates in cases where the holder has a holding period of greater than one year. The gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes.

Passive Foreign Investment Company Considerations

A non-United States corporation will be a passive foreign investment company (a “PFIC”) for any taxable year if either (1) 75% or more of its gross income in the taxable year is passive income or (2) 50% or more of the average value of its assets in the taxable year produces, or is held for the production of, passive income. Based upon certain management estimates and proposed Treasury regulations, Barclays believes that it was not a PFIC for the 2008 taxable year, expects that it was not a PFIC for the 2009 taxable year and expects that it will not be a PFIC in subsequent taxable years. However, since Barclays’ status as a PFIC for any taxable year depends on the composition of Barclays’ income and assets (and the market value of such assets) from time to time, there can be no assurance that Barclays will not be considered a PFIC for any taxable year. If Barclays were considered a PFIC for any taxable year during which you hold preference shares or ADSs, you could be subject to unfavorable tax consequences, including significantly more tax upon a disposition of such preference shares or ADSs or upon receipt of certain dividends from Barclays. In addition, pursuant to recently enacted legislation, U.S. persons who own PFIC stock may be required to file an annual information statement with the Internal Revenue Service.

Medicare Tax

For taxable years beginning after December 31, 2012, a U.S. holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax on the lesser of (1) the U.S. holder’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). A holder’s net investment income will generally include its interest and dividend income, and its net gains from the disposition of debt securities, preference shares and ADSs, unless such interest or dividend income, or net gains, are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the debt securities, preference shares and ADSs.

U.S. Alien Holders

This sub-section describes the tax consequences to a U.S. alien holder of owning and disposing of debt securities, preference shares or ADSs. Undated Subordinated Debt Securities generally will not be treated as debt securities for U.S. federal income tax purposes; the U.S. federal income tax consequences of owning and disposing Undated Subordinated Debt Securities will be discussed in an applicable prospectus supplement. You are a U.S. alien holder if you are a beneficial owner of a debt security, preference share or ADS and you are, for U.S. federal income tax purposes:

•	a non-resident alien individual;

•	a foreign corporation; or

•	an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from a preference share, ADS or debt security.

If you are a U.S. holder, this sub-section does not apply to you.

Interest on Debt Securities and Dividends on Preference Shares or ADSs. If you are a U.S. alien holder, interest paid to you with respect to debt securities and dividends paid to you in respect of your preference shares or ADSs will not be subject to U.S. federal income tax unless the interest or dividends are “effectively connected” with your conduct of a trade or business within the United States (or are treated as such), and, if required by an applicable income tax treaty as a condition for subjecting you to U.S. taxation on a net income basis, the interest or dividends are attributable to a permanent establishment that you maintain in the United States. In such cases you generally will be taxed in the same manner as a U.S. holder. If you are a corporate U.S. alien holder, “effectively connected” interest or dividends may, under certain circumstances, be subject to an additional “branch profits tax” at a rate of 30% or a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Disposition of the Debt Securities, Preference Shares or ADSs. If you are a U.S. alien holder, you generally will not be subject to U.S. federal income tax on gain realized on the sale, exchange or retirement of your debt security, preference share or ADS unless:

•

the gain is effectively connected with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States if that is required by an applicable income tax treaty as a condition for subjecting you to U.S. taxation on a net income basis; or

•	you are an individual, you are present in the United States for 183 or more days during the taxable year in which the gain is realized and certain other conditions exist.

If you are a corporate U.S. alien holder, “effectively connected” gains that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Information with Respect to Foreign Financial Assets

Under recently enacted legislation, individuals that own “specified foreign financial assets” with an aggregate value in excess of $50,000 in taxable years beginning after March 18, 2010 will generally be required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” include any financial accounts maintained by foreign financial institutions, as well as any of the following, but only if they are not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons, (ii) financial instruments and contracts held for investment that have non-U.S. issuers or counterparties, and (iii) interests in foreign entities. Individuals are urged to consult their tax advisors regarding the application of this legislation to their ownership of the debt securities, preference shares and ADSs.

Information Reporting and Backup Withholding

In general, if you are a non-corporate U.S. holder, information reporting requirements, on Internal Revenue Service Form 1099, generally will apply to:

•

payments of principal, any premium and interest, and the accrual of OID on a debt security and dividends or other taxable distributions with respect to a preference share or an ADS within the United States, including payments made by wire transfer from outside the United States to an account you maintain in the United States; and

•	the payment of the proceeds from the sale of a debt security, preference share or ADS effected at a U.S. office of a broker.

Additionally, backup withholding will apply to such payments, including payments of OID, if you are a non-corporate U. S. holder that:

•

fails to provide an accurate taxpayer identification number, is notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns; or

•	in certain circumstances, fails to comply with applicable certification requirements.

Pursuant to recently enacted legislation, certain payments in respect of debt securities, preference shares and ADSs made to corporate U.S. holders may be subject to information reporting and backup withholding.

If you are a U.S. alien holder, you are generally exempt from backup withholding and information reporting requirements with respect to:

•	payments of principal and interest on a debt security or dividends with respect to a preference share or ADS made to you outside the United States by us or another non-U.S. payor; and

•

other payments of principal, interest and dividends and the payment of the proceeds from the sale of a debt security, preference share or ADS effected at a U.S. office of a broker, as long as the income associated with such payments is otherwise exempt from U.S. federal income tax; and:

•	the payor or broker does not have actual knowledge or reason to know that you are a U.S. person and you have furnished to the payor or broker:

•	an appropriate Internal Revenue Service Form W-8 or an acceptable substitute form upon which you certify, under penalties of perjury, that you are not a U.S. person; or

•	other documentation upon which it may rely to treat the payments as made to a non-U.S. person in accordance with U.S. Treasury regulations; or

•	you otherwise establish an exemption.

Payment of the proceeds from the sale of a debt security, preference share or ADS effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of a debt security, preference share or ADS that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

•	the proceeds are transferred to an account maintained by you in the United States;

•	the payment of proceeds or the confirmation of the sale is mailed to you at a U.S. address; or

•	the sale has some other specified connection with the United States as provided in U.S. Treasury regulations;

unless the broker does not have actual knowledge or reason to know that you are a U.S. person and the documentation requirements described above are met or you otherwise establish an exemption.

In addition, a sale of a debt security, preference share or ADS effected at a foreign office of a broker will be subject to information reporting if the broker is:

•	a U.S. person;

•	a controlled foreign corporation for U.S. tax purposes;

•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a U.S. trade or business for a specified three-year period;

•	a foreign partnership, if at any time during its tax year:

•	one or more of its partners are “U.S. persons”, as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership; or

•	such foreign partnership is engaged in the conduct of a U.S. trade or business,

unless the broker does not have actual knowledge or reason to know that you are a U.S. person and the documentation requirements described above are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a U.S. person.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the United States Internal Revenue Service.

United Kingdom Taxation

The following paragraphs summarize certain United Kingdom withholding and other tax considerations with respect to the acquisition, ownership and disposition of the debt securities, preference shares and ADSs described in this prospectus by persons who are the absolute beneficial owners of their debt securities, preference shares or ADSs (as the case may be) and who are neither (a) resident in the United Kingdom for United Kingdom tax purposes nor

(b) hold debt securities, preference shares or ADSs in connection with any trade or business carried on in the United Kingdom through any branch, agency or permanent establishment in the United Kingdom. It is based upon the opinion of Clifford Chance LLP, our United Kingdom solicitors. Certain United Kingdom tax considerations with respect to the warrants will be described in the applicable pricing supplement. This summary is based on current United Kingdom law and Her Majesty’s Revenue & Customs (“HMRC”) practice and the provisions of the Double Taxation Treaty between the United Kingdom and the United States (the “Treaty”) of July 24, 2001 (as amended), all of which are subject to change at any time, possibly with retrospective effect.

This summary is not comprehensive and does not deal with the position of United Kingdom resident persons or with that of persons who are resident outside the United Kingdom who carry on a trade, profession or vocation in the United Kingdom through a branch, agency or permanent establishment in the United Kingdom through or for the purposes of which their debt securities, preference shares or ADSs are used or held. Additionally the summary may not apply to certain classes of persons, such as dealers in securities. The summary below assumes that debt securities will not be issued or transferred to any depositary receipt system and that holders of ADSs will in practice be treated for the purposes of United Kingdom tax as beneficial owners of the preference shares represented by the ADSs.

You should consult your own tax advisors concerning the consequences of acquiring, owning and disposing of debt securities, preference shares and ADSs in your particular circumstances, including the applicability and effect of the Treaty.

Debt Securities

Payments of Interest. If the interest on the debt securities does not have a United Kingdom source, no withholding or deduction for or on account of United Kingdom tax will be made from payments of interest on the debt securities.

Interest on the debt securities may, however, constitute United Kingdom source income for United Kingdom tax purposes. Even if the interest does have a United Kingdom source, debt securities that carry a right to interest will constitute “quoted Eurobonds” within the meaning of Section 987 of the Income Tax Act 2007 (the “ITA”), provided they are and continue to be listed on a “recognized stock exchange” within the meaning of Section 1005 of the ITA. Accordingly, payments of interest (including payments of premium, if any, to the extent such premium, or any part of such premium, constitutes interest for United Kingdom tax purposes) on the debt securities made by us or any paying agent (or received by any collecting agent) may be made (or received, as the case may be) without withholding or deduction for or on account of United Kingdom income tax provided the debt securities are listed on a recognized stock exchange at the time the interest is paid.

Interest on debt securities having a maturity of not more than 364 days from the date of issue may also be paid without withholding or deduction for or on account of United Kingdom income tax, provided the debt securities are not issued under arrangements the effect of which is to render such debt securities part of a borrowing with a total term of a year or more. In addition to the exemptions described above, interest on the debt securities may be paid without withholding or deduction for or on account of United Kingdom income tax so long as the issuer of the debt securities is authorized for the purposes of the United Kingdom Financial Services and Markets Act 2000 (“FSMA”) and its business consists wholly or mainly of dealing in financial instruments (as defined by Section 984 of the ITA) as principal and so long as such payments are made by the issuer of the debt securities in the ordinary course of that business. We are currently authorized for the purposes of FSMA.

In all other cases, unless the interest on the debt securities is paid by a “bank” (as defined in section 991 of the ITA) in the ordinary course of its business, an amount must be withheld on account of income tax at the basic rate (currently 20%), subject to any such relief as may be available, or subject to any direction to the contrary by HMRC in respect of such relief as may be available pursuant to the provisions of any applicable double tax treaty. In accordance with the published practice of HMRC, interest will be accepted as being paid by a “bank” in the ordinary course of business unless either (i) the borrowing in question conforms to any of the definitions of tier 1, 2 or 3 capital adopted by the FSA, whether or not it actually counts toward tier 1, 2 or 3 capital for regulatory purposes, or (ii) the characteristics of the transaction giving rise to the interest are primarily attributable to an intention to avoid United Kingdom tax. We are currently a “bank” for the purposes of Section 991 of the ITA.

Payments made in respect of the debt securities may be subject to United Kingdom tax by direct assessment even where such payments are paid without withholding or deduction. However, as regards a holder of debt securities who is not resident in the United Kingdom for United Kingdom tax purposes, payments made in respect of the debt securities without withholding or deduction will generally not be subject to United Kingdom tax provided that the relevant holder does not (in the case of an individual) carry on a trade, profession or vocation in the United Kingdom through a branch or agency or (in the case of a company) carry on a trade or business in the United Kingdom through any permanent establishment in the United Kingdom in each case in connection with which the interest is received or to which the debt securities are attributable, in which case (subject to exemptions for interest received by certain categories of agent) tax may be levied on the United Kingdom branch or agency, or permanent establishment.

Discount. The profit realized on any disposal (which includes redemption) of any Discount Security may attract United Kingdom withholding tax. However, even if it does not, it may be subject to United Kingdom tax by direct assessment to the same extent as interest which has a United Kingdom source and may also be subject to reporting requirements as outlined below under “—Provision of Information”.

Payments other than interest. Where a payment on a debt security does not constitute (or is not treated as) interest for United Kingdom tax purposes, it could potentially be subject to United Kingdom withholding tax if, for example, it constitutes (or is treated as) an annual payment, a manufactured payment, rent or royalties for United Kingdom tax purposes (which will be determined by, amongst other things, the terms and conditions specified in the pricing supplement of the debt securities). In such a case, the payment may fall to be made under deduction of United Kingdom tax (the rate of withholding depending on the nature of the payment), subject to any exemption from withholding which may apply and to such relief as may be available under the provisions of any applicable double tax treaty. Holders of debt securities should seek their own professional advice as regards the withholding tax treatment of any payment on the debt securities which does not constitute “interest” or “principal” as those terms are understood in United Kingdom tax law.

Provision of Information. Holders of debt securities should note that the Company or any persons in the United Kingdom paying interest to or receiving interest on behalf of another person may be required to provide certain information to HMRC regarding the identity of the payee or person entitled to the interest and, in certain circumstances, such information may be passed to the tax authorities in other countries.

In addition, on June 3, 2003 the European Council adopted the Directive. Under the Directive, each Member State of the EU is required to provide to the tax authorities of another Member State details of payments of interest or other similar income paid by a person within its jurisdiction to, or collected by such a person for, an individual resident or certain limited types of entity established in that other Member State; however, for a transitional period, Austria, Belgium and Luxembourg have been authorized to instead apply a withholding system in relation to such payments, deducting tax at rates rising over time to 35 percent. The transitional period is to terminate at the end of the first full fiscal year following agreement by certain non-EU countries to the exchange of information relating to such payments. As from January 1, 2010, Belgium has replaced this withholding system with the information exchange system as provided for under the Directive.

A number of non-EU countries, and certain dependent or associated territories of certain Member States, have adopted similar measures (either provision of information or transitional withholding) in relation to payments made by a person within its jurisdiction to, or collected by such a person for, an individual resident or certain limited types of entity established in a Member State. In addition, the Member States have entered into provision of information or transitional withholding arrangements with certain of those dependent or associated territories in relation to payments made by a person in a Member State to, or collected by such a person for, an individual resident or certain limited types of entity established in one of those territories.

Investors should note that the European Commission has announced proposals to amend the Directive in order to improve its effectiveness. The proposed amendments, if implemented, would, inter alia, extend the scope of the Directive so as to cover (i) a wider range of income similar to interest, and (ii) payments made through certain types of entity (whether or not established in a Member State) for the ultimate benefit of an EU resident individual.

Disposal (including Redemption), Accruals and Changes in Value. A holder of debt securities who is neither resident nor (in the case of an individual) ordinarily resident in the United Kingdom will not be liable to United Kingdom taxation in respect of a disposal (including redemption) of a debt security, any gain accrued in respect of a debt security or any change in the value of a debt security unless the holder carries on a trade, profession or vocation in the United Kingdom through a branch or agency or, in the case of a company, through a permanent establishment and the debt security was used in or for the purposes of this trade, profession or vocation or acquired for the use by or for the purposes of the branch or agency or permanent establishment.

Inheritance Tax. A holder of debt securities who is an individual domiciled outside the United Kingdom will generally not be liable to United Kingdom inheritance tax in respect of his holding of debt securities. This will be the case provided that any register of the debt securities is held outside the United Kingdom and the securities are only enforceable outside the United Kingdom. If no register is maintained, there may be a liability to inheritance tax if the debt securities are held or enforceable in the United Kingdom, and this may also be the case if the debt securities are registered and the only register which is maintained is maintained in the United Kingdom. If this is the case, exemption from or reduction in any United Kingdom inheritance tax liability may be available for U.S. holders under the Estate Tax Treaty made between the United Kingdom and the United States. Holders should note that “domicile” usually has an extended meaning in respect of inheritance tax, so that a person who has been resident for tax purposes in the United Kingdom for 17 out of a period of 20 years ending with the current year will be regarded as domiciled in the United Kingdom.

Issue of debt securities—Stamp Duty. No United Kingdom stamp duty will generally be payable on the issue of debt securities provided that, in the case of bearer debt securities, a statutory exemption applies, such as the exemption for debt securities which constitute “loan capital” for the purposes of section 78(7) of the Finance Act 1986 or which are denominated in a currency other than sterling.

Issue of debt securities—Stamp Duty Reserve Tax. No United Kingdom stamp duty reserve tax will be payable on the issue of debt securities unless the debt securities are issued directly to the provider of a clearance service or its nominee. In that case, stamp duty reserve tax may be chargeable at the rate of 1.5% of the issue price of the debt securities.

This charge will arise unless either (a) a statutory exemption is available or (b) the clearance service has made an election under section 97A of Finance Act 1986 which applies to the relevant debt securities. A statutory exemption from the charge will be available (i) if the relevant debt securities constitute “exempt loan capital” (see below, under “—Transfer of debt securities—Stamp Duty”), or (ii) for certain bearer securities provided certain conditions are satisfied.

If this charge arises, the clearance service operator or its nominee will strictly be accountable for the stamp duty reserve tax, but in practice it will generally be reimbursed by participants in the clearance service.

Transfers of debt securities—Stamp Duty. No liability for United Kingdom stamp duty will arise on a transfer of, or an agreement to transfer, full legal and beneficial ownership of any debt securities, provided that the debt securities constitute “exempt loan capital”. Broadly, “exempt loan capital” is “loan capital” for the purposes of section 78(7) of the Finance Act 1986 which does not carry or (in the case of (ii), (iii) and (iv) below) has not at any time prior to the relevant transfer or agreement carried any of the following rights:

(i)	a right of conversion into shares or other securities, or to the acquisition of shares or other securities, including loan capital of the same description;

(ii)	a right to interest the amount of which exceeds a reasonable commercial return on the nominal amount of the capital;

(iii)	a right to interest the amount of which falls or has fallen to be determined to any extent by reference to the results of, or of any part of, a business or to the value of any property; or

(iv)	a right on repayment to an amount which exceeds the nominal amount of the capital and is not reasonably comparable with what is generally repayable (in respect of a similar nominal amount of capital) under the terms of issue of loan capital listed in the Official List of the Financial Services Authority acting in its capacity as the competent authority for the purposes of Part VI of the FSMA.

Even if a debt security does not constitute exempt loan capital (a “Non-Exempt Debt Security”), no stamp duty will arise on transfer of the debt security if the debt security is held within a clearing system and the transfer is effected by electronic means, without executing any written transfer of, or written agreement to transfer, the debt security.

However if a Non-Exempt Debt Security is transferred by means of a written instrument, or a written agreement is entered into to transfer an interest in the debt security where such interest falls short of full legal and beneficial ownership of the debt security, the relevant instrument or agreement may be liable to stamp duty (at the rate of 0.5% of the consideration, rounded up if necessary to the nearest multiple of £5). If there is no U.K. register and the relevant instrument or agreement is executed and retained outside the United Kingdom at all times, no stamp duty should, in practice, need to be paid on such document. However, in the event that the relevant document is executed in or brought into the United Kingdom for any purpose, then stamp duty may be payable. Interest may also be payable on the amount of such stamp duty, unless the document is duly stamped within 30 days after the day on which it was executed. Penalties for late stamping may also be payable on the stamping of such document (in addition to interest) unless the document is duly stamped within 30 days after the day on which it was executed or, if the instrument was executed outside the United Kingdom, within 30 days of it first being brought into the United Kingdom. However, no stamp duty will be payable on any such written transfer, or written agreement to transfer, if the amount or value of the consideration for the transfer is £1,000 or under, and the document contains a statement that the transfer does not form part of a larger transaction or series of transactions in respect of which the amount or value, or aggregate amount or value, of the consideration exceeds £1,000.

In addition to the above, if a Non-Exempt Debt Security is in registered form, and the debt security is transferred, or agreed to be transferred, to a clearance service provider or its nominee, stamp duty may be chargeable (at the rate of 1.5% of the consideration for the transfer or, if none, of the value of the relevant debt securities, rounded up if necessary to the nearest multiple of £5) on any document effecting, or containing an agreement to effect, such a transfer.

If a document is subject to stamp duty, it may not be produced in civil proceedings in the United Kingdom, and may not be available for any other purpose in the United Kingdom, until the stamp duty (and any interest and penalties for late stamping) have been paid.

Transfers of debt securities—Stamp Duty Reserve Tax. No stamp duty reserve tax will be chargeable on the transfer of, or on an agreement to transfer, full legal and beneficial ownership of a debt security which constitutes “exempt loan capital”.

If a debt security is a “Non-Exempt Debt Security”, stamp duty reserve tax (at the rate of 0.5% of the consideration) may be chargeable on an unconditional agreement to transfer the debt security. An exemption from the charge is available for certain securities in bearer form, provided certain conditions are satisfied. In addition, an exemption from the charge will be available if the debt securities are held within a clearance service, provided the clearance service has not made an election pursuant to section 97A of the Finance Act 1986 which applies to the relevant debt securities. Any liability to stamp duty reserve tax which arises on such an agreement may be removed if a transfer is executed pursuant to the agreement and either no stamp duty is chargeable on that transfer or the transfer is duly stamped within the prescribed time limits. Where stamp duty reserve tax arises, subject to certain exceptions, it is normally the liability of the purchaser or transferee of the debt securities.

In addition to the above, stamp duty reserve tax may be chargeable (at the rate of 1.5% of the consideration for the transfer or, if none, of the value of the relevant debt security) on the transfer of a Non-Exempt Debt Security to the provider of a clearance service or its nominee. This charge will arise unless either (a) a statutory exemption is available or (b) the clearance service has made an election under section 97A of Finance Act 1986 which applies to the relevant debt securities. A statutory exemption from the charge will be available for certain bearer securities provided certain conditions are satisfied. If this charge arises, the clearance service operator or its nominee will strictly be accountable for the stamp duty reserve tax, but in practice it will generally be reimbursed by participants in the clearance service.

Redemption of debt securities—Stamp Duty and Stamp Duty Reserve Tax. No stamp duty or stamp duty reserve tax will generally be payable on the redemption of debt securities, provided no issue or transfer of shares or other securities is effected upon or in connection with such redemption.

Preference Shares and ADSs

Dividends. No withholding or deduction for or on account of United Kingdom tax will be made from payments of dividends on the preference shares or ADSs.

Holders of preference shares or ADSs who (a) are not resident in the United Kingdom for United Kingdom tax purposes and (b) who do not, in the case of individuals, carry on a trade, profession or vocation in the United Kingdom or, in the case of companies, carry on a trade or business in the United Kingdom through a permanent establishment in the United Kingdom in connection with which the dividend is received or to which the preference shares or ADSs are attributable in the United Kingdom and who receive a dividend from us will not have any further United Kingdom tax to pay in respect of such dividend. Holders of preference shares or ADSs will not normally be able to claim any additional payment in respect of the dividend from HMRC under any applicable double tax treaty; in particular, holders who are resident in the United States for tax purposes will not be able to claim any additional payment in respect of the dividend from HMRC under the Treaty.

Disposals. Holders of preference shares or ADSs who are neither resident nor (in the case of an individual) ordinarily resident in the United Kingdom will not normally be liable for United Kingdom tax on income or chargeable gains (or for any other United Kingdom tax upon a disposal or deemed disposal of or other return from preference shares or ADSs) unless they carry on a trade, profession or vocation in the United Kingdom through a branch or agency or, in the case of a company, through a permanent establishment, and the preference shares or ADSs are or have been used or held by or for the purposes of this trade, profession or vocation or acquired for the use and used by or for the purposes of the branch or agency or permanent establishment, in which case such holders of preference shares or ADSs might, depending on individual circumstances, be liable to United Kingdom tax on chargeable gains on any disposal (or deemed disposal) of preference shares or ADSs.

Inheritance Tax. Where the preference shares or ADSs are not situate in the United Kingdom, beneficial owners of such preference shares or ADSs who are individuals not domiciled in the United Kingdom will not be subject to United Kingdom inheritance tax in respect of such preference shares or ADSs. Where the preference shares or ADSs are situate in the United Kingdom, beneficial owners of such preference shares or ADSs who are individuals may be subject to United Kingdom inheritance tax in respect of such preference shares or ADSs on the death of the individual or, in some circumstances, if the preference shares or ADSs are the subject of a gift, including a transfer at less than full market value, by that individual. It is not clear whether the situs of an ADS for U.K. inheritance tax purposes is determined by the place where the depositary is established and records the entitlements of the depositholders, or by the situs of the underlying share which the ADS represents.

Inheritance tax is not generally chargeable on gifts to individuals made more than seven years before the death of the donor.

Subject to limited exclusions, gifts to settlements (which would include, very broadly, private trust arrangements) or to companies may give rise to an immediate inheritance tax charge. Preference shares or ADSs held in settlements may also be subject to inheritance tax charges periodically during the continuance of the settlement, on transfers out of the settlement or on certain other events. Investors should take their own professional advice as to whether any particular arrangements constitute a settlement for inheritance tax purposes.

Stamp Duty and Stamp Duty Reserve Tax. Any documentary transfer of, or documentary agreement to transfer, any preference share or any interest in any preference share will generally be liable to United Kingdom stamp duty, generally at the rate of 0.5% of the amount or value of the consideration for the transfer (rounded up to the next multiple of £5 in the case of stamp duty). Stamp duty will not be chargeable on any document effecting a transfer, or document containing an agreement to transfer the preference shares where the amount or value of the consideration for the transfer is £1,000 or under £1,000, and the document effecting the transfer contains a statement that the transfer does not form part of a larger transaction or series of transactions in respect of which the amount or value, or the aggregate amount or value, of the consideration exceeds £1,000. Stamp duty is usually the liability of the purchaser or transferee of the shares. An unconditional agreement to transfer such preference shares will also generally be subject to stamp duty reserve tax, generally at the rate of 0.5% of the amount or value of the consideration for the transfer, but such liability will be cancelled, or, if already paid, refunded, if the agreement is completed by a duly stamped transfer within six years of the agreement having become unconditional. Stamp duty reserve tax is normally the liability of the purchaser or transferee of the shares.

Where we issue preference shares, or a holder of preference shares transfers such preference shares, to an ADR issuer, a liability for United Kingdom stamp duty or stamp duty reserve tax at the rate of 1.5% (rounded up to the next multiple of £5 in the case of stamp duty) of either the issue price or, in the case of a transfer, the amount or value of the consideration for the transfer, or the value of the preference shares, may arise. Any such liability for United Kingdom stamp duty or stamp duty reserve tax will strictly be the liability of the ADR issuer (or their nominee or agent). However, in practice, (i) where preference shares are issued to an ADR issuer, we will reimburse the ADR issuer or otherwise bear the cost and (ii) where preference shares are transferred to an ADR issuer, the liability for payment of the United Kingdom stamp duty or stamp duty reserve tax will depend on the arrangements in place between the seller, the ADR issuer and the purchaser.

Where we issue preference shares, or a holder of preference shares transfers such preference shares, to a person providing clearance services (or their nominee or agent) and where the person providing clearance services has not made an election under section 97A Finance Act 1986, a liability for United Kingdom stamp duty or stamp duty reserve tax at the rate of 1.5% (rounded up to the next multiple of £5 in the case of stamp duty) of either the issue price or, in the case of a transfer, the amount or value of the consideration for the transfer, or the value of the preference shares, may arise. Any such liability for United Kingdom stamp duty or stamp duty reserve tax will strictly be the liability of the person providing clearance services (or their nominee or agent). However, in practice, (i) where preference shares are issued to a person providing clearance services (or their nominee or agent), we will reimburse the person providing clearing services or otherwise bear the cost and (ii) where preference shares are transferred to a person providing clearance services (or their nominee or agent), the liability for payment of the United Kingdom stamp duty or stamp duty reserve tax will depend on the arrangements in place between the seller, the person providing clearance services and the purchaser. Transfers of preference shares within a clearance system are generally outside the scope of stamp duty as long as there is no instrument of transfer, and are exempt from stamp duty reserve tax.

Where we issue preference shares, or a holder of preference shares transfers such preference shares, to a person providing clearance services (or their nominee or agent), and that person has made an election under section 97A Finance Act 1986, there will be no liability for United Kingdom stamp duty or stamp duty reserve tax at the rate of 1.5% of either the issue price or, in the case of a transfer, the amount or value of the consideration for the transfer, or the value of the preference shares. However, in such case, a liability for United Kingdom stamp duty or stamp duty reserve tax at a rate of 0.5% may arise on the transfer of, or agreement to transfer, preference shares within the clearance system (as set out in the first paragraph under the heading “Stamp Duty and Stamp Duty Reserve Tax”).

No liability for stamp duty or stamp duty reserve tax will arise on a transfer of ADSs, provided that any document that effects such transfer is not executed in the United Kingdom and that it remains at all subsequent times outside the United Kingdom. An agreement to transfer ADSs will not give rise to a liability for stamp duty reserve tax.

Stamp Duty Reserve Tax—Recent European Court of Justice (“ECJ”) Decision. The ECJ gave its decision in the case of HSBC Holdings plc, Vidacos Nominees Ltd v The Commissioners of Her Majesty’s Revenue & Customs (Case C – 596/07) on October 1, 2009. In summary, it stated that the 1.5% charge to stamp duty reserve tax on the issue of shares into a clearance service is incompatible with the EC Capital Duty Directive. Subsequent to this decision, HMRC issued a press release stating that, with effect from October 1, 2009, it will not seek to apply a 1.5% stamp duty reserve tax charge on the issue of shares into a clearance service within the EU. Our understanding is that this approach will apply with respect to shares issued into Euroclear Bank S.A./N.V. and Clearstream Banking, Luxembourg. A number of related points, however, remain unclear, including:

(i)	HMRC maintain that the application of the 1.5% stamp duty reserve tax charge on the issue of shares into a clearance service or a depositary receipts service outside the EU is not contrary to EU law. This point is likely to be the subject of litigation in the future. Pending the outcome of such litigation, the compatibility of the 1.5% charge with EU law in these circumstances is unclear.

(ii)	Neither the decision in the HSBC Holdings case, nor the HMRC press release, deals with instruments other than shares. There would seem to be no material distinction between shares and other types of instruments raising fresh capital in this context, and so this point may also be the subject of litigation and/or further clarification by HMRC in the future.

(iii)	The ECJ made no express comment with respect to the compatibility with EC law of the 1.5% stamp duty reserve tax charge on the transfer of existing securities to a clearance service or depositary receipt service (whether within the EU or otherwise). The position, in this regard, is also therefore unclear.

HMRC has also stated in their press release that the U.K. government’s policy position remains that transactions involving U.K. shares should bear their fair share of tax and that they are considering further changes to the stamp duty reserve tax regime in the light of the HSBC Holdings decision. Such changes may affect any aspects of the stamp duty and stamp duty reserve tax regimes but the 1.5% charges to stamp duty and stamp duty reserve tax would seem particularly likely to be affected.

PLAN OF DISTRIBUTION

Initial Offering and Issue of Securities

We may issue all or part of the securities from time to time, in terms determined at that time, through underwriters, dealers and/or agents, directly to purchasers or through a combination of any of these methods. We will set forth in the applicable prospectus supplement:

•	the terms of the offering of the securities;

•	the names of any underwriters, dealers or agents involved in the sale of the securities;

•	the principal amounts of securities any underwriters will subscribe for;

•	any applicable underwriting commissions or discounts which shall be no more than 3% of the proceeds from the offering; and

•	our net proceeds.

If we use underwriters in the issue, they will acquire the securities for their own account and they may effect distribution of the securities from time to time in one or more transactions. These transactions may be at a fixed price or prices, which they may change, or at prevailing market prices, or related to prevailing market prices, or at negotiated prices. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or underwriters without a syndicate. Unless the applicable prospectus supplement specifies otherwise, the underwriters’ obligations to subscribe for the securities will depend on certain conditions being satisfied. If the conditions are satisfied, the underwriters will be obligated to subscribe for all of the securities of the series, if they subscribe for any of them. The initial public offering price of any securities and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

If we use dealers in the issue, unless the applicable prospectus supplement specifies otherwise, we will issue the securities to the dealers as principals. The dealers may then sell the securities to the public at varying prices that the dealers will determine at the time of sale.

We may also issue securities through agents we designate from time to time, or we may issue securities directly. The applicable prospectus supplement will name any agent involved in the offering and issue of the securities, and will also set forth any commissions that we will pay. Unless the applicable prospectus supplement indicates otherwise, any agent will be acting on a best efforts basis for the period of its appointment. Agents through whom we issue securities may enter into arrangements with other institutions with respect to the distribution of the securities, and those institutions may share in the commissions, discounts or other compensation received by our agents, may be compensated separately and may also receive commissions from the purchasers for whom they may act as agents.

In connection with the issue of securities, underwriters may receive compensation from us or from subscribers of securities for whom they may act as agents. Compensation may be in the form of discounts, concessions or commissions. Underwriters may sell securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters. Dealers may also receive commissions from the subscribers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the sale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. The prospectus supplement will identify any underwriter or agent, and describe any compensation that we provide.

If the applicable prospectus supplement so indicates, we will authorize underwriters, dealers or agents to solicit offers to subscribe the securities from institutional investors. In this case, the prospectus supplement will also indicate on what date payment and delivery will be made. There may be a minimum amount which an institutional investor may subscribe, or a minimum portion of the aggregate principal amount of the securities which may be issued by this type of arrangement. Institutional investors may include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and any other institutions we may approve. The subscribers’ obligations under delayed delivery and payment arrangements will not be subject to any conditions; however, the institutional investors’ subscription of particular securities must not at the time of delivery be prohibited under the laws of any relevant jurisdiction in respect, either of the validity of the arrangements, or the performance by us or the institutional investors under the arrangements.

We may enter into agreements with the underwriters, dealers and agents who participate in the distribution of the securities that may fully or partially indemnify them against some civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, or be affiliates of Barclays PLC and the Barclays Bank Group in the ordinary course of business.

Barclays Capital Inc. is a subsidiary of Barclays PLC and may participate in one or more offerings of our securities. Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc., as administered by the Financial Industry Regulatory Authority (“FINRA”) (or any successor rule thereto) (“Rule 2720”), imposes certain requirements when a FINRA member, such as Barclays Capital Inc., distributes an affiliated company’s securities, such as our securities. Barclays Capital Inc. has advised us that each particular offering of securities in which it participates will comply with the applicable requirements of Rule 2720.

Barclays Capital Inc. will not confirm initial issues to accounts over which it exercises discretionary authority without the prior written approval of the customer.

Selling Restrictions

Unless the applicable prospectus supplement specifies otherwise, we will not offer the securities or any investments representing securities, including ADSs or ADRs, of any series to the public in the United Kingdom or any member state of the European Economic Area (“EEA”) which has implemented Directive 2003/71/EC (the “Prospectus Directive”).

Selling Restrictions Addressing United Kingdom Securities Laws

Unless otherwise specified in any agreement between us and the underwriters, dealers and/or agents in relation to the distribution of the securities or any investments representing securities, including ADSs or ADRs, of any series and subject to the terms specified in the agreement, any underwriter, dealer or agent in connection with an offering of securities or any investments representing securities, including ADSs or ADRs, of any series will confirm and agree that:

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act (the “FSMA”)) received by it in connection with the issue or sale of any securities or any investments representing securities, including ADSs or ADRs, in circumstances in which Section 21(1) of the FSMA would not, if we were not an “authorized person” under the FSMA, apply to us; and

•

it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities, or any investments representing securities, including ADSs and ADRs in, from or otherwise involving the United Kingdom.

Public Offer Selling Restriction Under The Prospectus Directive

Unless otherwise specified in any agreement between us and the underwriters, dealers and/or agents in relation to the distribution of the securities or any investments representing securities, including ADSs or ADRs, of any series and subject to the terms specified in the agreement, in relation to each member state of the European Economic Area which has implemented the Prospectus Directive, any underwriter, dealer or agent in connection with an offering of securities or any investments representing securities, including ADSs or ADRs, of any series will confirm and agree that with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the “relevant implementation date”) it has not made and will not make an offer of any securities or any investments representing securities which are the subject of the offering contemplated by the prospectus as completed by the prospectus supplement in relation thereto to the public in that relevant member state except that it may, with effect from and including the relevant implementation date, make an offer of the securities to the public in that relevant member state:

•

if the relevant prospectus supplement in relation to the securities specifies that an offer of those securities may be made other than pursuant to Article 3(2) of the Prospectus Directive in that relevant member state (a non-exempt offer), following the date of publication of a prospectus in relation to such securities which has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, provided that any such prospectus has subsequently been completed by the prospectus supplement contemplating such non-exempt offer, in accordance with the Prospectus Directive, in the period beginning and ending on the dates specified in such prospectus supplement;

•	at any time to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•

at any time to any legal entity which has two or more of (i) an average of at least 250 employees during the last financial year; (ii) a total balance sheet of more than €43,000,000 and (iii) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•

at any time to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the relevant underwriters, dealers and/or agents nominated by us for any such offer; or

•	at any time in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of securities referred to in the second to fifth bullet points above shall require us or any underwriter, dealer and/or agent to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

The expression “an offer of any securities or any investments representing securities to the public” in relation to such securities or investments in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securities or investments to be offered so as to enable an investor to decide to purchase or subscribe the securities or investments, as the same may be varied in that member state by any measure implementing the Prospectus Directive in that member state.

Market-Making Resales

This prospectus may be used by Barclays Capital Inc. in connection with offers and sales of the securities in market-making transactions. In a market-making transaction, Barclays Capital Inc. may resell a security it acquires from other holders, after the original offering and sale of the security. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, Barclays Capital Inc. may act as principal, or agent, including as agent for the counterparty in a transaction in which Barclays Capital Inc. acts as principal, or as agent for both counterparties in a transaction in which Barclays Capital Inc. does not act as principal. Barclays Capital Inc. may receive compensation in the form of discounts and commissions, including from both counterparties in some cases. Other affiliates of Barclays Bank PLC may also engage in transactions of this kind and may use this prospectus for this purpose.

The indeterminate aggregate initial offering price relates to the initial offering of the securities described in the prospectus supplement. This amount does not include securities sold in market-making transactions. The latter include securities to be issued after the date of this prospectus, as well as securities previously issued.

Barclays Bank PLC may receive, directly or indirectly, all or a portion of the proceeds of any market making transactions by Barclays Capital Inc. and its other affiliates.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless we or an agent informs you in your confirmation of sale that your security is being purchased in its original offering and sale, you may assume that you are purchasing your security in a market-making transaction.

Matters Relating to Initial Offering and Market-Making Resales

Each series of securities will be a new issue, and there will be no established trading market for any security prior to its original issue date. We may choose not to list a particular series of securities on a securities exchange or quotation system. We have been advised by Barclays Capital Inc. that it intends to make a market in the securities, and any underwriters to whom we sell securities for public offering or broker-dealers may also make a market in those securities. However, neither Barclays Capital Inc. nor any underwriter or broker-dealer that makes a market is obligated to do so, and any of them may stop doing so at any time without notice. We cannot give any assurance as to the liquidity of the trading market for the securities.

Unless otherwise indicated in the applicable prospectus supplement or confirmation of sale, the purchase price of the securities will be required to be paid in immediately available funds in New York City.

In this prospectus or any accompanying prospectus supplement, the terms “this offering” means the initial offering of securities made in connection with their original issuance. This term does not refer to any subsequent resales of securities in market-making transactions.

SERVICE OF PROCESS AND

ENFORCEMENT OF LIABILITIES

We are an English public limited company. Substantially all of our directors and executive officers and a number of the experts named in this document are non-residents of the United States. All or a substantial portion of the assets of those persons are located outside the United States. Most of our assets are located outside of the United States. As a result, it may not be possible for you to effect service of process within the United States upon those persons or to enforce against them judgments of U.S. courts based upon the civil liability provisions of the federal securities laws of the United States. We have been advised by our English solicitors, Clifford Chance LLP, that there is doubt as to the enforceability in the United Kingdom, in original actions or in actions for enforcement of judgments of U.S. courts, of liabilities based solely upon the federal securities laws of the United States.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act. Accordingly, we file jointly with Barclays PLC, reports and other information with the SEC.

The SEC maintains an internet site at http://www.sec.gov that contains reports and other information we file electronically with the SEC. You may also inspect and copy reports and other information that we file with the SEC at the public reference facilities maintained at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of such material may be obtained by mail from the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549 at prescribed rates. In addition, you may inspect and copy that material at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which some of our securities are listed.

We will furnish to the debt trustee and warrant trustee referred to under “Description of Debt Securities” and “Description of Warrants” annual reports, which will include a description of operations and annual audited consolidated financial statements prepared in accordance with IFRS. We will also furnish to the debt trustee and warrant trustee interim reports that will include unaudited interim summary consolidated financial information prepared in accordance with IFRS. We will furnish to the debt trustee and warrant trustee all notices of meetings at which holders of securities are entitled to vote, and all other reports and communications that are made generally available to those holders.

FURTHER INFORMATION

We have filed with the SEC a registration statement on Form F-3 with respect to the securities offered with this prospectus. This prospectus is a part of that registration statement and it omits some information that is contained in the registration statement. You can access the registration statement together with exhibits on the internet site maintained by the SEC at http://www.sec.gov or inspect these documents at the offices of the SEC in order to obtain that additional information about us and about the securities offered with this prospectus.

VALIDITY OF SECURITIES

If stated in the prospectus supplement applicable to a specific issuance of debt securities or warrants, the validity of such securities under New York law may be passed upon for us by our U.S. counsel, Sullivan & Cromwell LLP. If stated in the prospectus supplement applicable to a specific issuance of debt securities or warrants, the validity of such securities under English law may be passed upon by our English solicitors, Clifford Chance LLP. Sullivan & Cromwell LLP may rely on the opinion of Clifford Chance LLP as to all matters of English law and Clifford Chance LLP may rely on the opinion of Sullivan & Cromwell LLP as to all matters of New York law. If this prospectus is delivered in connection with an underwritten offering, the validity of the debt securities or warrants may be passed upon for the underwriters by United States and English counsel for the underwriters specified in the related prospectus supplement. If no English counsel is specified, such U.S. counsel to the underwriters may also rely on the opinion of Clifford Chance LLP as to certain matters of English law.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report of Barclays PLC and Barclays Bank PLC on Form 20-F for the year ended December 31, 2009 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is a statement of the expenses (all of which are estimated), other than any underwriting discounts and commission and expenses reimbursed by us, to be incurred in connection with a distribution of an assumed amount of $100,000,000 of securities registered under this Registration Statement:

Securities and Exchange Commission registration fee	$(1)
Printing and engraving expenses	40,000
Legal fees and expenses	95,000
Accountants’ fees and expenses	105,000
Trustee fees and expenses	10,000
ADR Depositary’s fees and expenses	15,000
Miscellaneous	20,000

Total	$285,000

(1)	Deferred in accordance with Rule 456(b) and 457(r) under the Securities Act.

$1,000,000,000 7.75% Fixed to Fixed Rate

Contingent Capital Notes due April 2023 Callable April 2018

Barclays Bank PLC

Prospectus Supplement

April 3, 2013

(to Prospectus dated August 31, 2010)

Global Coordinator, Sole Structuring Adviser and Bookrunner

Barclays

Joint Bookrunners

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